UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
SYSCO CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Sysco®

At the heart of food and service

2024 PROXY STATEMENT

SYSCO CORPORATION // 2024 Proxy Statement	1

TABLE OF
CONTENTS

2	SYSCO CORPORATION // 2024 Proxy Statement
TABLE OF CONTENTS
1This paragraph contains non-GAAP financial measures, which are denoted as “adjusted.” See pages 29 through 34 in the attached Form 10-K for a reconciliation of these non-GAAP measures to the corresponding GAAP results and an explanation of the adjustments that we have made in order to calculate these adjusted measures.

SYSCO CORPORATION // 2024 Proxy Statement	3

LETTER FROM OUR CHAIR OF THE BOARD & CEO AND LEAD INDEPENDENT DIRECTOR

	Kevin Hourican Chair of the Board and Chief Executive Officer	Larry Glasscock Lead Independent Director
Dear Sysco Stockholder,
On behalf of the Board of Directors, we are pleased to invite you to attend Sysco’s 2024 Annual Meeting of Stockholders
which will take place virtually on November 15, 2024, at 10:00
a.m. (Central Time).
An outline of business to be conducted at the Annual Meeting can be found in the attached Notice of Annual Meeting and
Proxy Statement. As a Stockholder in Sysco, your opinion
matters to us, and we hope we can count on you to review
these materials and to submit your vote to support
management. Full instructions for voting your shares are
contained in this Proxy Statement.
In April 2024, we announced Kevin Hourican’s appointment as
Chair of the Board of Directors, in addition to his role as Chief
Executive Officer ("CEO"). We would like to thank Ed Shirley, our former Chair, for his eight years of service on our Board.
We are thankful for Ed’s significant contributions to Sysco
during his tenure.  As a board, we are focused on maximizing value for you, our Stockholders, delivering strong service to our customers, and creating compelling careers for our colleagues.
Financial Strength in a Complex Economic Environment1
Building on a history of financial strength, in fiscal year 2024 we have once again delivered strong financial results, growing our business more than 1.75x the U.S. foodservice market. We delivered $78.8 billion in revenue for the year, a growth of
3.3%. Additionally, we delivered $3.2 billion of operating
income for the year, a growth of 5.4% and $3.5 billion of
adjusted operating income for the year, a growth of 8.4%; and
adjusted EPS of $4.31 for the year, a growth of 7.5%.
Our robust cash generation, and strong balance sheet, enabled
Sysco to return over $2.2 billion to our stockholders through both dividends and share repurchases. We also ended the
year at 2.7x net debt to adjusted EBITDA, within our
target ratio.
Sysco Positioned to Deliver Results in a Growing Market
With our focus shifting to fiscal year 2025, we have never been more excited about our future and Sysco’s trajectory of strong,

profitable growth. Sysco has an unmatched supply of
competitive assets. Key strengths include the unique offerings of our Specialty companies; and the promising growth
prospects of our International business, where we have
delivered increasingly profitable growth for three successive years. We are confident we will continue our strong success in our national sales segment, and we will make solid progress in strengthening our performance in the local sector. We are
focusing on the right topics within our local business, and those efforts will pay dividends in 2025 and beyond. All told, Sysco has a strong competitive moat, a relentless desire to improve, and a strong customer focus. These attributes will enable
Sysco to grow our market share, profitably, for years to come.
Shareholder Engagement
During the past year, John Hinshaw, Chair of the Corporate
Governance and Nominating Committee, joined Larry
Glasscock in dialogue with Stockholders. Together with
management, meetings took place with holders of
approximately 38% of institutionally held Sysco shares. During these discussions with Stockholders, the topics covered
included the Board’s composition, executive compensation,
and our oversight of sustainability. Additional details about our
Stockholder engagement program can be found within this
Proxy Statement.
We greatly appreciate the time taken by our investors to
provide the Board with valuable insight on how they believe
Sysco can improve, and we look forward to our
continued dialogue.
On behalf of the Board of Directors and Sysco’s Management
Team, it is a great privilege to serve you, our Stockholders, and all Sysco stakeholders. We appreciate your continued trust and support, and are grateful to you for being Sysco stockholders.

Kevin Hourican Chair of the Board and Chief Executive Officer	Larry Glasscock Lead Independent Director

4	SYSCO CORPORATION // 2024 Proxy Statement
NOTICE
of Annual Meeting
of Stockholders
1390 Enclave Parkway
Houston, Texas 77077-2099

November 15, 2024 10:00 A.M. (Central Time)
The Annual Meeting of Stockholders (the “Annual Meeting”) of
Sysco Corporation, a Delaware corporation (“Sysco,” the
“Company,” “we,” “us” or “our”), will be held on Friday,
November 15, 2024, at 10:00 a.m. (Central Time). We are
holding the Annual Meeting in a virtual-only meeting format.
You will not be able to attend the Annual Meeting at a physical location. We believe a virtual meeting will provide all
stockholders a consistent experience and allow you to
participate in the Annual Meeting, regardless of your location.
You will be able to submit questions during the meeting using online tools, providing the opportunity for meaningful
engagement with the Company. For more information about
the virtual-only meeting format, please see Question 5, “How do I attend the Annual Meeting?” on page 94 of the
accompanying Proxy Statement.
Record Date
The record date for the Annual Meeting is September 16, 2024.
Only stockholders of record of the Company’s common stock
(“Common Stock”) at the close of business on the record date will be entitled to receive notice of and to vote during the
Annual Meeting or any adjournment or postponement thereof.
Voting Your Proxy
For instructions on voting, please refer to the notice you
received in the mail or, if you requested a hard copy of the
Proxy Statement, on your enclosed proxy card. To cast your
vote during the Annual Meeting, you will need to enter the 16-
digit control number found on the notice or proxy card, as
applicable, at the time you log in to the meeting at
virtualshareholdermeeting.com/SYY2024. You may inspect a
list of stockholders of record at the Company’s headquarters during regular business hours within the 10-day period before the Annual Meeting.
Items of Business
During the Annual Meeting, you will be asked to:
1.Elect as directors the 11 nominees named in the
accompanying Proxy Statement to serve until the Annual
Meeting of Stockholders in 2025;
2.Approve an advisory resolution regarding the
compensation paid to Sysco’s named executive officers;
3.Approve the adoption of the Sysco Corporation 2025
Employee Stock Purchase Plan;
4.Ratify the appointment of Ernst & Young LLP as Sysco’s
independent registered public accounting firm for
fiscal year 2025;
5.Consider a stockholder proposal related to establishing
measurable, time bound targets for ensuring group sow
housing for its private brand pork products; and
6.Transact any other business as may properly be
brought before the meeting or any adjournment or
postponement thereof.
We encourage you to vote your proxy in advance of the Annual
Meeting, even if you plan to attend, to ensure that your shares are represented. There are three convenient ways to vote
right now:

By telephone	See the instructions at www.proxyvote.com.
By Internet	See the instructions at www.proxyvote.com.
By mail	If you requested a paper copy of the Proxy Statement, complete the enclosed proxy card, including your signature and the date, and return in the enclosed postage-paid envelope.
Dated and first mailed to stockholders on or about October 3,
2024 Houston, Texas
By Order of the Board of Directors
Eve M. McFadden
Senior Vice President, Legal,
General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on November 15, 2024
The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K
for the fiscal year ended June 29, 2024 are available at www.proxyvote.com.

SYSCO CORPORATION // 2024 Proxy Statement	5
PROXY STATEMENT SUMMARY
This summary highlights information contained in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For complete information about
Sysco’s performance, please see our Annual Report on Form 10-K for the fiscal year ended June 29, 2024.

WHEN	WHERE	RECORD DATE
Friday, November 15, 2024, at 10:00 a.m. (Central)	The meeting will be held virtually at virtualshareholdermeeting.com/SYY2024	September 16, 2024
At the close of business on the record date, there were 491,237,936 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share owned on the record date on each matter presented at the Annual Meeting.
MEETING AGENDA
The matters we will act upon at the Annual Meeting are:

Proposal	Board voting recommendation	Where to find more information

Elect 11 directors for a one-year term (Item 1)	FOR each nominee	Page 18

Approve, on an advisory basis, the compensation paid to our named executive officers (Item 2)	FOR	Page 47

Approve the adoption of the Sysco Corporation 2025 Employee Stock Purchase Plan (Item 3)	FOR	Page 84

Ratify the appointment of Ernst & Young LLP as our independent registered public accounting ﬁrm for ﬁscal year 2025 (Item 4)	FOR	Page 89

Consider a stockholder proposal related to establishing a measurable, timebound targets for ensuring group sow housing for its private brand pork products (Item 5)	AGAINST	Page 90

BUSINESS HIGHLIGHTS
SALES
INCREASED
3.3%
TO
$78.8 BILLION
OPERATING
INCOME
INCREASED
5.4%
TO $3.2 BILLION
NET
EARNINGS
INCREASED
10.5%
TO $2.0 BILLION
EBITDA1
INCREASED
12.7%
TO $4.0 BILLION
(1)See reconciliation in Annex I - Non-GAAP Reconciliations.

6	SYSCO CORPORATION // 2024 Proxy Statement
PROXY STATEMENT SUMMARY
Director Nominees
DIRECTOR NOMINEES

Name	Age	Director since	Experience	Independent	Committee Memberships(1)	Other Public Company Boards
Daniel J. Brutto	68	September 2016	Former President, UPS International and Senior Vice President, United Parcel Service, Inc.	Yes	CGN Executive Sustainability*	•Illinois Tool Works Inc.
Francesca DeBiase	59	November 2023	Former Executive Vice President Chief Global Supply Chain Officer at McDonald’s Corporation	Yes	Audit Sustainability	•Norfolk Southern Corporation
Ali Dibadj	49	January 2022	Chief Executive Officer Janus Henderson Group plc	Yes	Audit Sustainability	•Janus Henderson Group plc
Larry C. Glasscock(2)	76	September 2010	Former Chairman of the Board of Directors, CEO and President of WellPoint, Inc. (now Elevance, Inc.)	Yes	CLD CGN Executive	•Simon Property Group, Inc.
Jill M. Golder	62	January 2022	Former Senior Vice President and Chief Financial Officer Cracker Barrell Old Country Store, Inc.	Yes	Audit CLD Technology	•ABM Industries, Inc.
Bradley M. Halverson	64	September 2016	Former Group President, Financial Products and Corporate Services and Chief Financial Officer of Caterpillar Inc.	Yes	Audit* CLD Executive	•Constellation Energy Corporation •Lear Corporation
John M. Hinshaw	54	April 2018	Former GMD Chief Operating Officer, HSBC Group Management Services, Ltd.	Yes	CGN* CLD Executive Technology
Kevin P. Hourican(3)	51	February 2020	Chair of the Board and Chief Executive Officer, Sysco Corporation	No	Executive	•Tapestry, Inc.
Roberto Marques	59	August 2024	Former Director, Executive Chairman and CEO of Natura & Co. Holdings SA	Yes	Audit Sustainability	•Alcoa Corporation
Alison Kenney Paul	66	January 2022	Managing Director, Global Alliances Google, Inc.	Yes	CGN CLD* Executive
Sheila G. Talton	71	September 2017	President and Chief Executive Officer of Gray Matter Analytics	Yes	CGN Sustainability Technology* Executive	•Deere & Company •OGE Energy Corp.
(1)Full committee names are as follows:
“Audit” – Audit Committee |“CGN” – Corporate Governance and Nominating Committee |“Executive” – Executive Committee
“CLD” – Compensation and Leadership Development Committee |“Sustainability” – Sustainability Committee |“Technology” –
Technology Committee.
(2)Mr. Glasscock currently serves as Lead Independent Director. For more details, see page 27.
(3)Mr. Hourican currently serves as the Chair of the Board. For more details, see page 30.
*Denotes committee chair

SYSCO CORPORATION // 2024 Proxy Statement	7
PROXY STATEMENT SUMMARY
Director Nominees
Director Nominee Tenure and Diversity

INDEPENDENT DIRECTOR NOMINEE TENURE	INDEPENDENT DIRECTOR NOMINEE DIVERSITY

Director Qualifications
The Board believes every director should have one or more of the following qualifications because they are particularly relevant to the Company’s strategic priorities. These qualifications were all considered by the Board in connection with this year’s director nomination process:

Accounting/ Audit/ Financial Reporting
8
Business Operations
10
Distribution/ Supply Chain
7
Executive Leadership/ Management
11
Finance
10
Foodservice Industry Experience
4
HR/ Human Capital Management/ Large Workforce
9
International/ Global
9

M&A/ Integration
7
Marketing/ Sales/ Merchandising
6
Public Company Board Service
10
Risk Oversight/ Management
10
Strategy Development
10
Sustainability/ Responsible Growth
6
Digital Technology/ Cybersecurity
5
Corporate Governance Facts

Lead Independent Director
15-year limit on director tenure
Annual Board and committee self-evaluations
Periodic 360-degree individual director performance evaluations
90.9% of the Board nominees are independent
Annual election of all directors
No director may serve on more than four other boards and no audit committee member may serve on more than two other audit committees

Independent directors meet regularly without management present
Proxy access right
Stockholder right to call a special meeting
Significant stock ownership requirements for all directors and executive officers
Single class of voting stock
Regular engagement with stockholders
Majority voting standard

8	SYSCO CORPORATION // 2024 Proxy Statement
PROXY STATEMENT SUMMARY
Director Nominees
Sustainability Highlights
Sysco is committed to caring for people, sourcing products responsibly, and protecting the planet. Program highlights from the last fiscal year include:

PEOPLE
•Donated millions of meals to support communities globally in need and continued to make progress toward our global good goal to generate $500 million worth of good by 2025.
•Invested in enhanced safety programs for all colleagues; with a focus on our front line warehouse and driver personnel; making safety a top priority for all leaders in the organization.

PRODUCT
•Launched One Planet. One Table. product offering, featuring the U.S. Foodservice Industry’s largest assortment of certified and sustainably focused products.
•Published our first Sustainable Packaging Guidelines for Suppliers and held the inaugural Sysco One
Planet. One Table. Sustainable Packaging Contest for suppliers focusing on reducing plastic in product packaging by substituting more sustainable packaging materials.

PLANET
•Advanced the Company’s fleet decarbonization program by introducing an additional 111 electric vehicles across North America and Sweden and using renewable diesel to significantly reduce emissions in California and Oregon.
•Waste: We have made progress on our waste goal, improving diversion from 67% to 83% from fiscal year 2023 to June 2024 while reducing the costs of waste haulage.

For further discussion of Sysco’s sustainability (“Sustainability”) strategy and long-term goals, see our website at www.sysco.com in the “Sustainability” section.

SYSCO CORPORATION // 2024 Proxy Statement	9
PROXY STATEMENT SUMMARY
Executive Compensation Highlights
EXECUTIVE COMPENSATION HIGHLIGHTS
Fiscal Year 2024 Compensation Design
In July 2023, the Compensation and Leadership Development
Committee (the “CLD Committee”) established the framework
of the executive compensation program for fiscal year 2024.
The CLD Committee acknowledged that in fiscal year 2023,
Sysco successfully achieved record-breaking financial results.
Notably, we recorded an increase in annual sales of 11.2% to more than $76.3 billion on a comparable 52-week basis.
Additionally, we achieved the highest full-year adjusted
operating income in our history. For more details, please refer to the reconciliation in Annex I - Non-GAAP Reconciliations.
The CLD Committee is steadfast in its commitment to fostering a pay-for-performance culture, ensuring that our executive
compensation programs are not only responsive to stockholder feedback, but also provide clear, quantifiable pre-established metrics that are aligned with our financial goals. For fiscal year
2024, the CLD Committee implemented financial and

non-financial measures, incorporating rigorous financial
performance metrics for our Annual Incentive Plan ("AIP") and
Long-Term Incentive Program ("LTIP").
Annual Incentive Program: The AIP for fiscal year 2024 has
been designed to provide an incentive opportunity tied to
financial measures, Strategic Business Objectives ("SBOs")
aligned to the highest priority initiatives under our Recipe for
Growth strategic plan and our Responsible Growth SBOs. This
alignment ensures that the AIP drives financial performance
and also promoted responsible and sustainable growth.
Long-Term Incentive Program: The LTIP includes a
diversified mix of compensation elements: (i) performance
share units ("PSUs") with a three-year performance period
focused on achieving benchmarks related to return on invested capital, earnings per share and targeted revenue growth; (ii)
restricted stock units ("RSUs"); and (iii) stock options

Pay Element	Description	Fiscal Year 2024 Performance Process

Base Salary	Cash
A fixed, competitive base salary intended to reflect the Named Executive Officer's ("NEO’s")
position and responsibilities. Base salary helps to contribute to an overall competitive pay mix with an appropriate balance between fixed and variable pay elements.

Annual Incentive Program	Cash
Variable component aimed at rewarding the achievement of annual performance objectives, consisting of the following performance measures: 70% Financial Measures, 20% Recipe for
Growth SBOs; and 10% Responsible Growth SBOs.

Long-Term Incentive Program	Performance Share Units 50% of LTIP opportunity
Enhance longer-term performance and compensation alignment by linking payouts to the achievement of financial goals and based 37.5% upon EPS, 37.5% upon ROIC and 25% on targeted revenue growth. The total number of shares earned by each NEO as a result of the
Company’s performance with regard to these performance targets will be subject to adjustment based on the Company’s total shareholder return (“TSR”) during the performance period as compared to the S&P 500 companies.

	Restricted Stock Units 30% of LTIP opportunity	Strengthens retention over relevant time periods to help ensure consistency and execution of long-term strategies.

	Stock Options 20% of LTIP opportunity	Closely align the executives’ interests with those of our stockholders, with realized value based on post-grant share price appreciation. Also, fosters retention through time vesting requirements.
Our executive compensation programs are strategically
designed to link a substantial portion of annual executive
compensation to Sysco’s performance against pre-established
metrics. These programs are designed to provide highly
competitive compensation packages that reflect superior
performance, thereby motivating our executives to achieve
ambitious goals. Conversely, when performance does not meet
expectations, our variable incentive programs are structured to result in lower levels of compensation.
We use the following key principles as the cornerstone of
Sysco’s executive compensation programs:
•Pay for Performance: Provide base salaries that reflect
each NEO’s background, experience and performance,
combined with variable incentive compensation that rewards

NEOs when superior performance is achieved, while below
median performance results in compensation that is below
the median pay of peer companies;
•Competitiveness and Retention: Provide a competitive pay
opportunity that attracts and retains the highest
quality executives;
•Accountability for Short- and Long-Term Performance:
Strike an appropriate balance between achieving both
short-term and long-term interests of Sysco; and
•Alignment with Stockholders’ Interests: Link the interests
of our NEOs with those of our stockholders through
significant at-risk, equity-based compensation.

10	SYSCO CORPORATION // 2024 Proxy Statement
CORPORATE GOVERNANCE
We believe good corporate governance is critical to achieving business success. To provide a general framework for the
management of the Company and reflect our commitment to
sound governance practices, the Board has adopted certain
policies and other documents, collectively referred to in this
Proxy Statement as our “Governance Documents.” Our
Governance Documents include the following:
•Amended and Restated Bylaws;
•Corporate Governance Guidelines;
•the Charters of the Board’s six standing committees; and
•the Global Code of Conduct.
The Governance Documents outline the functions of the Board
and each Board committee, director responsibilities, and
various processes and procedures designed to ensure
effective and responsive governance.
The Corporate Governance and Nominating Committee (the
“Governance Committee”) regularly reviews the Governance
Documents and recommends revisions, as needed, to the
Board to reflect developments in the law and corporate
governance practices.
The Governance Documents are available to view or download
from our website at www.sysco.com under “Investors—
Corporate Governance.” These documents will also be
provided without charge to any stockholder, upon written
request to the Corporate Secretary at Sysco Corporation, 1390
Enclave Parkway, Houston, Texas 77077. The information on
any website referenced in this Proxy Statement, including
www.sysco.com, is not deemed to be part of or incorporated by reference into this Proxy Statement.
Governance Highlights

BOARD COMPOSITION AND ACCOUNTABILITY:

Board Leadership	•Mr. Glasscock serves as Lead Independent Director to the Board of Directors •Each Board committee has an independent chair

Board Refreshment & Director Tenure Policy
•Non-employee directors may not serve on the Board for more than 15 years
•Five of our current independent directors have joined the Board in the past five years
•Average tenure of the independent director nominees is five years

Board Evaluations	•Annual Board and committee self-evaluations aim to increase Board effectiveness and inform future Board refreshment efforts •Periodic 360-degree performance evaluations of individual directors

Director Independence
•At least a majority of our directors must meet the New York Stock Exchange (“NYSE”) criteria for independence, as well as the additional criteria set forth in our Corporate
Governance Guidelines (the "Guidelines")
•All members of the Audit, the CLD, and Governance Committees must be independent under the applicable standards of the NYSE and the Securities and Exchange Commission (“SEC”)
•Our Board has determined that all director nominees, other than the CEO, are independent

Annual Elections	•All of our directors are elected annually

Overboarding Policy
•Non-employee directors should generally not serve on more than four additional public-
company boards of directors (or two additional boards for directors who are employed full time)
•Members of the Audit Committee may not serve on more than two other public company audit committees

Risk Oversight	•The Board works through its committees and senior management to exercise oversight of the enterprise risk management process
•

SYSCO CORPORATION // 2024 Proxy Statement	11
CORPORATE GOVERNANCE
Board Leadership Structure

STOCKHOLDER RIGHTS:

Proxy Access
•Stockholders who have beneficially owned 3% or more of our outstanding Common Stock continuously for at least three years may nominate a number of director nominees equal to the greater of two or 20% (rounded down) of the total number of directors constituting our
Board, subject to applicable limitations and procedural requirements

Right to Call Special Meeting	•Stockholders holding at least 25% of our outstanding Common Stock have the right to call a special meeting of stockholders, subject to applicable limitations and procedural requirements

Action by Written Consent	•Stockholders having at least the minimum voting power required to take a corporate action may do so by a written consent in lieu of calling a stockholders meeting

Majority Voting Standard
•Each of our directors is elected by a majority of the votes cast in an uncontested election
•Any incumbent director who fails to receive more “for” than “against” votes must tender an offer to resign to the Board

Single Voting Class	•We have only one class of stock, Common Stock, that is entitled to vote on the election of directors and other matters submitted to a vote of stockholders

Stockholder Engagement
•We prioritize a program of regular engagement with our stockholders regarding matters of corporate governance, executive compensation and sustainability
•Board leaders, including our Chair of the Board and CEO, the Lead Independent Director and
the Chair of our Governance Committee, participate in stockholder engagement initiatives

No Poison Pill	•We do not have a poison pill or similar stockholder rights plan
BOARD LEADERSHIP STRUCTURE
Our Guidelines provide the Board with flexibility to determine the leadership structure that best serves the interests of Sysco and our stockholders based on evolving needs. The Board
regularly evaluates whether the roles of CEO and Chair of the
Board should be combined or separated. We currently have a
combined Chair of the Board and CEO leadership structure.
The recent selection of Mr. Hourican as Chair of the Board was a result of the Board’s implementation of a thoughtful
succession plan and represents the Board’s determination that having Mr. Hourican, our Company’s CEO, serve as Chair of
the Board is in the best interest of our stockholders at this time.
When the Chair of the Board and CEO roles are combined, as
they are currently, our Guidelines require that the Board elect a
Lead Independent Director position to serve as the principal liaison between the independent directors and the CEO.
Concurrent with the Board's selection of Mr. Hourican as Chair of the Board the Board elected Mr. Glasscock to serve as the
Lead Independent Director.
The Board views the current leadership structure as having the following advantages:
Strong Linkage Between Strategy and Company
Performance. Mr. Hourican’s familiarity with Sysco’s business and his role in the day-to-day operations of the Company’s
business position him to facilitate effective Board oversight of
Sysco’s strategy, including enhancement of stockholder value and growth and expansion of the Company’s business.
Enhancement of Board Efficiency and Effectiveness.
Mr. Hourican’s day‑to‑day role in managing our business and
implementing strategy provides him with access to the people, information, and resources that allow him to efficiently identify and timely communicate significant business developments
and sensitive matters to our independent directors.
Independent Governance Oversight. The Board believes
that having a Lead Independent Director provides the Board
with independent leadership and facilitates the independence of the Board from management. Our Lead Independent
Director, Mr. Glasscock, provides strong independent
leadership and oversight, leveraging his substantial business experience, his service on our Board through multiple business cycles, and his prior role as Chair of our Governance
Committee, where he guided a number of successful
leadership transitions. This experience makes Mr. Glasscock a particularly valued advisor to our Chair of the Board and CEO and provides him with a deep level of understanding of our
business that enhances his independence from management.
The Lead Independent Director’s clearly defined role and
responsibilities as detailed below, coupled with leadership of each Board Committee by an independent director, ensures
that the independent directors have the ability to devote Board attention to any matter they deem appropriate.

12	SYSCO CORPORATION // 2024 Proxy Statement
CORPORATE GOVERNANCE
Director Independence
Robust Lead Independent Director Responsibilities:
•Presides at all meetings of the Board at which the Chair of the Board is not present, including executive sessions of the independent directors;
•Consults with the independent directors and serves as the
primary liaison between the independent directors and the
Chair of the Board and CEO;
•Ensures effective communication among Board members;
•Establishes the agenda for, calling and presiding for each
meeting of the independent directors as necessary
or desirable;
•Consults with the CEO on the board agenda and ensure
there is adequate time allotted for key topics;
•Approves materials sent to the Board;
•Evaluates, in collaboration with the CLD Committee, the
performance of the Chair of the Board and CEO relative to
any corporate goals and objectives established by the
CLD Committee;
•Leads the Board’s annual self-assessment;
•Retains outside advisors and consultants to report directly to the Board;
•Maintains free and open communication with the
management of the Company; and
•Participates in stockholder outreach.
DIRECTOR INDEPENDENCE
Our Guidelines require that at least a majority of our directors meet the criteria for independence that the NYSE has
established for continued listing, as well as the additional criteria set forth in the Guidelines. Additionally, we require that all members of the Audit Committee, the CLD Committee, and
the Governance Committee be independent, that all members
of the Audit Committee satisfy the additional requirements of the NYSE and SEC rules, and that all members of the CLD
Committee satisfy the additional NYSE requirements.
For a director to be considered independent under the NYSE
corporate governance listing standards, the Board must
determine that the director does not have any direct or indirect material relationships with the Company, including any of the relationships identified in the NYSE independence standards.
The Board considers all relevant facts and circumstances in
making its independence determinations.
To assist the Board in determining director independence, our
Corporate Governance Guidelines provide that the following
relationships will not impair a director’s independence:
•if a Sysco director is an executive officer of another company that does business with Sysco and the annual sales to, or
purchases from, Sysco are less than 2% of the annual
consolidated gross revenues of that other company;
•if a Sysco director is an executive officer of another company that is indebted to Sysco, or to which Sysco is indebted, and the total amount of either company’s indebtedness to the
other is less than 2% of the total consolidated assets of the other company, so long as payments made or received by
Sysco as a result of such indebtedness do not exceed the
greater of $1 million or 2% of such other company’s
consolidated gross revenues; and
•if a Sysco director serves as an officer, director or trustee of a tax-exempt charitable organization, and Sysco’s
discretionary charitable contributions to the organization,
without reference to Sysco’s automatic matching of employee
charitable contributions, are less than 2% of that
organization’s total annual charitable receipts.
The Board has reviewed all relevant relationships between
those individuals who served as a director at any time during fiscal year 2024 and Sysco. The relationships reviewed
included any described below under “Certain Relationships and
Related Person Transactions” and several relationships that
did not automatically impair independence under the NYSE
standards or our Guidelines, either because of the type of
affiliation between the director and the other entity or because the amounts involved did not meet the applicable thresholds.
These additional relationships included the following, which were considered by the Board at the time it made its
independence determinations: (for purposes of this section, the terms “Sysco,” “we,” “us” and “our” include our
operating companies.)
•Mr. Dibadj’s service as Chief Executive Officer of an asset management company that owns less than 5% of Sysco’s
outstanding Common Stock based on its most recent
public disclosure;
•Ms. Golder’s service as a director of one of our customers;
•Mr. Halverson’s service as a director of a charitable
organization that is one of our customers and his service as a director of a utility company that provides electricity services to certain facilities within Sysco, in each of the past three fiscal years;
•Mr. Hinshaw’s former service as a director of one of our
suppliers and his former service as an executive officer of a banking and financial services organization that provides
commercial lending services to Sysco and that has received
from Sysco, in each of the past three fiscal years, an
aggregate amount significantly less than the maximum
amount permitted under the NYSE listing standards for
director independence (i.e., 2% of the other entity’s
consolidated gross revenues);
•Mr. Marques's service a director of one of our customers;
•Ms. Paul’s service as a managing director of a Sysco
customer and supplier that has paid to Sysco, and received
from Sysco and her service as a director of a charitable

SYSCO CORPORATION // 2024 Proxy Statement	13
CORPORATE GOVERNANCE
Board Committees
organization where Sysco makes charitable contributions, in
each of the past three fiscal years, an aggregate amount
significantly less than the maximum amount permitted under
the NYSE listing standards for director independence (i.e.,
2% of the other entity’s consolidated gross revenues);
•Mr. Shirley’s service as a director of two of our
customers; and
•Ms. Talton's service as a director of one of our customers
and her service as a director of a charitable organization that is also one of our customers.
After reviewing this information, the Board has determined that no Board nominee, other than Mr. Hourican, has a material
relationship with Sysco and that all nominees, other than
Mr. Hourican, are independent under the NYSE standards and
the categorical standards set forth in our Guidelines.
The Board also determined that Dr. Koerber, retired effective as of November 17, 2023, and Mr. Shirley, who resigned from
the Board effective April 30, 2024, for personal health reasons, were independent during their time as directors of Sysco during fiscal year 2024.
The Board has also determined that each member of the Audit
Committee, CLD Committee and Governance Committee is
independent. Our Guidelines also provide that no independent director who is a member of the Audit, CLD or Governance
Committees may receive any compensation from Sysco, other
than in his or her capacity as a non-employee director or
committee member. The Board has determined that no non-
employee director received any compensation from Sysco at
any time since the beginning of fiscal year 2024, other than in his or her capacity as a non-employee director, committee
member, committee chair or Chair of the Board.
BOARD COMMITTEES
The Board has six standing committees: Audit Committee, the
CLD Committee, the Governance Committee, Sustainability
Committee, Technology Committee, and Executive Committee.
The written charters for all six committees are published on our website at www.sysco.com under “Investors — Corporate
Governance.” The current membership and primary
responsibilities of the committees are summarized below.

Audit Committee	Primary Responsibilities	Fiscal Year 2024 Meetings

Mr. Halverson (Chair) Ms. DeBiase Mr. Dibadj Ms. Golder Mr. Marques
•Oversees and reports to the Board with respect to various auditing and accounting matters, including the selection of the independent registered public accounting firm
(the “Independent Auditors”), the scope of audit procedures, the nature of all audit and non-audit services to be performed by the Independent Auditors, the fees to be paid to the Independent Auditors, and the performance of the Independent Auditors;
•Reviews Sysco’s accounting practices and policies;
•Reviews and discusses with management certain treasury/finance matters, including the Company’s policies governing capital structure, debt limits, dividends, and liquidity, and reviews and recommends to the Board the issuance and repurchase of
Company securities;
•Assists the Board with its oversight and monitoring of the Company’s risk assessment and risk management policies and processes;
•Oversees and reports to the Board with respect to compliance with legal and regulatory requirements, corporate accounting, reporting practices, and the integrity of the Company’s financial statements; and
•In consultation with the Sustainability Committee, reviews with management the
Company’s sustainability disclosures within the financial reporting framework, including the Annual Sustainability Report, the alignment of the Company’s financial reporting and sustainability disclosures and the internal controls and procedures related to sustainability disclosures, including any assurance being provided by the
Independent Auditors or other third parties.
The Board has determined that each member of the Audit Committee is independent, as deﬁned in the NYSE’s listing standards, Section 10A of the Securities Exchange Act of 1934,
as amended (the "Exchange Act") and the Guidelines. The Board has determined that each member of the Audit Committee is ﬁnancially literate and that each of Messrs. Dibadj and
Halverson and Ms. Golder meets the deﬁnition of an audit committee ﬁnancial expert as deﬁned in SEC rules. No Audit Committee member serves on the audit committees of more than two other public companies.
10

14	SYSCO CORPORATION // 2024 Proxy Statement
CORPORATE GOVERNANCE
Board Committees

Compensation and Leadership Development Committee	Primary Responsibilities	Fiscal Year 2024 Meetings

Ms. Paul (Chair) Mr. Glasscock Ms. Golder Mr. Halverson Mr. Hinshaw
•Evaluates and approves executive compensation philosophies, policies, plans, and programs, including to ensure that compensation actions link pay and performance, provide a competitive pay opportunity to attract and retain key executive talent, provide accountability for short- and long-term performance, and align the interests of Sysco’s senior officers with the interests of stockholders;
•Establishes and approves all compensation, including the corporate goals on which compensation is based, of the CEO and the other senior officers, including the NEO's;
•Oversees the process for the evaluation of management, including the CEO;
•Reviews and approves any clawback policy allowing the recoupment of compensation paid to colleagues, including the senior officers;
•Reviews and approves all employment agreements, separation and severance agreements and other compensatory contracts, arrangements, perquisites and payments with respect to current or former senior officers;
•Reviews and determines equity awards for all colleagues that participate in any incentive programs, and oversees management’s exercise of its previously delegated equity grant authority;
•Reviews, approves, and recommends the establishment or amendment of any compensation or retirement program (i) in which any senior officer will participate, (ii) that requires stockholder approval, or (iii) that could reasonably be expected to have a material cost impact;
•Reviews and discusses with the CEO the Company’s leadership development programs and succession planning for the other senior officers;
•Evaluates the independence and any potential conflict of interest raised by the work of a compensation consultant, independent legal counsel or other advisor (whether retained by the CLD Committee or management) prior to selecting or receiving advice, taking into consideration all factors relevant to its independence from management, including any factors required by the NYSE or applicable law; and
•Reviews the Company’s human capital policies and strategies.
Except for decisions that impact the compensation of Sysco’s CEO, the CLD Committee is generally authorized to delegate any decisions it deems appropriate to a subcommittee. In such a case, the subcommittee must promptly report any action that it takes to the full CLD
Committee. In addition, the CLD Committee may delegate to any one or more members of the Board its full equity grant authority (other than for grants made to Sysco’s senior officers).
The CLD Committee has delegated such authority to the CEO with respect to certain non-
executive employees, subject to speciﬁed limitations. For a detailed description of the CLD
Committee’s processes and procedures for determining executive compensation, see the
“Compensation Discussion and Analysis” section of this Proxy Statement below.
The Board has determined that each member of the CLD Committee is independent as deﬁned in the NYSE’s listing standards and the Company’s Corporate
Governance Guidelines.
COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION
No member of our CLD Committee is, or has at any time during the past year been, an officer or employee of Sysco or had any relationship requiring disclosure by Sysco under
Item 404 of Regulation S-K. During ﬁscal year 2024, there were no situations where an executive officer of Sysco served on the compensation committee or board of another corporation that had an executive officer serving on Sysco’s Board of Directors or the
CLD Committee.
10

SYSCO CORPORATION // 2024 Proxy Statement	15
CORPORATE GOVERNANCE
Board Committees

Corporate Governance and Nominating Committee	Primary Responsibilities	Fiscal Year 2024 Meetings

Mr. Hinshaw (Chair) Mr. Brutto Mr. Glasscock Ms. Paul Ms. Talton
•Recommends to the Board nominees for election as directors and candidates for appointment to the Board’s committees;
•Recommends to the Board candidates for appointment as senior officers of the Company;
•Oversees the process for reviewing the performance of the members of the Board and its committees;
•Recommends to the Board the compensation of non-employee directors;
•Reviews related person transactions and reviews and makes recommendations regarding changes to Sysco’s Related Person Transaction Policy;
•Reviews and makes recommendations regarding the organization and effectiveness of the
Board and its committees, the conduct of meetings, and CEO succession planning;
•Reviews and makes recommendations regarding changes to Sysco’s Global Code of
Conduct, periodically reviews overall compliance with the Code, and approves any waivers to the Code given to Sysco’s executive officers and directors;
•Monitors compliance with and approves waivers to Sysco’s Securities Trading Policy; and
•Recommends to the Board a set of corporate governance guidelines applicable to the Company.
The Board has determined that each member of the Governance Committee is independent as defined in the NYSE’s listing standards and the Company’s Guidelines.
10

Sustainability Committee	Primary Responsibilities	Fiscal Year 2024 Meetings

Mr. Brutto (Chair) Ms. DeBiase Mr. Dibadj Mr. Marques Ms. Talton	•Reviews and acts in an advisory capacity to the Board and management with respect to policies and strategies that affect Sysco’s role as a socially responsible organization; •Reviews, evaluates, and provides input on the development and implementation of Sysco’s sustainability strategy, including as it relates to the achievement of sustainability goals and objectives previously established by the Board; and •Reviews Sysco’s charitable, civic, educational, and business contributions and policies and practices related thereto.	5

Technology Committee	Primary Responsibilities	Fiscal Year 2024 Meetings

Ms. Talton (Chair) Ms. Golder Mr. Hinshaw	•Reviews and acts in an advisory capacity to the Board and management with respect to those polices and strategies of the Company that aﬀect the Company’s technology strategies; •Reviews material information technology (“IT”) projects and assesses whether and to what extent Sysco’s IT programs eﬀectively support the Company’s business and strategic objectives; •Advises the Board with regard to significant IT matters; and •Supports the Board in its oversight of cybersecurity risk management eﬀorts.	4

Executive Committee	Primary Responsibilities	Fiscal Year 2024 Meetings

Mr. Hourican (Chair) Mr. Brutto Mr. Glasscock Mr. Halverson Mr. Hinshaw Ms. Paul Ms. Talton	•Acts in the place of the Board and exercises all of the powers of the Board when necessary, to the extent permitted by applicable law, between meetings of the Board.	0

16	SYSCO CORPORATION // 2024 Proxy Statement
CORPORATE GOVERNANCE
Annual Board Self-Evaluation
BOARD MEETINGS
During fiscal year 2024, the Board held seven meetings,
including four regular meetings and three special meetings,
and committees of the Board held a total of 39 meetings.
Overall attendance at such meetings was approximately 98%.
Each director attended at least 75% of the aggregate of all
meetings of the Board and the committees on which he or she
served during fiscal year 2024.
The independent directors meet regularly in executive session without the CEO or any other member of management present.
In fiscal year 2024, the independent directors met in executive session four times. Mr. Shirley presided over three of the
sessions and Mr. Glasscock presided over one session.
It is the Board’s policy that directors attend the Annual Meeting, to the extent practicable. Ten directors, representing 91% of the full Board, attended the 2023 Annual Meeting
of Stockholders.
ANNUAL BOARD SELF-EVALUATION
Every year, the Board conducts a self-evaluation to determine whether the Board and its committees are functioning
effectively. The Chair of the Board and the Chair of the
Governance Committee led a discussion of the Board’s
performance in executive session.
In addition, each Board committee conducts a self-evaluation of its performance, focused on the committee’s key
responsibilities. As part of the evaluation process, each director completes a committee self-evaluation questionnaire
developed by the Governance Committee. This year, the
questionnaire responses were compiled and reviewed by
internal legal counsel. Each committee chair received a
summary of the responses, without attribution to any individual director. The committees reviewed feedback from their

respective self-evaluations, as did the full Board. Key learnings from the Board and committee self-evaluations play an
important role in informing the Board’s approach to
refreshment and succession planning.
For the past six years, the Board’s self-evaluation process has been enhanced to include periodic “360 degree” individual
director performance reviews, which involve a confidential
evaluation of the individual performance of directors selected by the Governance Committee by each of the other directors,
key members of senior management, and representatives of
certain independent, third-party firms that routinely interact with the directors assessed. An independent, third-party corporate governance firm compiles and communicates the feedback
from these reviews to the directors assessed.

SYSCO CORPORATION // 2024 Proxy Statement	17
CORPORATE GOVERNANCE
Risk Oversight
RISK OVERSIGHT

BOARD OF DIRECTORS
•Oversees Sysco’s enterprise risk management process to ensure it is consistent with the Company’s short- and long-term goals.
•Considers enterprise risk in evaluating the Company’s strategy, including specific strategies, and emerging risks.
•Monitors specific enterprise risks it has chosen to retain oversight, such as risks related to competitive threats, senior leadership succession planning, cybersecurity and business continuity.

The Board’s committees help oversee the enterprise risk management process within their respective areas of authority.

Audit Committee
•Reviews the process by
which management
assesses and manages
the Company’s exposure
to enterprise risk.
•Makes recommendations
about the process by
which members of the
Board and relevant
committees will be made
aware of the Company’s
material enterprise risks.
•Appoints and evaluates
our Independent Auditors,
reviews our internal
controls over accounting,
ﬁnancial and sustainability
reporting, and oversees
our internal audit function,
customer credit risk,
and contingent liabilities
that may be material to
the Company.
•Oversees risks related to
legislative, regulatory and
other matters, regarding
sustainability reporting
and disclosures.

Technology
Committee
•Oversees risks related to
cybersecurity and data
protection, and reviews
management's policies,
processes, and practices
to identify, assess,
monitor, management and
mitigate such risks.
•Receives comprehensive
updates from
management at least
quarterly regarding the
Company’s technology
and cybersecurity
programs.
•Monitors new
technologies, applications,
and systems that relate to
and/or affect our
technology strategy or
programs and reviews
and makes.
recommendations about
the strategic benefit of
material technology
projects and various
alternatives that support
our technology strategy.

CLD Committee
•Ensures our
executive
compensation
policies and
practices do not
incentivize
excessive or
inappropriate
risk-taking.
•Oversees risks
related to the
Company’s
human capital
strategies,
including senior
leadership
succession
planning,
leadership
development,
pay equity,
culture, and
diversity, equity,
and inclusion.

Governance
Committee
•Ensures proper
corporate
governance
standards are
maintained, that
the Board
consists of
qualiﬁed
directors, and
that qualiﬁed
individuals are
chosen as
senior officers.
•Monitors
compliance with
the Company’s
Global Code of
Conduct and
Securities
Trading Policy
and oversees
signiﬁcant
related person
transactions and/
or risks related
to potential
conflicts of
interest.

Sustainability
Committee
•Oversees
risks related to
environmental
sustainability,
food safety
and quality
assurance
systems and
social
responsibility
topics, jointly
with the Audit
Committee
and the
full Board.
•Reviews,
evaluates, and
provides input
on our
sustainability
strategy as it
relates to the
achievement
of any
sustainability
goals.

MANAGEMENT
•Identifies, manages, and mitigates enterprise risks, and reports directly to the Audit Committee and the Board on a regular basis with respect to enterprise risk management.
•Annually reviews with the Board the Board-level enterprise risks identified, such as strategic, operational, financial, external/regulatory, reputation, and emerging risks, as well as management’s process and resources needed for mitigating the potential effects of such risks.
•Frequently discusses the prioritization of enterprise risks, assignment of risk owners responsible for ensuring risks remain within management’s risk tolerance and tracking and monitoring risk information.

The Chair of the Board coordinates the flow of information regarding enterprise risk oversight from each committee to the independent directors and participates in the review of the agenda for each Board and committee meeting. As the areas of oversight among committees sometimes overlap, committees may hold joint meetings when appropriate and address certain enterprise risk oversight issues at the full Board level. The Board considers enterprise risk in evaluating the Company’s strategy, including specific strategic and emerging risks. The Board also monitors any specific enterprise risks for which it has chosen to retain oversight and reviews options for elimination, reduction, or mitigation. The Board believes that the administration of its risk oversight function has not affected its leadership structure.

18	SYSCO CORPORATION // 2024 Proxy Statement
BOARD OF DIRECTORS
MATTERS (ITEM 1)
BOARD REFRESHMENT AND DIRECTOR
ORIENTATION AND EDUCATION
Our Board recognizes the importance of consistent, deliberate
Board refreshment and succession planning to ensure that the directors collectively have the skills, experience, and
qualifications necessary for the Board to successfully establish and oversee management’s execution of the Company’s
strategic priorities. In order to promote thoughtful Board

refreshment, in 2016 our Board adopted a Board refreshment
plan, pursuant to which the Board has elected most of the
current independent, non-employee directors. The Governance
Committee is responsible for developing a succession plan for the Board and making recommendations to the Board
regarding director succession.
Director Recruitment
The Governance Committee is responsible for identifying and
evaluating candidates for election to Sysco’s Board of
Directors. Since the adoption of our Board refreshment plan in
2016, our Board has periodically engaged the services of third-
party search firms to assist with identifying and recruiting appropriate director candidates. In 2024, the Governance
Committee again engaged the services of third-party search
firms to identify candidates possessing the skills, experience and other qualifications in the context of the Board’s

composition and the Company’s strategic priorities. Following consideration of the candidates presented upon the unanimous recommendation of the Governance Committee, the Board
appointed one new independent director to fill a vacancy
arising from Mr. Shirley's resignation. As our incumbent
directors retire from the Board from time to time, we will
continue our director recruitment efforts to help ensure that the size of the Board is maintained at an appropriate level.

SYSCO CORPORATION // 2024 Proxy Statement	19
BOARD OF DIRECTORS MATTERS (ITEM 1)
Election of Directors
Director Tenure Policy
Our director tenure policy provides that no non-employee director who will have served on the Board for 15 years as of the date of a Board election may be nominated for election or re-election. Since we adopted this policy in 2016, the average tenure of our independent director nominees has declined from nine years to five years.
Director Orientation and Continuing Education
All new directors participate in the Company’s Orientation
Program, which is conducted within six months of the meeting at which new directors are elected. This orientation includes presentations by senior management that familiarize new
directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its ethics and compliance program, its Global Code of Conduct, its
principal officers, and its internal and Independent Auditors. In addition, the Orientation Program includes visits to the
Company’s headquarters and to at least one of the Company’s
operating sites.
The Company may develop continuing education programs
sponsored by the Company from time to time, including
programs addressing legal, financial, regulatory and industry specific topics. In addition, we encourage directors to attend director education seminars at the Company’s expense.
The Board recommends that directors use their reasonable
best efforts to complete eight hours of director education
seminars every two years.
ELECTION OF DIRECTORS
Election Requirements
The Company’s bylaws provide for majority voting in
uncontested director elections, meaning that the number of
shares voted “for” a director must exceed the number of shares voted “against” that director. The Company does not permit
cumulative voting. Any incumbent director who is not re-elected in an uncontested election is required to tender the director’s resignation to the Governance Committee. The Governance
Committee will consider the tendered resignation and
recommend to the Board whether to accept or reject the
resignation offer, or whether other action should be taken.

The Board must act on the recommendation within 120 days
following certification of the stockholders’ vote and will promptly disclose its decision regarding whether to accept the director’s resignation offer. The director who tenders a resignation may not participate in these deliberations of the Governance
Committee or the Board. In contested elections, where there
are more nominees than seats on the Board, directors are
elected by a plurality vote, meaning that the nominees who
receive the most votes of all the votes cast for directors will be elected.
Director Candidates Identified by the Board and Management
In identifying candidates for election to the Board, the
Governance Committee will determine which of the incumbent
directors has an interest in being nominated for re-election at the next annual meeting of stockholders. The Governance
Committee will also identify and evaluate new candidates for election to the Board for the purpose of filling vacancies.

To that end, the Governance Committee generally engages a
professional search firm to assist in identifying qualified
candidates and may solicit recommendations for nominees
from current members of the Board and Sysco’s management.
When engaging a search firm, the Governance Committee will
determine its fees and scope of engagement.
Director Candidates Recommended by Stockholders
The Governance Committee will consider candidates
recommended by stockholders, and will evaluate such
candidates using the same criteria it uses to evaluate other candidates from other sources. Stockholders can recommend
individuals for consideration by the Governance Committee by writing to the Corporate Secretary, 1390 Enclave Parkway,
Houston, Texas 77077, and including the following information:
•the name and address of the stockholder;
•the name and address of the person to be nominated;
•a representation that the stockholder is a holder of the Sysco stock entitled to vote at the meeting to which the director
recommendation relates;

20	SYSCO CORPORATION // 2024 Proxy Statement
BOARD OF DIRECTORS MATTERS (ITEM 1)
Election of Directors
•a statement in support of the stockholder’s recommendation, including a description of the candidate’s qualifications;
•information regarding the candidate as would be required to be included in a Proxy Statement; and
•the candidate’s written, signed consent to serve if elected.
The Governance Committee will consider, in advance of
Sysco’s next annual meeting of stockholders, if we receive by
June 5, 2025, a recommendation of a director candidate from
one or more stockholders who have beneficially owned at least
5% of our outstanding Common Stock for at least one year,
then we will disclose in our next proxy materials relating to the election of directors the identity of the candidate, the identity of the nominating stockholder(s) and whether the Governance
Committee determined to nominate such candidate for election to the Board. However, we will not provide this disclosure
without first obtaining written consent from both the nominating stockholder and the proposed candidate. The Governance
Committee has not received any recommendations for director
nominees for election at the Annual Meeting from any
stockholders beneficially owning at least 5% of Sysco’s
outstanding Common Stock.
Proxy Access Director Candidates
Our “proxy access” bylaw provisions permit an eligible
stockholder (or a group of up to 20 eligible stockholders), who has continuously owned, for a period of three years, at least
3% of the aggregate of our outstanding Common Stock, to
nominate a number of director nominees equal to the greater of
20% (rounded down) of the total number of directors
constituting our Board or two directors. These nominees will be included in our Proxy Statement for the relevant annual
stockholders meeting if the nominating stockholder(s) and the respective nominee(s) comply with all applicable eligibility, procedural and disclosure requirements set forth in our bylaws.
How We Evaluate Director Candidates
In evaluating all incumbent and new director candidates that the Governance Committee determines merit consideration,
the Governance Committee will:
•cause to be assembled information concerning the
candidates background and qualifications, including
information required to be disclosed in a Proxy Statement,
and any relationship between the candidate and the person
or people recommending the candidate;
•determine if the candidate demonstrates the characteristics that we require of all directors, described below;
•consider the candidate’s skills, experience and qualifications in the context of the composition of the Board as a whole and the Company’s strategic priorities;
•consider the absence or presence of material relationships
with Sysco that might impact the candidate’s independence;
•consider the contribution the candidate can be expected to
make to the overall functioning of the Board;
•consider the candidate’s capacity to be an effective director in light of the time required by the candidate’s primary
occupation and service on other boards;
•consider the extent to which the membership of the candidate on the Board will promote diversity among the directors; and
•consider, with respect to an incumbent director, whether the director satisfactorily performed his or her duties as a director during the preceding term, including attendance and
participation at Board and committee meetings, and made
other contributions as a director.
In its discretion, the Governance Committee may designate
one or more of its members, or the entire Governance
Committee, to interview any proposed candidate. Based on all available information and relevant considerations, the
Governance Committee will recommend to the full Board for
nomination those candidates who, in the judgment of the
Governance Committee, are most appropriate for membership
on the Board based on each candidate’s characteristics, skills and qualifications.

SYSCO CORPORATION // 2024 Proxy Statement	21
BOARD OF DIRECTORS MATTERS (ITEM 1)
Election of Directors
Inclusion
Sysco aspires to create a global culture that is decidedly
diverse, equitable and inclusive – one where we foster
belonging as we care for one another and connect the world
through food and trusted partnerships. By advancing diversity, equity and inclusion (“DEI”) across our talent lifecycle and procurement practices, we can ensure a workplace and
marketplace that is highly competitive, innovative, sustainable and socially equitable. Consistent with this commitment, the
Board values all dimensions of diversity among nominees. We
know that differences in background and professional and life experiences yield innovation, enhanced perspective, and
higher-quality decision-making. With this in mind, four of our
Board nominees are women and three are ethnic minorities.
DEI Highlights
While DEI are not new concepts at Sysco, we have intentionally and thoughtfully accelerated our focus on these principles and are entering the third year of our three-year "Better Together" DEI roadmap. Highlights from the last fiscal year include:
WORKFORCE
•Introduced a quarterly inclusion
scorecard to ensure progress tracking
and transparent reporting to the
Executive Leadership Team.
•Continued global responsible
growth goal aimed at ensuring
diverse candidate slates when filling
Director+ level roles.
•Launched U.S.-based self-
identification campaign to inform
invisible diversity strategies.
•Aligned Sales Consultant
representation more closely to the
available labor pool at three
pilot sites.
WORKPLACE
•Evolved our senior DEI leader's title
from Chief Diversity Officer to Chief
Inclusion Officer to reflect our
ongoing commitment to creating a
workplace where every colleague feels
valued, respected, and empowered
to contribute.
•Designed and delivered Respect in
the Workplace education to a
significant portion of our global
colleague population.
•Established regional DEI Councils
in Ireland, Great Britain, and
Costa Rica.
•Held inaugural Colleague Resource
Group (“CRG”) Awards.
•Implemented optimized CRG
framework, leading to
sustainable expansion.
•Achieved a 4% improvement in the
Sysco Speaks DEI index, exceeding
our +1% goal.
MARKETPLACE
•Named a Noteworthy Company and
a Best Company for Executive
Fairness Councils by Fair360.
•Introduced 27 new certified, capable
diverse vendors to our supply chain.
•Enhanced supply chain innovation
by formalizing a diverse carrier
development program.
•Established global partnerships with
Out & Equal and Catalyst to
accelerate our enterprise LGBTQ+
and gender inclusion efforts.

22	SYSCO CORPORATION // 2024 Proxy Statement
BOARD OF DIRECTORS MATTERS (ITEM 1)
Election of Directors
Director Qualifications and Board Succession
The Governance Committee is responsible for reviewing with
the Board, on an annual basis, the requisite characteristics, skills and qualifications that directors and director candidates should possess individually and in the broader context of the
Board’s overall composition and the Company’s business and
structure. This review includes consideration of diversity, skills,

experience, time available and the number of other boards for which the individual serves as a director, and such other
criteria as the Governance Committee determines to be
relevant at the time. The Governance Committee is responsible for developing a succession plan for the Board and making
recommendations to the Board regarding director succession.
Key Characteristics of All Nominees
Each director nominee should demonstrate and possess all of the following characteristics:
•Integrity and accountability: Directors must have
demonstrated high ethical standards and integrity in their
personal and professional dealings, and must be willing to
act on – and remain accountable for – their
boardroom decisions.
•Intelligence, wisdom and judgment: Directors must be
able to provide wise, thoughtful counsel on a broad range of issues and possess high intelligence, practical wisdom and
mature judgment.
•Financial literacy: Directors must be financially literate and capable of understanding a balance sheet, an income
statement and a cash flow statement, and capable of using
financial ratios and other indices to evaluate a company’s
financial performance.
•Teamwork: Directors must possess a willingness to
challenge management and other directors while working
collaboratively as part of a team in an environment that
encourages open, candid discussion.
•Diversity: A director’s membership on the Board must
promote diversity among the directors, including diversity of experience, views, gender, race, ethnicity and age.
•High performance standards: Directors must have
achieved prominence in their respective business,
governmental, or professional activities, including a history of achievements reflecting high standards of performance.
•Representing stockholder interests: Directors must have
demonstrated their willingness and ability to effectively,
consistently and appropriately represent the best interests of the Company’s stockholders.
•Commitment: Directors must have the ability and
willingness, in light of their principal occupation and other obligations, to commit the time and energy necessary to be
fully prepared for, and to participate in, meetings and
consultations on Company matters.
•Conflicts: Directors must not have an interest in any
agreement, arrangement or understanding with any person
or entity that might limit or interfere with their ability to comply with their fiduciary duties to the Company and
its stockholders.
•Company policies: Directors must recognize and affirm their obligation to comply with the Company’s Global Code of
Conduct, Guidelines and other policies and guidelines of the
Company applicable to them.
Director Qualifications
The Board, as recommended by the Governance Committee, has determined that the qualifications described below are the qualifications most significant for the Board to possess, collectively, to guide management in the achievement of the Company’s strategic priorities.
•Accounting/Audit/Financial Reporting: An understanding
of accounting, audit and financial reporting processes is
important for our directors to establish appropriate financial performance objectives for the Company and senior
management in the context of Sysco’s strategic priorities,
and to evaluate financial performance as compared to
those objectives.
•Business Operations: Directors who have served in
leadership positions with responsibility for managing or
overseeing the operations of a company or business unit
gain extensive experience in maximizing productivity and
efficiency while managing expenses, which is valuable to

Sysco’s operating plan and strategy. In particular, such
directors can provide guidance and oversight to management
in connection with its efforts to reduce administrative costs and leverage supply chain costs.
•Distribution/Supply Chain: Directors who have experience
in distribution logistics and supply chain management,
including experience in the design, planning, execution,
control and monitoring of supply chain activities, can provide and oversight to management in connection with its efforts to maximize the efficiencies and reduce the costs associated
with Sysco’s acquisition of products and services
from suppliers.

SYSCO CORPORATION // 2024 Proxy Statement	23
BOARD OF DIRECTORS MATTERS (ITEM 1)
Election of Directors
•Executive Leadership/Management: Experience as a
senior executive in a large and complex public, private,
government or academic organization enables a director to
better oversee the Company management. Such individuals
also bring perspective in analyzing, shaping and overseeing
the execution of important operational and policy issues at a senior level, and tend to demonstrate a practical
understanding of organizations, strategy, risk management
and methods to drive change and growth. Finally, directors
with experience in significant leadership positions generally have the ability to identify and develop leadership qualities in others, including members of our management team.
•Finance: Directors with an understanding of financial
markets and financing and funding operations can provide
valuable advice and insights to the Board with respect to the establishment of a successful capital strategy for the
Company and the evaluation of proposed capital transactions
in light of that strategy.
•Foodservice Industry Experience: Experience serving as
an executive, director or in another leadership position with a company in the foodservice industry enables a director to
oversee more effectively our operations and to provide
advice and guidance on issues impacting our business. In
addition, as the foodservice market continues to mature,
directors with industry experience can provide valuable
insights as we focus on ways Sysco can grow organically by
identifying and developing new markets.
•HR/Human Capital Management/Large Workforce:
Directors with human resources experience can offer
guidance on Sysco’s talent management strategy,
particularly in connection with recruiting, assessing,
incentivizing and rewarding corporate executives and other
senior leadership.
•International/Global: Sysco continues to pursue
opportunities to grow our global capabilities in, and source products directly from, international markets. We benefit from the experience and insight of directors with a global business perspective, as we identify the best strategic manner in which to continue to expand our operations outside of North
America. As Sysco’s reach becomes increasingly global,
directors with international business experience can assist us in navigating the business, political, and regulatory
environments in countries in which we do or seek to
do, business.
•M&A/Integration: Sysco continues to pursue opportunities to expand our business through acquisitions. Directors with a
background in managing significant acquisitions or other
business combinations can provide valuable guidance on
how to develop and implement strategies for growing our
business. Relevant experience includes assessing “build or
buy” decisions, analyzing the “fit” of a proposed acquisition target with a company’s strategy and culture, accurately
valuing transactions and evaluating operational
integration plans.
•Marketing/Sales/Merchandising: Experience with
marketing, brand management and/or consumer sales.
•Public Company Board Service: Directors who have
served on other public company boards can offer advice and
insights with regard to the dynamics and operation of the
Board, board practices of other public companies and the
relationship between the Board and the management team.
Most public company directors also have corporate
governance experience to support our goals of Board and
management accountability, greater transparency, legal and
regulatory compliance and the protection of
stockholder interests.
•Risk Oversight/Management: The Board oversees
management’s efforts to understand and evaluate the types
of risks facing Sysco and its business, evaluate the
magnitude of the exposure, and enhance risk management
practices. Directors with risk management experience can
provide valuable insights as Sysco seeks to strike an
appropriate balance between enhancing profits and
managing risk.
•Strategy Development: Directors who have served as a
senior executive for large and complex public, private,
governmental or academic organizations with responsibility
for strategic planning and development are particularly well suited to advise and oversee management in establishing
and executing the Company’s key strategic initiatives, as well as in evaluating the success of those initiatives.
•Sustainability/Responsible Growth: Experience with
sustainability and/or corporate social responsibility issues and related efforts of a large and complex public, private,
governmental or academic organization to address
such issues.
•Digital Technology/Cybersecurity: We use technology in
substantially all aspects of our business operations, and we are continuing to implement business technology initiatives in furtherance of our strategic priorities. Directors with
experience in technology and e-commerce, including current
knowledge of digital technology/new innovations and related
issues, such as cybersecurity, privacy and data
management, are well suited to oversee management’s
execution of our business technology initiatives.
The table below shows how the Board believes these
qualifications are distributed among our director nominees.
The priorities and emphasis of the Governance Committee and
of the Board with regard to these qualifications will change from time to time as the Company’s strategic priorities and the composition of the Board evolve.

24	SYSCO CORPORATION // 2024 Proxy Statement
BOARD OF DIRECTORS MATTERS (ITEM 1)
Board Recommendation

Director Qualifications
Accounting/Audit/ Financial Reporting	8
Business Operations	10
Distribution/Supply Chain	7
Executive Leadership/ Management	11
Finance	10
Foodservice Industry Experience	4
HR/Human Capital Management/Large Workforce	9
International/Global	9
M&A/Integration	7
Marketing/Sales/ Merchandising	6
Public Company Board Service	10
Risk Oversight/ Management	10
Strategy Development	10
Sustainability/Responsible Growth	6
Digital Technology/ Cybersecurity	5
Nominees
The Board of Directors has nominated the 11 individuals
identified below for election as directors to serve for one-year terms or until their successors are elected and qualified. Each of the nominees are currently serving as a director of Sysco, and each nominee consented to serve if elected. The Board
believes the nominees’ combined qualifications, skills, and

experience will contribute to an effective and
well-functioning Board.
Although management does not contemplate the possibility, if any nominee becomes unable to serve as a director before the
Annual Meeting, the proxies will vote for any nominee
designated by the present Board to fill the vacancy.
BOARD RECOMMENDATION

The Board of Directors unanimously recommends a vote “FOR” each of the nominees.

SYSCO CORPORATION // 2024 Proxy Statement	25
BOARD OF DIRECTORS MATTERS (ITEM 1)
Nominees for Election as Directors at the Annual Meeting
NOMINEES FOR ELECTION AS DIRECTORS
AT THE ANNUAL MEETING:

Age: 68 Director since: September 2016 Committees: •Corporate Governance & Nominating Committee •Sustainability Committee (Chair) •Executive Committee	DANIEL J. BRUTTO

Executive Experience:
•Mr. Brutto served as President of UPS International and Senior Vice President of United Parcel Service, Inc.
(“UPS”), from January 2008 until his retirement in June 2013.
•Previously, he served as President, Global Freight Forwarding, for UPS from 2006 to 2007, and corporate controller from 2004 to 2006.
•Mr. Brutto served as Executive Chairman of Radial, Inc., a privately held global fulfillment, customer care and technology company, from 2016 to 2017.

Additional Leadership Experience and Service:
•Served on the board of the US-China Business Council from 2008 until 2013.
•Served on the Guangdong Economic Council from 2010 until 2013.
•Served on the Turkey Economic Advisory Council from 2008 until 2013.
•Delegate to the World Economic Forum, Davos, Switzerland, from 2009 to 2013.
•Served on the board of UNICEF from 2009 until 2020.

Other Public Company Board Experience: •Director of Illinois Tool Works Inc. since February 2012.

Key Director Qualifications and Board Contributions:
•During his close to 40-year career at UPS, Mr. Brutto held several leadership roles with increasing levels of responsibility. Through these roles, he garnered significant experience across strategy development, business operations, marketing and finance that allows him to offer valuable insight to the Board regarding the operation and oversight of a major global company.
•Mr. Brutto’s experience at UPS provides him with significant knowledge of supply chain management and associated risk oversight, which brings an invaluable perspective to the Sysco Board as the Company navigates a complex global distribution network.
•Through his tenure as a public company director at both Illinois Tool Works and Sysco, Mr. Brutto has gained valuable experience overseeing sustainability and Responsible Growth matters, positioning him well as the Chair of our Sustainability Committee.

26	SYSCO CORPORATION // 2024 Proxy Statement
BOARD OF DIRECTORS MATTERS (ITEM 1)
Nominees for Election as Directors at the Annual Meeting

Age: 59 Director since: November 2023 Committees: •Audit Committee •Sustainability Committee	FRANCESCA DEBIASE

Executive Experience:
•Ms. DeBiase served as Corporate Executive Vice President, Chief Global Supply Chain Officer of McDonald’s
Corporation (“McDonald’s”) from October 2020 until she retired in August 2022.
•Previously, she served as McDonald’s Executive Vice President, Chief Global Supply Chain and Sustainability
Officer from April 2018 to September 2020 and as Senior Vice President, Chief Global Supply Chain and
Sustainability Officer from April 2015 to April 2018.
•Prior to these roles and since joining McDonald’s in 1991, Ms. DeBiase held several management roles in
McDonald’s supply chain and finance organizations in the U.S. and internationally.
•Ms. DeBiase began her career as an Auditor in the retail and consumer products industry with Ernst & Young in 1988.

Additional Leadership Experience and Service:
•Member of the Board of Advisors of AWESOME (Achieving Women’s Excellence in Supply Chain Operations,
Management and Education) since 2020.
•Board member of The Chicago Network since 2021.
•Member of The Belizean Grove since 2018.
•Member of the Board of Governors of the Metropolitan Planning Council, Chicago, Illinois, from 2018 to 2022.
•Member of the Board of Advisors, Quinlan School of Business at Loyola University Chicago from 2018 to 2021.
•Executive Sponsor to McDonald’s Women’s Leadership Network from 2015 to 2021.
•Advisory Board member for the Loyola University Supply and Value Chain Center from 2014 to 2017.
•Member of the Board of The Chicago council on Global Affairs from 2020 to the end of 2023.
•Member of the Board of Directors of Hephzibah Children’s Association, Oak Park, Illinois, from 2010 to 2018.

Other Public Company Board Experience: •Director of Norfolk Southern Corporation (a transportation company) since July 2023.

Key Director Qualifications and Board Contributions:
•During her more than 30-year career at McDonald’s and her time with Ernst & Young, Ms. DeBiase accumulated significant experience in accounting and auditing and corporate finance, culminating in her service as
McDonald’s Senior Director of European Finance from 2002 to 2005.
•Through her experience at McDonald’s, Ms. DeBiase also developed deep expertise in supply chain and sustainability, pioneering the development of a combined supply chain/sustainability operation, and garnered significant experience with international business through residing in Europe during her service in roles of increasing responsibility from 1996 to 2006, including: Chief European Supply Chain Officer; Senior Director,
Europe Finance; Director, Central & Eastern Europe, Finance, Franchising and Human Resources; and Chief
Finance Director and Head of IT and Supply Chain (McDonald’s Poland).
•Ms. DeBiase gathered significant board room experience, serving for five years as management’s representative for the Sustainability and Corporate Responsibility Committee of the McDonald’s board of directors and regularly attending meetings of the board to present on strategic plans and lead discussions of supply chain, enterprise risk and sustainability matters.

SYSCO CORPORATION // 2024 Proxy Statement	27
BOARD OF DIRECTORS MATTERS (ITEM 1)
Nominees for Election as Directors at the Annual Meeting

Age: 49 Director since: January 2022 Committees: •Audit Committee •Sustainability Committee	ALI DIBADJ

Executive Experience:
•Mr. Dibadj has served as the CEO of Janus Henderson Group plc (“Janus”) since June of 2022.
•Previously, he served as the CFO and/or Head of Finance and then as CFO and Head of Strategy from
April 2020 until June 2022 at AllianceBernstein Holding L.P. (“AB”).
•Prior to this role, Mr. Dibadj held several roles with AB since 2006, including Senior Research Analyst, where he was ranked #1 12 times for his coverage of consumer companies.
•Before joining AB, Mr. Dibadj spent almost a decade in management consulting, including roles at McKinsey &
Company and Mercer Oliver Wyman (now known as Oliver Wyman).

Other Public Company Board Experience: •Director of Janus since June 2022, when he was selected as the new CEO.

Key Director Qualifications and Board Contributions:
•Mr. Dibadj has substantial experience in finance and accounting, executive leadership, communications, investor relations, risk management, mergers and acquisitions and strategy development gained through his tenure as
CEO of Janus Henderson and as CFO and Head of Strategy at AB.
•From his role as CEO at Janus, and through his prior role as CFO and Head of Strategy of AB, Mr. Dibadj has extensive background in overseeing the strategic direction and overall day-to-day management of global asset management businesses. These responsibilities have allowed him to bring an invaluable perspective to his role on the Sysco Board and the Audit and Sustainability Committees, including on matters related to corporate governance, sustainability and executive compensation.
•Mr. Dibadj’s familiarity with the consumer sector gained through his time as a highly recognized consumer research analyst provides a unique skillset to the Board and improves its oversight capabilities with regard to corporate strategy.

Age: 76
Director since:
September 2010
Lead Independent
Director since:
April 2024
Committees:
•Corporate
Governance and
Nominating
Committee
•Compensation
and Leadership
Development
Committee
•Executive
Committee
LARRY C. GLASSCOCK

Executive Experience:
•Mr. Glasscock formerly served as the Chairman of WellPoint, Inc. (now Elevance Health, Inc.), a healthcare insurance company, from 2005 to 2010. He served as the President and CEO of WellPoint, Inc. from 2004 to 2007.
•Prior to WellPoint, Inc., he was the President and CEO of Anthem, Inc. (now Elevance Health, Inc.) from 2001 to 2004, and also served as the Chairman from 2003 to 2004.
•Mr. Glasscock previously served as COO of CareFirst, Inc., President and CEO of Group Hospitalization and
Medical Services, Inc., President and COO of First American Bank, N.A., and President and CEO of Essex
Holdings, Inc.

Other Public Company Board Experience:
•Director of Simon Property group since 2010, including in the role of Lead Independent Director since
March 2014.
•Director of Zimmer Biomet Holdings from 2001 until May 2021, including in the role of Independent Chairman from May 2013 to May 2021.
•Director of Sprint Corporation from August 2007 to July 2013.
•Chairman of WellPoint, Inc. (now Elevance, Inc.) from November 2005 to March 2010 (served as Chairman and
CEO from November 2004 to June 2007).
•Chairman of Anthem, Inc. (now Elevance, Inc.) from May 2003 to November 2004 (served as CEO from July
2001 to November 2004).

Key Director Qualifications and Board Contributions:
•Mr. Glasscock brings insightful experience to the Board regarding customer-focused, successful growth strategies gained through his time at Elevance, Inc., where he played a major role in transforming the company from a regional health insurer into a national healthcare leader.
•Throughout his career, he has developed expertise in understanding the successful integration of corporate cultures and the associated team building and human capital development, a vital perspective for the Board when evaluating acquisition targets.
•Through his executive experiences, he has built a strong understanding of effective team building and human capital development, which are extremely valuable to Sysco, as management development and succession planning remain top priorities of executive management and the Board.
•Mr. Glasscock also brings considerable financial experience, gained during his time supervising the CFOs of major corporations and earlier in his career, serving as a bank officer lending to major corporations.
•Mr. Glasscock has significant experience as a public company director and as a member of various committees related to important board functions, including audit, finance, governance and compensation.

28	SYSCO CORPORATION // 2024 Proxy Statement
BOARD OF DIRECTORS MATTERS (ITEM 1)
Nominees for Election as Directors at the Annual Meeting

Age: 62 Director since: January 2022 Committees: •Audit Committee •Compensation and Leadership Development Committee •Technology Committee	JILL M. GOLDER

Executive Experience:
•Ms. Golder served as Senior Vice President and CFO of Cracker Barrel Old Country Store, Inc. (“Cracker
Barrel”) from June 2016 to December 2020.
•Previously, she served in finance leadership roles at Ruby Tuesday, Inc. (“Ruby Tuesday”), including as
Executive Vice President and CFO from June 2014 to April 2016.
•Prior to that, Ms. Golder spent 23 years at Darden Restaurants, Inc., where she served in finance positions of increasing responsibility for several Darden brands, including Senior Vice President of Finance for Olive Garden,
Smokey Bones, Specialty Restaurant Group and Red Lobster.

Additional Leadership Experience and Service: •Director on the Board of MOD Superfast Pizza Holdings, LLC, a private company from April 2021 through March 2024.

Other Public Company Board Experience:
•Director on the Board for ABM Industries, Inc. since September 2019.
•Director for IZEA Worldwide, Inc. from May 2015 to September 2019 and March 2021 to December 2021.

Key Director Qualifications and Board Contributions:
•Through her roles at both Cracker Barrell and Ruby Tuesday, Ms. Golder has significant executive leadership experience within the foodservice industry, enabling her to provide expert insight to the Board and guidance to our management team.
•Ms. Golder’s deep expertise in the areas of accounting, audit and financial reporting are integral to her role on the Audit Committee, and her experience across investor relations, distribution, supply chain and risk management enables her to provide invaluable insight to the Board on the Company’s strategic focus areas.

Age: 64 Director since: September 2016 Committees: •Audit Committee (Chair) •Compensation and Leadership Development Committee •Executive Committee	BRADLEY M. HALVERSON

Executive Experience:
•Mr. Halverson spent the majority of his nearly 30-year career at Caterpillar, Inc. (“Caterpillar”), most recently serving as Group President, Financial Products and Corporate Services and CFO from January 2013 until his retirement in May 2018.
•From 1998 until 2012, Mr. Halverson served in various leadership roles at Caterpillar, including Corporate
Controller (2007-2010) and Vice President, Financial Services Division (2010-2012).
•Prior to these roles, Mr. Halverson spent some time outside of the United States from 1993 to 1996 with
Caterpillar Overseas, S. A., where he was a strategy and planning consultant and then a controller in Europe.
•Before joining Caterpillar in 1988, Mr. Halverson gained experience working for PricewaterhouseCoopers LLP.

Additional Leadership Experience and Service:
•Mr. Halverson currently serves as a member of the Board of Trustees of the Easterseals Central
Illinois Foundation.
•Served as Chairman of the Board of Directors of Easterseals Central Illinois and as Treasurer of the Easterseals
Central Illinois Foundation.
•Served on the OSF St. Francis Medical Center Community Foundation Board.
•Served as a member of the Executive Committee of the U.S. Chamber of Commerce.

Other Public Company Board Experience:
•Director for Constellation Energy Corporation since February 2022.
•Director for Lear Corporation since June 2020.
•Director and Chair of the Audit Committee for Satellogic, Inc. from January 2022 until September 2024.

Key Director Qualifications and Board Contributions:
•During the course of his nearly 30-year career with Caterpillar and his time with PricewaterhouseCoopers LLP,
Mr. Halverson developed deep expertise in accounting, financial reporting and corporate finance, which equips him to bring his valuable perspective to the Board, particularly through his role as Audit Committee Chair.
•Mr. Halverson’s significant experience in the areas of executive leadership and management, corporate strategy development, mergers and acquisitions, risk management, information technology systems oversight and international business, gained through his senior roles at Caterpillar, allow him to exercise effective oversight of
Sysco’s management team’s strategic execution, as well as the Company’s human capital management initiatives.

SYSCO CORPORATION // 2024 Proxy Statement	29
BOARD OF DIRECTORS MATTERS (ITEM 1)
Nominees for Election as Directors at the Annual Meeting

Age: 54 Director since: April 2018 Committees: •Corporate Governance & Nominating Committee (Chair) •Compensation and Leadership Development Committee •Executive Committee •Technology Committee	JOHN M. HINSHAW

Executive Experience:
•Mr. Hinshaw served as Group Chief Operating Officer of HSBC Group Management Services, Ltd. from
February 2020 until September 2024.
•Previously, Mr. Hinshaw served as the Executive Vice President, Technology and Operations, of Hewlett
Packard Company (“Hewlett Packard”) from November 2011 to November 2015, at which time he joined Hewlett
Packard Enterprise Company (spun-off from Hewlett Packard) as the Executive Vice President, Technology and
Operations and Chief Customer Officer, serving in such capacity until October 2016.
•Prior to joining Hewlett-Packard, Mr. Hinshaw served as Vice President and General Manager for Boeing
Information Solutions at The Boeing Company (“Boeing”) from 2010 to 2011, and before that, as
Chief Information Officer from 2007 to 2010, leading Boeing’s companywide corporate initiative on information management and information security.
•Mr. Hinshaw also spent 14 years at Verizon Communications where, among several senior roles of increasing responsibility, he served as Senior Vice President and Chief Information Officer of Verizon Wireless, overseeing the IT function of the wireless carrier.

Additional Leadership Experience and Service:
•Member of the Board of Directors of Illumio, Inc. (a cyber security company) since October 2018 and a member of the Board of Directors of Single Store, Inc. (a private database company) since September 2024.
•Mr. Hinshaw is also the Proprietor of Blackbird Vineyards LLC (a wine company).

Other Public Company Board Experience:
•Director of DocuSign, Inc. from December 2014 to May 2020 (publicly listed in April 2018).
•Director of The Bank of New York Mellon Corporation (“The Bank of New York Mellon”) from September 2014 to
December 2019.

Key Director Qualifications and Board Contributions:
•Mr. Hinshaw’s tenure in leadership roles with global public companies in industries deeply rooted in technology provides him with insight and hands-on experience with the operations of large, complex organizations and expertise in both information technology and management, enabling him to effectively oversee Sysco management, especially with regard to the execution of business technology initiatives that are vital to maintaining our global distribution and supply chain network.
•Mr. Hinshaw also gained extensive public company board experience through his service as a member of the
Board of Directors of The Bank of New York Mellon from September 2014 to December 2019 and DocuSign, Inc.
from December 2014 to May 2020 (publicly listed in April 2018), providing him with valuable insight into corporate governance, sustainability and executive compensation matters.

30	SYSCO CORPORATION // 2024 Proxy Statement
BOARD OF DIRECTORS MATTERS (ITEM 1)
Nominees for Election as Directors at the Annual Meeting

Age: 51 Director since: February 2020 Chair of the Board since: April 2024 Committees: •Executive Committee (Chair)	KEVIN P. HOURICAN

Executive Experience:
•Mr. Hourican has served as Sysco’s Chair of the Board and CEO since April 2024, and previously served as
President and CEO and a member of Sysco’s Board from February 2020 until April 2024, leading the Company’s large-scale, customer-focused and growth-related transformation, aimed at further improving the way Sysco supports its customers and accelerating profitable sales growth. Since Mr. Hourican joined Sysco, the Company’s focus on elevating customer experience, expanding our specialty distribution reach, and penetrating new international markets has resulted in consistent market share gains and record-breaking financial performance.
•Prior to Sysco, he served as Executive Vice President of CVS Health Corporation, a premier health innovation company, and President of CVS Pharmacy, overseeing CVS Health’s $85 billion retail business, including
9,900 retail stores and over 200,000 employees, as well as merchandising, marketing, supply chain, real estate, front store operations, pharmacy growth, pharmacy clinical care and pharmacy operations.
•Prior to joining CVS Health, Mr. Hourican held executive leadership roles at Macy’s

Key Director Qualifications and Board Contributions:
•Through these various operations and management positions within CVS and Macy’s, Mr. Hourican has acquired extensive experience and knowledge in the areas of executive leadership and management, corporate strategy development, distribution and supply chain management, merchandising and marketing.
•The Corporate Governance and Nominating Committee and the Board believe that it is appropriate and beneficial to Sysco to have its CEO serve as management’s voice on the Board.

Other Public Company Board Experience and Business Organizations:
•Director of Tapestry, Inc. since February 2024
•Member of the Wall Street Journal CEO Council since 2020
•Member of the Business Roundtable since 2020

SYSCO CORPORATION // 2024 Proxy Statement	31
BOARD OF DIRECTORS MATTERS (ITEM 1)
Nominees for Election as Directors at the Annual Meeting

Age: 59 Director since: August 2024 Committees: •Audit Committee •Sustainability Committee	ROBERTO MARQUES

Executive Experience:
•Mr. Marques served as a director, then Executive Chairman and CEO of Natura & Co. Holdings SA, a Brazilian
global personal care cosmetic company, from 2016 until 2022.
•Prior to that he served as Executive Vice President and President, North America at Mondelēz International Inc.
from 2015 to 2017.
•Mr. Marques served for over 25 years at Johnson & Johnson in various global and senior executive positions in
Latin America, North America and European regions.

Additional Leadership Experience and Service:
•Serves on the board of We Mean Business Coalition, a global non-profit organization supporting businesses on climate change actions.
•Serves on the Board of the United States Tennis Association Foundation.
•Served on the board of the United Nations Global Compact Board.
•Served as Senior Advisor of the Carlyle Group.
•Served as a director of the Grocery Manufacturing Association.
•Served as a director for the Brazil-U.S. Business Council in the U.S. Chamber of Commerce.

Other Public Company Board Experience: •Director of Alcoa Corporation since July 2023.

Key Director Qualifications and Board Contributions:
•During his tenure at Natura, a purpose-driven cosmetic group, Mr. Marques established a unique direct to customer, omnichannel experience with a strong digital/e-commerce platform in a relationship selling model.
Mr. Marques gained deep expertise in sustainability while at Natura and through his service on the board of the
We Mean Business Coalition as well as past roles with the United Nations Global Compact Board and the World
Economic Forum.
•As Executive Vice President and President for North America at Mondelēz International, a company that globally markets snacking brands from Kraft, Nabisco, Cadbury, among others, Mr. Marques gained deep, global foodservice experience.
•During his more than 25 years at Johnson & Johnson, Mr. Marques gained deep expertise mainly in Consumer
Global managing roles, with sales, marketing, and supply chain operations.

Age: 66 Director since: January 2022 Committees: •Compensation and Leadership Development Committee (Chair) •Corporate Governance & Nominating Committee	ALISON KENNEY PAUL

Executive Experience:
•Ms. Paul has served as Managing Director, Global Alliances of Google, Inc. since August 2021.
•Previously, she served Deloitte as Vice Chairman and Leader of the U.S. Retail and Wholesale Distribution
practice from August 2008 to June 2021, and as a Senior Manager in the Consumer and Retail Industry focusing on Strategy and Operations from 2002 to August 2008.

Additional Leadership Experience and Service:
•Member of the National Board of Girls, Inc., since October 2017. Girls, Inc. is a not-for-profit organization serving over 150 thousand girls ages 6 to 18 each year.
•Member of the International Women's Forum, SoCal Membership Committee.
•Served as a member of Deloitte's Nominating Committee.
•Served as a member of the National Retail Federation Board of Directors.
•Co-Founder and President of the CPG/Retail industry organization Network of Executive Women (Now NextUp).

Key Director Qualifications and Board Contributions:
•Throughout her career at both corporations and professional services firms, as well as early- and mid-stage startups, Ms. Paul has developed extensive experience in the areas of executive leadership, finance, human resources, talent management, global operations, marketing, sales and merchandising, strategy development and digital technology and cybersecurity.
•Ms. Paul’s leadership of a global technology-driven team and her years of experience advising leading consumer product industry companies on business development, strategic, and marketing initiatives position her to deliver insightful guidance to the Board and management team on Sysco’s strategic growth initiatives.

32	SYSCO CORPORATION // 2024 Proxy Statement
BOARD OF DIRECTORS MATTERS (ITEM 1)
Nominees for Election as Directors at the Annual Meeting

Age: 71 Director since: September 2017 Committees: •Corporate Governance and Nominating Committee •Sustainability Committee •Executive Committee •Technology Committee (Chair)	SHEILA G. TALTON

Executive Experience:
•Ms. Talton currently serves as the President and CEO of Gray Matter Analytics, a firm focused on data analytics consulting services in the healthcare industry.
•Previously, she served as President and CEO of SGT Ltd., a firm that provides strategy and technology consulting services in the financial services, healthcare and technology business sectors, from 2011 to 2013.
•From 2008 to 2011, Ms. Talton served as Vice President, Office of Globalization, for Cisco Systems, Inc.
•Prior to that time, she held other leadership positions at Cisco Systems, Inc., Electronic Data Systems
Corporation and Ernst & Young, LLP.

Additional Leadership Experience and Service:
•Congressional appointee on the U.S. White House Women’s Business Council.
•Board member of Chicago’s Northwestern Hospital Foundation.
•Board member of the Chicago Shakespeare Theater.
•Board member of the Chicago Urban League.

Other Public Company Board Experience:
•Director of Deere & Company since 2015.
•Director of OGE Energy Corp. since 2013.
•Director of Wintrust Financial Corporation from 2012 to 2019.
•Director of ACCO Brands Corporation from 2010 to 2015.

Key Director Qualifications and Board Contributions:
•Ms. Talton has extensive experience in executive leadership roles within the information technology system and cybersecurity industries, providing her with a valuable perspective on Sysco’s business technology initiatives and the Board’s approach to privacy and cybersecurity risk oversight. This experience is particularly impactful in
Ms. Talton’s role as Chair of Sysco’s Technology Committee.
•Ms. Talton has served as an independent director for multiple public companies since 2010, which has provided her with extensive experience in executive compensation, corporate governance, risk management and audit and finance matters.

How to Contact the Board
Stockholders and other interested parties may communicate with the Chair of the Board, the Lead Independent Director, the
independent directors as a group, and the other individual members of the Board by confidential online submission or by mail. All appropriate correspondence will be delivered to the parties to whom they are addressed. Items unrelated to the duties and responsibilities of the Board, such as product inquiries and complaints, job inquiries, business solicitations, and junk mail will not be forwarded. You may access the form to communicate by confidential online submission on Sysco’s website at www.sysco.com under “Investors — Corporate Governance — Contact the Board.” You may contact any of our directors by mail in care of the
Corporate Secretary, Sysco Corporation, 1390 Enclave Parkway, Houston, Texas 77077.

SYSCO CORPORATION // 2024 Proxy Statement	33
DIRECTOR COMPENSATION
OVERVIEW OF NON-EMPLOYEE
DIRECTOR COMPENSATION
Semler Brossy Consulting Group LLC (“Semler Brossy”)
advised the Governance Committee with respect to non-
employee director compensation. At the Governance
Committee’s request, Semler Brossy provided data regarding
the amounts and types of compensation paid to non-employee
directors at the companies in Sysco’s peer group and identified trends in director compensation. All decisions regarding non-
employee director compensation are recommended by the
Governance Committee and approved by the Board. In
addition to providing background information and written
materials, Semler Brossy representatives attended meetings
when the Chair of the Governance Committee believed their
expertise would be beneficial to the committee’s discussions.
Sysco uses a combination of cash and stock-based
compensation to attract and retain qualified candidates to
serve on the Board. Directors who are also Sysco employees,
such as Mr. Hourican, do not receive additional compensation for serving on the Board or any of its committees.
Non-employee directors receive the following amounts:
•Annual cash retainer — $110,000, paid in
quarterly installments;
•Additional cash retainer for committee chairs (paid in
quarterly installments):
•Audit Committee — $30,000;
•CLD Committee — $20,000;
•Governance Committee — $20,000;
•Sustainability Committee — $20,000; and
•Technology Committee — $20,000;
•Annual grant of restricted stock — valued at $205,000 and
vests in full on the first anniversary of the grant date;
•Lead Independent Director additional cash retainer -
$100,000; and
•Chair of the Board additional cash retainer — $250,000 (paid in quarterly installments).
Mr. Hourican did not receive separate compensation for his
service as Chair of the Board in fiscal year 2024. See “Equity-
Based Awards to Non-Employee Directors” below for a
description of the plan under which the restricted stock was granted, and the “Fiscal Year 2024 Director Compensation”
table below for detailed compensation information for fiscal year 2024 for each person who served as a
non-employee director.
Reimbursement of Expenses
Non-employee directors are entitled to reimbursement of
expenses related to their service as a director, including
committee participation or special assignments. Travel
reimbursements may include reimbursement of a portion of the cost of non-commercial air travel in connection with Sysco
business, subject to specified maximums. Non-employee
directors may not be reimbursed for amounts related to the

purchase price of an aircraft or fractional interest in an aircraft, and any portion of the reimbursement that relates to insurance, maintenance and other non-incremental costs is subject to an annual cap. Non-employee directors also receive discounts on products carried by the Company and its subsidiaries
comparable to the discounts offered to all Sysco employees.
DIRECTORS DEFERRED COMPENSATION PLAN
Non-employee directors may defer all or a portion of their annual retainer, including additional fees paid to committee chairs, Lead
Independent Director and the Chair of the Board, under the Directors Deferred Compensation Plan. Non-employee directors may choose from several investment options. We credit such deferred amounts with investment gains or losses until the non-employee director retires from the Board or until the occurrence of certain other events.

34	SYSCO CORPORATION // 2024 Proxy Statement
DIRECTOR COMPENSATION
Equity-Based Awards to Non-Employee Directors
EQUITY-BASED AWARDS TO
NON-EMPLOYEE DIRECTORS
As of September 16, 2024, the non-employee directors held shares of restricted stock and elected shares (as described below), all of which were issued under the Sysco Corporation 2018 Omnibus Incentive Plan, which we refer to as the “2018 Omnibus
Incentive Plan.” Below is a description of the relevant provisions of the 2018 Omnibus Incentive Plan.
Election to Receive a Portion of the Annual Retainer in Common Stock
Under the 2018 Omnibus Incentive Plan, a non-employee
director may elect to receive between 10% and 100% (in 10%
increments) of his or her annual retainer fee, including any additional retainer paid to the Chair of the Board, Lead
Independent Director and the committee chairs, in Common
Stock rather than in cash. During fiscal year 2024, if a director made this election, on the date that we made each quarterly
payment of the annual retainer fees, we credited the director’s stock account with the number of shares of Common Stock
that the director could have purchased with the portion of the cash retainer that the director chose to receive in stock,
assuming a purchase price equal to the closing price of a share of Common Stock on the last business day before that date.
We refer to the shares credited in this manner as “elected
shares.” The elected shares vest as soon as they are credited to the director’s account, but we do not issue them until the end of the calendar year.
Annual Awards of Restricted Stock
Pursuant to the 2018 Omnibus Incentive Plan, the Board may
grant to non-employee directors, among other things, shares of restricted stock, in the amounts and on such terms as it
determines, but no such grant may vest earlier than one year following the grant date. A restricted stock award is
denominated in shares of Common Stock and is subject to
transfer restrictions and the possibility of forfeiture. The equity grant to the non-employee directors for fiscal year 2024 was issued in November 2023.
If a director leaves the Board after serving his or her term, or for any reason after reaching age 71, his or her restricted stock will remain outstanding and continue to vest as originally
scheduled. All unvested restricted stock will automatically vest upon a director’s death. A director who ceases to serve as a director of Sysco under any other circumstances will forfeit his or her unvested restricted stock.
Deferral of Shares
A non-employee director may elect to defer receipt of any or all shares of Common Stock issued under the 2018 Omnibus
Incentive Plan, whether such shares are to be issued as a
grant of restricted stock or as elected shares. Generally, the receipt of Common Stock may be deferred until the earliest to occur of the death of the non-employee director, the date on which the non-employee director ceases to be a director of the
Company, or a change of control of Sysco. All such deferral
elections must be made in accordance with the terms and
conditions set forth in the Sysco Corporation 2009 Board of
Directors Stock Deferral Plan (the "2009 Stock Deferral Plan").
Change in Control
Under the 2018 Omnibus Incentive Plan and the applicable grant agreements, any unvested awards of restricted stock will vest immediately upon the occurrence of certain terminations of service within the 24-month period following a specified change in control.

SYSCO CORPORATION // 2024 Proxy Statement	35
DIRECTOR COMPENSATION
Fiscal Year 2024 Director Compensation
STOCK OWNERSHIP GUIDELINES
To align the interests of our directors with those of our
stockholders, the Board concluded that our directors should
have a significant financial stake in Common Stock. To further that goal, we maintain stock ownership guidelines for members of the Board.
The Guidelines provide that a non-employee director who has
served for five years is expected to have attained and,
thereafter, to continuously maintain, minimum ownership of
Common Stock equal in value to five times the annual base
retainer. The shares counted towards this ownership
requirement include (i) elected shares, (ii) vested Share Units
(as defined in the 2009 Stock Deferral Plan) held by a non-
employee director through the 2009 Stock Deferral Plan (or
any successor plan thereto), (iii) shares of restricted stock held by a non-employee director that may be subject to transfer
restrictions or potential clawbacks, and (iv) shares owned
directly by an entity (such as a corporation or foundation) over which a non-employee director shares voting power or
investment power. Shares underlying all other outstanding
securities exercisable for, or convertible into, Common Stock, including stock options and RSUs are not counted toward the
ownership requirement.
As of September 16, 2024, each non-employee director was in
compliance with the applicable stock ownership guidelines or on track to achieve compliance within the allotted five-year time frame.
FISCAL YEAR 2024 DIRECTOR COMPENSATION
The following table provides compensation information for fiscal year 2024 for each of our directors who served for any part of the fiscal year, other than Mr. Hourican, who did not receive any compensation for his fiscal year 2024 Board service, other than the compensation for services as an employee that is disclosed elsewhere in this Proxy Statement. See “Executive Compensation –
Summary Compensation Table” below for details regarding the executive officer compensation earned by Mr. Hourican for fiscal year 2024:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	Non-Qualified Deferred Compensation Earnings ($)(5)	Other Compensation ($)(6)	Total ($)
Daniel J. Brutto	127,500	204,943	—	—	332,443
Francesca DeBiase(7)	82,500	204,943	—	—	287,443
Ali Dibadj	107,500	204,943	—	—	312,443
Larry C. Glasscock(8)	147,500	204,943	—	—	352,443
Jill M. Golder	107,500	204,943	—	—	312,443
Bradley M. Halverson	136,250	204,943	—	—	341,193
John M. Hinshaw	112,500	204,943	—	—	317,443
Hans-Joachim Koerber(9)	52,500	—	—	—	52,500
Alison Kenney Paul	127,500	204,943	—	—	332,443
Edward D. Shirley(10)	357,500	204,943	—	—	562,443
Sheila G. Talton	127,500	204,943	—	—	332,443
(1)Includes retainer fees, including any retainer fees for which the non-employee director has elected to receive shares of Common Stock in lieu of cash and fees for the fourth quarter of fiscal year 2024 that were paid at the beginning of fiscal year 2025. Although we credit shares to a director’s account each quarter, the elected shares are not actually issued until the end of the calendar year, unless the director’s service as a member of the Board terminates earlier. The number of shares of Common Stock actually credited to each non-employee director’s account in lieu of cash during fiscal year 2024, which are reported in the column entitled “Stock Awards” above, was as follows:
660 shares for Mr. Brutto; 1,468 shares for Mr. Dibadj; 1,109 shares for Mr. Glasscock; 375 shares for Dr. Koerber; 143 shares for Ms. Paul;
and 1,280 shares for Mr. Shirley. Messrs. Halverson and Hinshaw and Mses. DeBiase, Golder and Talton did not elect to receive any shares in lieu of their cash retainer fees. Directors may choose to defer receipt of the elected shares described in this footnote under the
2009 Stock Deferral Plan. The number of elected shares of Common Stock deferred by each non-employee director during fiscal year 2024
(which are included in the elected shares described above) was as follows: Mr. Glasscock (1,109 shares). To the extent that cash dividends are paid on our Common Stock, each non-employee director also receives the equivalent amount of the cash dividend credited to his or her account with respect to all elected shares that are deferred. If the director has chosen to defer the receipt of any shares, such shares will be credited to the director’s account and issued on the earliest to occur of the “in-service” distribution date elected by the director (which will be at least one year following the end of the plan year in which the shares would otherwise have been distributed to the director), the death of the director, the date on which the director ceases to be a director of the Company, a change of control of Sysco, or the date on which the director applies and qualifies for a hardship withdrawal.

36	SYSCO CORPORATION // 2024 Proxy Statement
DIRECTOR COMPENSATION
Fiscal Year 2024 Director Compensation
(2)For fiscal year 2024, the Board, upon the recommendation of the Governance Committee, determined that it would grant approximately
$205,000 in equity incentives to each of the non-employee directors. Therefore, on November 17, 2023, the Board granted to each of the non-employee directors 2,900 shares of restricted stock valued at $70.67 per share, the closing price of Common Stock on the NYSE on
November 16, 2023. These awards were granted under the 2018 Omnibus Incentive Plan and vest in full on the first anniversary of the grant date. The amounts in this column reflect the grant date fair value of the awards computed in accordance with ASC 718, “Share-Based
Compensation — Non-Employee Director Awards”. See Note 18 of the consolidated financial statements in Sysco’s Annual Report on Form
10-K for the fiscal year ended June 29, 2024, regarding assumptions underlying valuation of equity awards. The value of any elected shares is included in the column entitled “Fees Earned or Paid in Cash,” as described in footnote (1) above. See “Equity-Based Awards to Non-
Employee Directors” above for a more detailed description. Although we credit elected shares to a director’s account each quarter, the shares are not actually issued until the end of the calendar year, unless the director’s service as a member of the Board of Directors terminates. Pursuant to the 2009 Stock Deferral Plan, non-employee directors may choose to defer receipt of the shares to be issued in connection with the annual restricted stock award. Messrs. Glasscock and Hinshaw and Ms. DeBiase deferred receipt of the 2,900 shares of restricted stock. To the extent that cash dividends are paid on our Common Stock, each non-employee director also receives the equivalent amount of the cash dividend credited to his or her account with respect to all deferred restricted stock awards in the form of stock units. A director may elect an “in-service” distribution date for deferrals that is at least one year following the end of the plan year in which the shares would otherwise have been distributed to the director. Otherwise, distributions occur upon the earlier of the death of the director, the date on which the director ceases to be a director of the Company, or a change of control of Sysco, unless the director applies and qualifies for a hardship withdrawal.
(3)The aggregate number of unvested stock awards held by each director listed in the table above, as of June 29, 2024, was as follows, and none of the directors shown in the table had options outstanding as of June 29, 2024:

Aggregate Unvested Stock Awards Outstanding as of June 29, 2024
Daniel J. Brutto	2,900
Francesca DeBiase	2,900
Ali Dibadj	2,900
Larry C. Glasscock	2,900
Jill M. Golder	2,900
Bradley M. Halverson	2,900
John M. Hinshaw	2,900
Hans-Joachim Koerber	—
Alison Kenney Paul	2,900
Edward D. Shirley	2,900
Sheila G. Talton	2,900
The unvested stock awards for each non-employee director listed in the table immediately above relate to restricted stock awards granted in November 2023 that vest in November 2024.
(4)None of the directors shown in the table received option grants with respect to his or her service as an independent director during fiscal year 2024.
(5)We do not provide a pension plan for the non-employee directors.
(6)The total value of all perquisites and personal benefits received by each of the non-employee directors was less than $10,000.
(7)Ms. DeBiase joined the Board on November 17, 2023.
(8)Mr. Glasscock was elected Lead Independent Director effective April 30, 2024.
(9)Dr. Koerber retired from the Board at the conclusion of Sysco’s Annual Meeting of Stockholders held on November 17, 2023.
(10)Mr. Shirley resigned from the Board for health reasons effective April 30, 2024.

SYSCO CORPORATION // 2024 Proxy Statement	37
DIRECTOR COMPENSATION
Certain Relationships and Related Person Transactions
CERTAIN RELATIONSHIPS AND RELATED
PERSON TRANSACTIONS
Related Person Transactions Policies and Procedures
The Board has adopted written policies and procedures for
review and approval or ratification of transactions with related persons. These policies apply to Sysco directors, director
nominees, executive officers, beneficial owners of more than 5 percent of our outstanding Common Stock, and any immediate
family members of any of these persons.
We follow the policies and procedures below for any
transaction, arrangement, or relationship, or any series of
similar transactions, arrangements, or relationships, in which
Sysco was or is to be a participant, the amount involved
exceeds $100,000, and a related person had or will have a
direct or indirect material interest. Among other situations, these policies specifically apply to purchases of goods or
services by or from a related person or an entity in which a related person has a material interest, indebtedness,
guarantees of indebtedness, and employment by Sysco of a
related person. The Board has determined that the following do not create a material direct or indirect interest on behalf of the related person, and are therefore not related person
transactions to which these policies and procedures apply:
•Interests arising only from the related person’s position as a director of another corporation or organization that is a party to the transaction;
•Interests arising only from the direct or indirect ownership by the related person and all other related persons in the
aggregate of less than a 10% equity interest, other than a
general partnership interest, in another entity that is a party to the transaction;
•Interests arising from both the position and ownership level described in the two bullet points above;
•Interests arising solely from the ownership of a class of
Sysco’s equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis, such as dividends;
•A transaction that involves compensation to an executive
officer if the compensation has been approved by the CLD
Committee, the Board, or a group of independent directors of
Sysco performing a similar function; or
•A transaction that involves compensation to a director for
services as a director of Sysco if such compensation will be reported pursuant to Item 402(k) of Regulation S-K.
Any of our employees, officers, or directors who have
knowledge of a proposed related person transaction must
report the transaction to our chief legal officer. Whenever
practicable, before the transaction becomes effective or is
consummated, the proposed transaction will be reviewed and
approved by the Board or, pursuant to authority delegated by the Board, by the Chair of the Governance Committee, if the
aggregate amount involved is expected to be less than
$200,000, or the entire Governance Committee, if the
aggregate amount involved is expected to be less than
$500,000. If a potential related person transaction is entered into without such prior approval, the Governance Committee
will review and recommend to the Board, and the Board will
determine, in its discretion, whether to ratify the transaction.
During the first quarter of each fiscal year, the Governance
Committee and the Board will review any related person
transaction that was previously approved and is ongoing to:
•ensure that such transaction has been conducted in
accordance with the previous approval;
•ensure that Sysco makes all required disclosures regarding
the transaction; and
•determine if Sysco should continue, modify, or terminate
the transaction.
Our Related Persons Transaction Policy sets forth the process for reviewing proposed transactions, the information that must be considered, and the standard for approval or ratification.
Transactions with Related Persons
The Governance Committee and the Board reviewed all transactions since July 2, 2023 involving a “related person” identified in the annual questionnaire responses or otherwise known to the Board or the Company and determined that none of the transactions was required to be disclosed as a related person transaction pursuant to the SEC’s rules.

38	SYSCO CORPORATION // 2024 Proxy Statement
GLOBAL CODE OF CONDUCT
Our Global Code of Conduct (the “Code”) is guided by our
values and expectations which we believe are important to
delivering exceptional service with the highest degree of
integrity. We require all of our directors, officers and
colleagues, including our CEO, Chief Financial Officer, and
Chief Accounting Officer, to understand and abide by the
Code, as it represents our commitment to conduct our
business with the highest standards of moral and ethical
behavior in accordance with our values: Rooted in Integrity,
Committed to Inclusion, Drive Together, Define Excellence,
and Grow Responsibility.
The Code addresses the following, among other topics:
•fraud;
•anti-corruption and anti-bribery;
•export/import laws and trade sanctions;
•human rights;
•diversity equity, and inclusion;
•workplace safety;
•antitrust;
•competition and fair dealing;
•professional conduct, including customer relationships, equal opportunity, and receipt of payments and gifts;
•political contributions;
•conflicts of interest;
•insider trading;
•financial disclosure;
•intellectual property; and
•confidential information.
The Code, which is reviewed periodically by our Governance
Committee, requires strict adherence to all laws and
regulations applicable to our business and requires employees to report any violations or suspected violations of the Code. We have published the Code on our website in the Overview
section under “Investors—Corporate Governance” at
www.sysco.com. We intend to disclose any future amendments
to or waivers of our Code on our website at www.sysco.com
under the heading “Investors—Corporate Governance.”
Reporting a Concern or Violation
Our Code explains that there are multiple channels for an
employee to report a concern, including to a colleague’s
manager, a human resource professional, our Global Ethics
and Compliance department, or to the Sysco Ethics Line. Our
Ethics Line is available 24 hours a day, 365 days a year,
worldwide, to receive calls or web submissions from anyone
wishing to report a concern or complaint, anonymous or
otherwise. Our Ethics Line contact information can be found on our website at www.sysco.com under the heading “About
Sysco – The Sysco Story – Sysco Global Code of Conduct.”
Our Senior Vice President, Legal, General Counsel and
Corporate Secretary or Vice President, Chief Compliance
Officer are responsible for informing the Chair of our Audit
Committee of reports or allegations of impropriety relating to our accounting, internal controls, or other financial or audit matters. All such matters are escalated, investigated and
responded to in accordance with the procedures established by the Audit Committee to ensure compliance with the
Sarbanes-Oxley Act of 2002.

SYSCO CORPORATION // 2024 Proxy Statement	39
EXECUTIVE OFFICERS
The following individuals currently serve as executive officers of Sysco. Additional biographical information concerning these officers is provided below (other than Mr. Hourican, whose biographical information is provided under “Board of Directors Matters—
Nominees for Election as Directors at the Annual Meeting” above).

Name	Title	Age
Kevin P. Hourican*	Chair of the Board and Chief Executive Officer	51
Greg D. Bertrand*	Executive Vice President, Global Chief Operating Officer	60
Kenny K. Cheung*	Executive Vice President and Chief Financial Officer	42
Victoria L. Gutierrez	Senior Vice President, Chief Merchandising Officer	39
Jennifer L. Johnson	Senior Vice President and Chief Accounting Officer	51
Gregory S. Keller	Senior Vice President, National Accounts - Sysco, SYGMA and Guest Worldwide	54
Eve M. McFadden	Senior Vice President, Legal, General Counsel and Corporate Secretary	48
Thomas R. Peck, Jr.*	Executive Vice President, Chief Information and Digital Officer	57
Ronald L. Phillips*	Executive Vice President and Chief Human Resources Officer	59
Daniel T. Purefoy	Senior Vice President, Chief Supply Chain Officer	55
Neil A. Russell, II	Senior Vice President, Corporate Affairs and Chief Administrative Officer	53
*Named Executive Officer.

Age: 60 Executive Officer since: July 2016	GREG D. BERTRAND

Biography:
Mr. Bertrand has served as Sysco’s Executive Vice President and Global Chief Operating Officer since September
2003. Previously, he served as Sysco’s Executive Vice President, U.S. Foodservice Operations from July 2018 to
September 2023, as Senior Vice President, U.S. Foodservice Operations from July 2016 to July 2017, Senior Vice
President, Foodservice Operations (West) from August 2015 to July 2016, Senior Vice President, Merger Integration
Deployment from November 2014 to August 2015, and Senior Vice President, Business Process Integration from
March 2014 to November 2014. Mr. Bertrand began his Sysco career in 1991 as a Marketing Associate at Sysco
Chicago, where he advanced through several sales leadership positions before becoming Vice President-Sales in 1997 and Senior Vice President-Sales in 1998. He was promoted to Executive Vice President in 1999. In 2005, he was
named President-Sysco Eastern Wisconsin. He became President-Sysco Chicago in 2008 and took on the added responsibilities of leading Sysco Eastern Wisconsin and Sysco Baraboo in 2009. He was promoted to Market Vice
President-Midwest in 2010 and then to Senior Vice President – Foodservice Operations (West) in July 2012.

Age: 42 Executive Officer since: April 2023	KENNY K. CHEUNG

Biography:
Mr. Cheung has served as Sysco’s Executive Vice President and Chief Financial Officer since April 2023. As CFO, he is responsible for Sysco’s Financial Planning & Analysis, Accounting, Audit, Tax and Corporate Finance departments.
Previously, he served as Executive Vice President, Chief Financial Officer at The Hertz Corporation, a global car rental company from September 2020 to March 2023. From December 2018 to September 2020, Mr. Cheung served in various leadership roles at Hertz including Executive Vice President, Chief Operational Officer Finance and
Restructuring Officer, Senior Vice President and Chief Financial Officer, North America and Senior Vice President,
Global Financial Planning and Analysis. Before joining Hertz, Mr. Cheung spent a decade with Nielsen Holdings, PLC, most recently as Global Chief Audit Executive from May 2017 to December 2018 and prior to that Regional Chief
Operating Officer October 2014 to May 2017 and Regional Chief Financial Officer from July 2012 to October 2014.
Mr. Cheung began his career at General Electric working within the finance department supporting supply chain, operations and FP&A from 2005 to 2007. Mr. Cheung received a Bachelor of Science degree in finance from the
University of Maryland and a Master’s of Business Administration degree from Washington University in
St. Louis, Missouri.

40	SYSCO CORPORATION // 2024 Proxy Statement
EXECUTIVE OFFICERS

Age: 39 Executive Officer since: October 2023	VICTORIA L. GUTIERREZ

Biography:
Ms. Gutierrez has served as Senior Vice President, Chief Merchandising Officer since August 2022. Previously, she served as Vice President of Category Management after joining Sysco in July 2021. Prior to joining Sysco,
Ms. Gutierrez was a Partner with the Boston Consulting Group (“BCG”) from September 2014 to June 2021, serving as a lead member of BCG’s Retail, Large Scale Change and Operations practices, as well as a firm expert in transformation management, merchandising analytics and private brands. Before joining BCG, she held several positions in the beverage industry as a certified sommelier and entrepreneur. Ms. Gutierrez holds a Master of Business
Administration degree from Massachusetts Institute of Technology’s Sloan School of Management and a B.S. with
Honors from Northwestern University.

Age: 51 Executive Officer since: October 2023	JENNIFER L. JOHNSON

Biography:
Ms. Johnson has served as Sysco’s Senior Vice President and Chief Accounting Officer since October 2023.
Previously, she served as Corporate Vice President and Principal Accounting Officer of FedEx Corporation (“FedEx”)
from October 2021 to October 2023, Corporate Vice President and Principal Accounting Officer – Elect from
August 2021 to September 2021 and Staff Vice President and Corporate Controller from 2015 to 2021. Ms. Johnson was Vice President – Accounting of FedEx Corporate Services, Inc. from 2013 to 2015.  Prior to that, she held various positions in the financial reporting group at FedEx from 2005 through 2013, including Staff Director – Financial
Reporting from 2011 through 2013. Ms. Johnson holds bachelor’s and master’s degrees of professional accountancy from Mississippi State University and is a certified public accountant.

Age: 54 Executive Officer since: September 2023	GREGORY S. KELLER

Biography:
Mr. Keller has served as Senior Vice President, National Accounts - Sysco, SYGMA and Guest Worldwide since
September 2023. Previously, he served as Senior Vice President, National Sales from November 2021 to September
2023, served as Senior Vice President, Sales from November 2020 to November 2021, served as Senior Vice
President, National Sales and President, SYGMA from February 2019 to November 2020, served as Vice President,
Sysco, National Restaurants and President, SYGMA from November 2018 to February 2019, Vice President, Sysco and President SYGMA from January 2015 to November 2018 and President, SYGMA from July 2013 to December
2015. Mr. Keller began his career at SYGMA since August 2000 and has held a variety of sales, leadership and executive roles with increasing responsibility within Sysco.

Age: 48 Executive Officer since: February 2019	EVE M. MCFADDEN

Biography:
Ms. McFadden serves as Sysco’s Senior Vice President, Legal, General Counsel & Corporate Secretary with responsibility over the company’s legal, compliance, ethics, enterprise risk management, and business continuity functions. Ms. McFadden began her career at Sysco as Corporate Counsel – Employment and held various positions in the legal department prior to her promotion to VP, Legal, General Counsel & Corporate Secretary in February 2019.
From December 2007 to December 2008, Ms. McFadden worked for ABM Industries Incorporated, a facility management company, as Assistant General Counsel. Ms. McFadden also worked as an Associate for the law firm
Littler Mendelson, P.C. from October 2003 to December 2007 and began her law career as an Associate for Karr Tuttle
Campbell in Seattle, Washington. Ms. McFadden graduated with honors from the University of Texas School of Law and holds an undergraduate degree in Political Science from the University of Washington.

SYSCO CORPORATION // 2024 Proxy Statement	41
EXECUTIVE OFFICERS

Age: 57 Executive Officer since: January 2021	THOMAS R. PECK, JR.

Biography:
Mr. Peck has served as Sysco’s Executive Vice President & Chief Information and Digital Officer since January 2021.
Prior to joining Sysco, Mr. Peck served as Executive Vice President, Chief Information and Digital Officer for Ingram
Micro Inc. from March 2018 to December 2020. He previously served as Senior Vice President and Global Chief
Information Officer of AECOM, a global infrastructure consulting firm, from September 2012 to March 2018 and Global
Leader Procurement and Travel of AECOM from May 2014 to March 2017. Prior to joining AECOM, Mr. Peck held several senior level positions with Levi Strauss & Company from September 2008 to September 2012, MGM Resorts
(formerly MGM MIRAGE) from March 2006 to August 2008 and General Electric Company from August 1998 to March
2006. Mr. Peck began his career as an officer of the United States Marine Corps. Mr. Peck holds a Master of Science in Management from the Naval Postgraduate School and a Bachelor of Science in Economics from the United States
Naval Academy. In addition, Mr. Peck was inducted into the CIO Hall of Fame in 2015.

Age: 59 Executive Officer since: May 2021	RONALD L. PHILLIPS

Biography:
Mr. Phillips has served as Sysco’s Executive Vice President and Chief Human Resources Officer since May 2021. Prior to joining Sysco, Mr. Phillips served as Senior Vice President, Human Resources, Retail, Omnicare and Enterprise
Modernization for CVS Health Corporation, a premier health innovation company, from October 2018 to April 2021.
He previously served as Chief People Officer for Carnival Cruise Line from October 2015 to October 2018 and Chief
Human Resources Officer for New York Presbyterian Hospital System from September 2013 to September 2015. Prior to joining New York Presbyterian, Mr. Phillips joined Comcast Corporation and served in various roles of increasing responsibility, including as Senior Vice President of Human Resources from October 2009 to November 2012,
Divisional Vice President of Human Resources from March 2007 to October 2009, and Regional Vice President of
Human Resources from September 2004 to March 2007. He also served as Senior Human Resources Manager with
Ryder System, Inc. from July 2003 to September 2004 and began his career as a Division Director of Human
Resources at McDonald’s Corporation from May 1997 to July 2003. Mr. Phillips earned a Bachelor of Arts degree in
Sociology and Administration of Justice from Virginia State University and a J.D. from the University of Richmond
School of Law.

Age: 55 Executive Officer since: September 2023	DANIEL J. PUREFOY

Biography:
Mr. Purefoy has served as Sysco’s Senior Vice President, Chief Supply Chain Officer since September 2023.
Previously, he served as Chief Supply Chain Operations Officer from August 2022 to September 2023. Prior to joining
Sysco, Mr. Purefoy served as Senior Vice President, Global Operations and Head of Diversity & Inclusion for Capri
Holdings Limited (“Capri”), a multinational fashion holding company, from March 2020 to July 2022 and as Division
Vice President, Global Procurement, Engineering & Strategy for Capri from October 2014 to March 2020. Before joining Capri, Mr. Purefoy served in engineering roles of increasing responsibility with The Home Depot, Inc. from
December 2008 to September 2014, and Dell, Inc. from August 2005 to November 2008. He began his career as an officer for the U.S. Army with leadership positions in Engineering, Personnel and Operations. Mr. Purefoy earned a
Bachelor of Science in Civil Engineering degree from Howard University and a Master of Business Administration
degree from Emory University.

42	SYSCO CORPORATION // 2024 Proxy Statement
EXECUTIVE OFFICERS
Management Development and Succession Planning

Age: 53 Executive Officer since: January 2023	NEIL A. RUSSELL, II

Biography:
Mr. Russell has served as Sysco’s Senior Vice President, Corporate Affairs and Chief Administrative Officer since
April 2023. As Chief Administrative Officer, he is responsible for designing and implementing Sysco’s portfolio of strategic initiatives and leading and managing Sysco’s Growth Communications, Sustainability and Government
Relations functions. From January 2023 to April 2023, he also served as Senior Vice President, Corporate Affairs,
Chief Communications Officer and Interim Chief Financial Officer. Mr. Russell began his Sysco career in August 2007 as Vice President, Investor Relations, successfully managing relationships with equity markets and expanding Sysco’s stockholder base. From February 2014 until July 2015, he served as Senior Vice President, Corporate Affairs at
International Paper (Veritiv), where he led the company’s Investor Relations, Communications, Corporate Social
Responsibility (CSR) and Government Relations functions. He rejoined Sysco in July 2015 as Vice President, Investor
Relations, and, while in that role, assumed responsibility for Sysco’s Corporate Communications and CSR teams, as well as the role of Treasurer. Prior to Sysco, Mr. Russell held roles in Strategic Planning, Revenue Management and
Financial Auditing at America West Airlines from 1995 to 1998, and Investor Relations, Financial Planning & Analysis,
Mergers & Acquisitions and Strategic Planning at Delta Air Lines from September 1998 to July 2007. Mr. Russell currently serves as Secretary of the Board of Kids’ Meals in Houston, a non-profit organization that delivers free meals to fight hunger in pre-school aged children. He is also on the Strategic Advisory Board of the March of Dimes and has
been a volunteer teacher with Junior Achievement for the past 12 years. Additionally, he was appointed by the White
House Administration to be on the Wilson Center Global Advisory Council, reporting to Congress, assisting with food security and supply chain complexities around the world. Mr. Russell received a Bachelor of Science degree in
Business Management from Arizona State University and a Master’s of Business Administration degree from the New
York Institute of Technology.

MANAGEMENT DEVELOPMENT AND
SUCCESSION PLANNING
On an ongoing basis, the Board plans for succession to the position of CEO and other key management positions. The
Governance Committee is responsible for reviewing and recommending to the Board the appointment of all executive officers and other senior officers that report to the CEO. To assist the Board, the CEO periodically assesses the senior executives and their potential to succeed to the position of CEO and provides the Board with an assessment of potential successors to other key positions. On an annual basis, the Board and the CLD Committee engage in discussions with management regarding increasing the diversity of Sysco’s executive management team. Management development and succession planning remained top priorities of executive management and the Board during fiscal year 2024.

SYSCO CORPORATION // 2024 Proxy Statement	43
STOCK OWNERSHIP
SECURITY OWNERSHIP OF OFFICERS
AND DIRECTORS
The following table sets forth certain information with respect to the beneficial ownership of Common Stock, as of September 16,
2024, by (i) each current director and director nominee, (ii) each NEO (as defined under “Compensation Discussion and Analysis”), and (iii) all current directors and executive officers as a group. Unless otherwise indicated, each stockholder identified in the table has sole voting and investment power with respect to his or her shares. Fractional shares have been rounded to the nearest whole share.

	Shares of Common Stock Owned Directly		Shares of Common Stock Owned Indirectly	Shares of Common Stock Underlying Options(1)		Shares of Common Stock Underlying Restricted Stock Units(2)		Total Shares of Common Stock Beneficially Owned(1)(2)		Percent of Outstanding Shares(3)
Greg D. Bertrand	58,922		—	395,871		—		454,793		*
Daniel J. Brutto	32,318	(4)	—	—		—		32,318		*
Kenny K. Cheung	4,243		—	20,864		—		25,107		*
Francesca DeBiase	2,960	(4)	—	—		—		2,960		*
Ali Dibadj	8,501	(4)	—	—		—		8,501		*
Larry C. Glasscock	91,045	(4)	—	—		—		91,045		*
Jill M. Golder	5,100	(4)	—	—		—		5,100		*
Bradley M. Halverson	25,868	(4)	—	—		—		25,868		*
John M. Hinshaw	20,124	(4)	—	—		—		20,124		*
Kevin P. Hourican	319,049		—	1,072,121		—		1,391,170		*
Roberto Marques	—	(4)	—	—		—		—		*
Alison Kenney Paul	6,643	(4)	—	—		—		6,643		*
Thomas R. Peck, Jr.	33,461		—	92,695		—		126,156		*
Ronald L. Phillips	14,530		—	52,069		—		66,599		*
Sheila G. Talton	12,985	(4)	—	—		—		12,985		*
All Directors and Executive Officers as a Group (21 Persons)	707,091	(5)	—	1,958,459	(6)	9,042	(7)	2,674,592	(5)(6)(7)	0.54%
(*)Less than 1% of outstanding shares.
(1)Includes shares underlying options that are presently exercisable or will become exercisable within 60 days after September 16, 2024.
Shares subject to options that are presently exercisable or will become exercisable within 60 days after September 16, 2024 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other persons.
(2)Includes shares underlying RSUs that will vest and settle within 60 days after September 16, 2024 and are deemed outstanding for purposes of computing the percentage ownership of the person holding such RSUs, but are not deemed outstanding for purposes of computing the percentage ownership of any other persons. It is expected that approximately one-third of the shares underlying these RSUs will be withheld to pay taxes related to the RSUs as they vest and settle.
(3)Applicable percentage of beneficial ownership at September 16, 2024 is based on 491,237,936 shares outstanding.
(4)Includes shares that were elected to be received in lieu of non-employee director retainer fees during the first half of calendar 2024 under the 2018 Omnibus Incentive Plan. For Mr. Brutto, this includes 214 shares; for Mr. Dibadj, this includes 717 shares; and for Mr. Glasscock, this includes 591 shares. Unless the director has chosen to defer the shares under the 2009 Stock Deferral Plan, these shares will be issued on December 31, 2024 or within 60 days after a non-employee director ceases to be a director, whichever occurs first. Directors may choose to defer receipt of these shares related to director retainer fees, as well as shares awarded pursuant to restricted stock grants, and these deferred amounts are also included in this line item. To the extent cash dividends are paid on our Common Stock, each non-
employee director also receives the equivalent amount of the cash dividend credited to his or her account with respect to all deferred restricted stock awards, and all elected shares that are deferred. The number of shares in each non-employee director’s deferred stock account, including related dividend equivalents, is as follows: Mr. Brutto (6,541), Ms. DeBiase (2,960); Mr. Dibadj (none); Mr. Glasscock
(90,412); Ms. Golder (none); Mr. Halverson (none); Mr. Hinshaw (20,094); Mr. Marques (none); Ms. Paul (none); and Ms. Talton (12,985).

44	SYSCO CORPORATION // 2024 Proxy Statement
STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners
If the director has chosen to defer the receipt of any shares, such shares will be credited to the director’s account under the 2009 Stock
Deferral Plan and issued on the earliest to occur of the “in-service” distribution date elected by the director (which will be at least one year following the end of the plan year in which the shares would otherwise have been distributed to the director), the death of the director, the date on which the director ceases to be a director of the Company, a change of control of Sysco, or the date on which the director applies and qualifies for a hardship withdrawal. Deferred shares are deemed outstanding for purposes of computing the percentage ownership of the persons holding such shares but are not deemed outstanding for purposes of computing the percentage ownership of any other persons.
(5)Includes an aggregate of 71,342 shares directly owned by the current executive officers other than the NEO's.
(6)Includes an aggregate of 324,839 shares underlying options that are presently exercisable or will become exercisable within 60 days after
September 16, 2024, held by the current executive officers other than the NEO's.
(7)Includes an aggregate of 9,042 shares underlying RSUs that are presently exercisable within 60 days after September 16, 2024, held by current executive officers other than the NEO's.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS
The following table sets forth information concerning beneficial ownership of our Common Stock by persons or groups known to us to be beneficial owners of more than 5% of our Common Stock outstanding as of September 16, 2024. The applicable percentage of beneficial ownership is based on 491,237,936 shares outstanding as of September 16, 2024.

	Total Shares of Common Stock Beneficially Owned	Percent of Outstanding Shares
The Vanguard Group and certain affiliates(1)	54,570,062	11.11%
BlackRock, Inc. and certain affiliates(2)	33,930,728	6.91%
State Street Corporation and certain affiliates(3)	26,633,627	5.42%
(1)This information is based on a Schedule 13G/A filed on July 10, 2024 by The Vanguard Group (“Vanguard”). According to the Schedule
13G/A, Vanguard has the sole power to vote, or to direct the vote of, 0 shares of Common Stock, the sole power to dispose, or to direct the disposition of 52,285,502 shares of Common Stock, the shared power to vote, or to direct the vote of, 647,868 shares of Common Stock, and the shared power to dispose, or to direct the disposition of, 2,284,560 shares of Common Stock. The address for Vanguard is 100
Vanguard Blvd., Malvern, PA 19355.
(2)This information is based on a Schedule 13G/A filed on January 29, 2024 by BlackRock, Inc. (“BlackRock”). According to the Schedule
13G/A, BlackRock has the sole power to vote, or to direct the vote of, 29,909,672 shares of Common Stock, and the sole power to dispose, or to direct the disposition of 33,930,728 shares of Common Stock. The address for BlackRock is BlackRock, Inc. 50 Hudson Yards, New
York, NY 10001.
(3)This information is based on a Schedule 13G/A filed on January 25, 2024 by State Street Corporation (“State Street”). According to the
Schedule 13G/A, State Street has the shared power to vote, or to direct the vote of, 17,802,317 shares of Common Stock, and the shared power to dispose, or to direct the disposition of, 26,600,297 shares of Common Stock. The address for State Street is State Street Financial
Center, 1 Congress Street, Suite 1, Boston, MA 02114-2016.

SYSCO CORPORATION // 2024 Proxy Statement	45
STOCK OWNERSHIP
Delinquent Section 16(a) Reports
POLICIES AND PRACTICES FOR GRANTING
CERTAIN EQUITY AWARDS
The CLD Committee approves all equity award grants to our NEOs on or before the grant date, except to the extent the CLD
Committee or the Board has delegated to management the authority to grant such awards to certain employees. The CLD
Committee’s general practice is to complete its annual executive compensation review and determine performance goals and target compensation for our NEOs. Accordingly, annual equity awards are typically determined, reviewed and approved at the first
CLD Committee meeting of the fiscal year. These grants are then made effective shortly thereafter during a scheduled open trading window. On occasion, the CLD Committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes. While the CLD Committee has discretionary authority to grant equity awards to our NEOs outside of the cycle described above, the CLD Committee does not take into account material non-public information when determining the timing or terms of equity awards, nor do we time disclosure of material non-public information for the purpose of affecting the value of executive compensation. During fiscal year 2024, the Company did not grant stock options (or similar awards)
to any NEO during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-
public information.
DELINQUENT SECTION 16(A) REPORTS
Pursuant to Section 16(a) of the Exchange Act, and the rules issued thereunder, our executive officers and directors and any persons holding more than 10% of our Common Stock are required to file with the SEC and the NYSE reports of initial ownership and changes in ownership of our Common Stock. To our knowledge, no person beneficially owns more than 10% of our Common
Stock. Copies of the Section 16 reports filed by our directors and executive officers are required to be furnished to us. Based solely on our review of the copies of the reports furnished to us, or written representations that no reports were required, we believe that, during fiscal year 2024, all of our executive officers and directors complied with the Section 16(a) requirements.

46	SYSCO CORPORATION // 2024 Proxy Statement
EQUITY COMPENSATION
PLAN INFORMATION
The following table sets forth certain information regarding equity compensation plans as of June 29, 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	8,494,287	$66.97	39,251,904	(1)
Equity compensation plans not approved by security holders	—	—	—
TOTAL	8,494,287	$66.97	39,251,904	(1)
(1)Includes 38,124,860 shares issuable pursuant to our 2018 Omnibus Incentive Plan, of which 10,689,230 shares are eligible to be granted as full value awards, and 1,127,044 shares issuable pursuant to our Employee Stock Purchase Plan as of June 29, 2024.

SYSCO CORPORATION // 2024 Proxy Statement	47
ADVISORY VOTE TO APPROVE
EXECUTIVE COMPENSATION
(ITEM 2)
We are requesting our stockholders to provide their advisory approval for the compensation of our NEO's, as detailed in this
Proxy Statement, in accordance with Section 14A and Rule
14a-21(a) of the Exchange Act. This vote, often referred to as the “Say on Pay” proposal, offers our stockholders a chance to express their opinions on Sysco’s executive compensation
programs and that the compensation of our NEO's is aligned
with our financial performance.
Although this vote is non-binding, the Board of Directors and the CLD Committee value the stockholder feedback and take
into account the results when making decisions on
executive compensation.
Sysco’s executive compensation programs are structured to
attract and retain top-performing executives while aligning their interests with those of our stockholders. We aim to balance

pay-for-performance objectives with retention, ensuring that our executive compensation programs remain competitive
relative to Sysco’s financial performance and in comparison to our executive compensation peer group.
Based upon information provided in this Proxy Statement, the
Board of Directors requests your approval of the following
advisory resolution:
RESOLVED, that the compensation paid to our named
executive officers, as disclosed pursuant to Item 402 of
Regulation S-K, including the Compensation Discussion and
Analysis, executive compensation tables, and narrative
discussion, is hereby APPROVED.
REQUIRED VOTE
The votes cast for this proposal must exceed the votes cast against it in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.
BOARD RECOMMENDATION

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation paid to Sysco’s named executive officers.

48	SYSCO CORPORATION // 2024 Proxy Statement

A LETTER FROM THE CHAIR OF THE COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE

Alison Kenney Paul Chair of the Compensation and Leadership Development Committee
Dear Fellow Stockholders,
As Chair of Sysco’s CLD Committee, and on behalf of my fellow CLD Committee members, I am pleased to share my insights on the CLD Committee’s fiscal year 2024 activities and future priorities.
We are grateful for the feedback received on our 2023 Say-On-Pay vote, where more than 93% of stockholders voted in favor of our executive compensation practices. Motivated by your positive response, we remain focused on aligning our executive compensation programs with stockholder interests, while providing competitive pay opportunities and promoting accountability within a pay-for-performance culture.
The CLD Committee set ambitious targets for our fiscal year 2024 AIP and our LTIP, which included increased focus on financial measures and key Strategic Business Objectives. For fiscal year 2025, the CLD Committee continued to strengthen that focus with financial-focused metrics now making up 90% of our AIP and LTIP metrics that are directly aligned to our Algorithm for Growth shared with investors during our Investor Day in New York City in May 2024. These metrics focus on a balanced approach to capital allocation and long-term investments in the business through sales, operating income, EPS and shareholder return growth.
The CLD Committee is pleased with Sysco’s executive leadership team ("ELT") and the overall performance of the Company, as was evident by the expansion of key responsibilities amongst members of the ELT. Alongside the expansion in duties, the CLD
Committee reevaluated each leader’s compensation with our independent compensation consultant to ensure market competitiveness and made the data-driven decision to increase the base salary and incentive targets for key leaders. Separately, the CLD Committee approved a compensation increase for the CEO during the annual pay planning process to ensure market competitiveness. Although not the reason for the increase, the Board recognized the CEO had not previously received a base salary increase since joining Sysco in 2020.
We are committed to executive compensation practices that are guided by stockholder feedback, anchored in clear, quantifiable, and pre-established metrics, and are aligned with Sysco’s financial goals focused on sustainable and profitable growth. We are grateful for your support and constructive feedback, which has been instrumental in our ongoing pay-for-performance culture.
We respectfully request your continued support, particularly regarding our 2024 Say-On-Pay proposal.
Sincerely,
Alison Kenney Paul
Chair of the CLD Committee

SYSCO CORPORATION // 2024 Proxy Statement	49
COMPENSATION DISCUSSION
AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS	49
Executive Summary	49
Philosophy of Our Executive Compensation Programs	50
How Executive Pay is Established	51
What We Paid	54

Fiscal Year 2025 Executive Compensation	62
Stock-Related Policies	63
Executive Compensation Governance and Other Information	65
Report of the Compensation and Leadership Development Committee	67
This Compensation Discussion and Analysis examines the compensation of our NEO's highlighted in the Summary Compensation
Table for fiscal year 2024 (July 2, 2023 through June 29, 2024). It also explores how their compensation aligns with the principles of our executive compensation programs. For fiscal year 2024, our NEOs were:

Kevin P. Hourican Chair of the Board and Chief Executive Officer	Kenny K. Cheung Executive Vice President and Chief Financial Officer	Greg D. Bertrand Executive Vice President, Global Chief Operating Officer	Thomas R. Peck, Jr. Executive Vice President, Chief Information and Digital Officer	Ronald L. Phillips Executive Vice President and Chief Human Resources Officer
EXECUTIVE SUMMARY
Our fiscal year 2024 financial performance was strong, highlighted by the exceptional performance of our international business.
We experienced market share gains, strong profit growth, investments in the business, and robust annual cash flow while continuing to remain focused on our long-term growth through organic and inorganic efforts. We also returned $2.2 billion to stockholders through $1.2 billion of share repurchases and $1.0 billion of dividend payments.
SALES
INCREASED
3.3%
TO
$78.8 BILLION
OPERATING
INCOME
INCREASED
5.4%
TO $3.2 BILLION
NET EARNINGS
INCREASED
10.5%
TO $2.0 BILLION
EBITDA1
INCREASED
12.7%
TO $4.0 BILLION
(1)See reconciliation in Annex I - Non-GAAP Reconciliations.

50	SYSCO CORPORATION // 2024 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
Philosophy of Our Executive Compensation Programs
“Say on Pay” Advisory Vote
The CLD Committee utilizes both ongoing stockholder
outreach and engagement efforts, as well as more formal
communication channels, to communicate with stockholders.
We actively engage with our stockholders throughout the year on matters relating to executive compensation programs,
corporate governance and sustainability. This includes
providing stockholders the opportunity to cast a non-binding, advisory vote on our executive compensation programs. At the
2023 Annual Meeting, more than 93% of the shares that voted
with respect to our “Say on Pay” proposal (excluding

abstentions) voted "FOR" the proposal. We are committed to
continuing the dialogue with stockholders regarding our
executive compensation philosophy and practices, and we
considered the Say on Pay vote results and other stockholder feedback in the context of designing our executive
compensation programs for fiscal year 2024. In addition to our annual “Say on Pay” vote and our stockholder engagement
efforts, stockholders are invited to express their views to the
CLD Committee as described above under the heading “Board
of Directors Matters—How to Contact the Board.”
PHILOSOPHY OF OUR EXECUTIVE
COMPENSATION PROGRAMS
The CLD Committee is committed to ensuring that the
executive compensation programs reflect our commitment to
attracting, retaining, and incentivizing talented executives who are committed to driving Sysco’s aspiration and strategy
forward. To achieve this commitment, our executive

compensation practices must strike a balance between
long-term and short-term incentives. We believe this approach encourages business decision-making that supports the
long-term interests of Sysco and our stockholders, without
encouraging excessive risk-taking.
Core Principles
PAY FOR
PERFORMANCE
COMPETITIVENESS
AND RETENTION
ACCOUNTABILITY
FOR SHORT AND
LONG-TERM
PERFORMANCE
ALIGNMENT WITH
STOCKHOLDERS’
INTERESTS

Sysco’s variable incentive compensation program provides awards with signiﬁcant upside opportunity for exceptional performance and downside risk for under performance	Sysco provides a competitive pay opportunity that attracts and retains the highest quality professionals	Sysco’s compensation program motivates results that support the short-term and long-term interests of the business	Sysco provides signiﬁcant at-risk, equity-based compensation to link the interests of our NEOs with those of our stockholders

SYSCO CORPORATION // 2024 Proxy Statement	51
COMPENSATION DISCUSSION AND ANALYSIS
How Executive Pay is Established
Executive Compensation Best Practices
The CLD Committee believes in structuring executive compensation programs to drive performance while appropriately balancing risk and reward. Our executive compensation programs are annually reviewed and changes made as a result of stockholder feedback, recommendations by our independent compensation consultant and based upon executive compensation best practices.

WHAT WE DO
Pay for performance – Link a significant percentage of total compensation to company-wide and individual performance.
Annual “Say on Pay” – Seek an advisory vote from stockholders on our executive compensation programs on annual basis.
Independent compensation consultant – Selection and engagement by the CLD Committee of an independent compensation consultant to advise on our executive compensation programs.
Risk assessment – Perform an annual risk assessment of our executive compensation programs to identify practices that may encourage employees to take unnecessary or excessive risk.

Clawback policies – Recover erroneously awarded incentive-based compensation to NEOs following a financial restatement or for NEOs who engage in misconduct that results in either material financial or reputational harm to Sysco.

Double trigger change-in-control – LTIP awards include a double-trigger that requires both a change in control and an involuntary termination within 24 months for accelerated vesting of awards.

Robust Stock ownership guidelines – Require stock ownership equal to 7x base salary for CEO, 4x base salary for executive vice presidents, 2x base salary for senior vice presidents and 5x annual cash retainer for our directors.

Limited trading windows – Require our executive officers to conduct all transactions in shares of Sysco Common Stock through pre-approved Rule 10b5-1 trading plans.

WHAT WE DON’T DO
No repricing or exchange of underwater stock options without stockholder approval.
No excise tax gross ups upon a change in control.
No unearned dividends paid. Pay dividend equivalents on our PSUs and RSUs only if and when the underlying awards are earned and delivered.
No excessive perquisites.
No stock hedging or pledging by our NEOs, directors, or other specified “insiders.”
HOW EXECUTIVE PAY IS ESTABLISHED
The CLD Committee, composed exclusively of independent,
non-employee directors, possesses the sole authority and
responsibility to determine all aspects of executive
compensation for our senior officers, including the NEOs.
Working closely with its independent compensation consultant, the CLD Committee is dedicated to ensuring that our executive compensation programs are aligned with our pay-for-
performance philosophy while enhancing stockholder value.
During fiscal year 2024, the CLD Committee decided to issue a
Request for Proposal ("RFP") process to solicit bids for
independent compensation consultant services. By soliciting
proposals, the CLD Committee aimed to identify a consultant
whose expertise resonated with the core principles of our
executive compensation programs. The RFP process
evaluated the consultants on experience, cost-effectiveness, methodology, and actionable results. The CLD Committee's
current consultant, Semler Brossy, was invited to participate in the RFP process along with several other independent
compensation consultants. After a thorough review process,
the CLD Committee renewed its engagement with
Semler Brossy.
In formulating Sysco’s pay-for-performance policies, the CLD
Committee collaborates with its independent compensation
consultant and members of our Human Resources ("HR")
department to evaluate base salaries and the structure of
annual and long-term incentive awards compared against a
carefully selected executive compensation peer group.
Although the CLD Committee uses the median compensation
levels of this peer group as a reference point during its
decision-making process, it does not aim for a specific market position for any individual compensation element. Instead, the
CLD Committee takes a more holistic approach by considering
a range of factors, including role, relevant experience, and current and expected contributions to Sysco.

52	SYSCO CORPORATION // 2024 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
How Executive Pay is Established
This comprehensive evaluation process allows the CLD
Committee to establish target performance levels for each
compensation component, as well as for total compensation.
By prioritizing individual contributions and aligning them with company-wide goals, the CLD Committee aims to create a
framework that not only rewards individual performance, but

we believe also drives sustainable growth and value for our
stockholders. The CLD Committee remains committed to
ongoing evaluation and adjustment of our executive
compensation programs to ensure that they effectively support
Sysco’s long-term objectives and the interests of
our stockholders.

Independent Compensation Consultant
Semler Brossy serves as an independent advisor to the CLD Committee, offering expert insights into the evaluation of our executive compensation programs and policies. Their assistance extends to the redesign and enhancement of various program components whenever deemed necessary. The CLD Committee has conducted a thorough review of Semler Brossy’s independence and confirmed that Semler Brossy operates independently from Sysco with no conflicts of interest arising from their advisory services provided to the
CLD Committee.
Throughout fiscal year 2024, representatives from Semler Brossy participated in six CLD Committee meetings, providing valuable input on a range of executive compensation decisions for both fiscal years 2024 and 2025.
Their contributions included guidance on executive compensation peer group selection, the structuring of annual and long-term incentive plans, and the provision of market data concerning compensation for the CEO and other
NEOs. Specifically, Semler Brossy undertook several critical evaluations and analyses, including:
•Reviewed the ongoing relevance and suitability of the peer group utilized for benchmarking executive compensation, as detailed in the section titled “Executive Compensation Peer Group;”
•In June 2023 and June 2024, prepared comprehensive studies that compared base salaries and estimated total direct compensation for our NEOs against those in the peer group, ensuring that our executive compensation remains competitive and aligned with industry standards;
•Conducted an in-depth analysis of our pay-for-performance metrics, assessing the correlation between the actual realizable pay for our NEOs and the TSR relative to that of the peer group. This analysis is critical for validating the effectiveness of our executive compensation structure in driving performance;
•Compared our overall equity compensation practices with those of the peer group;
•Offered strategic advice on the design of incentive plans, including design changes aimed at addressing stockholder feedback and aligning incentives with long-term stockholder interests; and
•Provided ongoing updates regarding changes in regulatory requirements and governance standards, keeping the CLD Committee informed about the evolving landscape that could impact our executive compensation practices.

Sysco’s Human Resources
Sysco’s Executive Vice President and Chief Human Resources Officer along with HR play a crucial role in delivering additional analysis and support regarding the executive compensation of our NEOs. Sysco’s HR leadership supports the CLD Committee in making well-informed decisions regarding executive compensation, ensuring alignment with both company performance and internal equity considerations. Their contributions included the following key responsibilities:
•Assisted the CEO in formulating initial recommendations for base salary ranges, the design of annual and long-term incentive programs, and the establishment of target award levels for the NEOs, other than the CEO.
This collaborative effort ensures that compensation structures are competitive and aligned with organizational goals;
•Provided the CLD Committee with projections of expected payment levels for annual and long-term incentive awards. These projections were based on anticipated performance outcomes relative to established performance measures, allowing for informed decision-making; and
•Supplied the CLD Committee with data that evaluates the internal equity of compensation awarded within
Sysco. This analysis helped ensure that executive compensation practices are fair and equitable across the organization, fostering a culture of transparency and trust amongst employees.

SYSCO CORPORATION // 2024 Proxy Statement	53
COMPENSATION DISCUSSION AND ANALYSIS
How Executive Pay is Established

Chief Executive Officer
The CEO plays an integral role in the compensation process for the NEOs, other than himself, by making informed recommendations to the CLD Committee regarding their base salaries and annual and long-term incentive award opportunities. In addition to providing these recommendations, the CEO also suggests initial metrics and performance goals for the AIP and LTIP, which the CLD Committee takes into consideration as they deliberate on compensation structures. Once the CEO presents his recommendations, the CLD Committee engages in a thorough review process. This involves in-depth discussions where CLD Committee members analyze the proposed compensation elements, consider any necessary modifications, and ultimately approve the recommendations. This collaborative approach ensures that executive compensation is aligned with the
Company’s strategic objectives and performance benchmarks.
Importantly, the CLD Committee conducts its evaluations and decisions in an executive session, where it operates independently from the CEO. During these sessions, it relies on the expertise and insights provided by
Semler Brossy, the independent compensation consultant, to guide their deliberations. This ensures that the
CLD Committee’s decisions regarding compensation are based on objective data and best practices in the industry.
As part of this structured process, the CLD Committee is responsible for annually determining and approving each component of the CEO’s compensation package. It is essential to note that the CEO does not participate in nor attend any discussions related to his own compensation. This separation of duties reinforces the integrity of the compensation process and underscores the CLD Committee's commitment to maintaining transparency and objectivity in executive pay decisions.

Executive Compensation Peer Group
The CLD Committee routinely assesses the appropriateness of
the executive compensation peer group by utilizing key criteria such as revenue, market capitalization, and earnings before
interest and taxes. Based upon both quantitative and
qualitative evaluations, and with insight from Semler Brossy, the CLD Committee determined that relevant companies for
executive compensation include: (i) two U.S. public company
foodservice distribution competitors; and (ii) companies in other sectors that share a similar business size and complexity,
competing with us for top executive talent. Specifically, we focus on companies in the logistics, distribution, consumer
products, and retail industries that fall within a defined range of
Sysco’s revenue and market capitalization. For fiscal year
2024, the CLD Committee approved the addition of Dollar
General Corporation, Loblaw Companies and Yum!
Brands, Inc.

Fiscal Year 2024 Peer Group

•Aramark •Archer Daniels Midland Company •Bunge Global SA •Costco Wholesale Corp. •Dollar General Corporation	•Dollar Tree, Inc. •FedEx Corp. •Kimberly-Clark Corporation •The Kroger Co. •Loblaw Companies	•Lowe’s Cos. Inc. •Performance Food Group •Target Corp. •Tyson Foods, Inc. •United Parcel Service Inc.	•US Foods Holding Corp. •Walgreens Boots Alliance, Inc. •Yum! Brands, Inc.

Compensation Risk Analysis
As part of its oversight responsibilities, the CLD Committee conducts thorough reviews and evaluations of our
company-wide compensation programs to ensure that no
components or policies inadvertently encourage or otherwise
promote inappropriate or excessive risk-taking that could
jeopardize long-term stockholder value. In September 2024, at the CLD Committee’s request, Semler Brossy performed an in-
depth analysis of management’s assessment regarding our
fiscal year 2025 compensation programs and the related risks involved. Management’s assessment focused on identifying
employees whose compensation structures could pose
significant risks due to their variability and the potential for exposing Sysco to significant business risk. This proactive
approach aimed to pinpoint employees whose performance
incentives might lead to decisions detrimental to the
Company’s long-term stability.
Following this comprehensive analysis, the CLD Committee
determined that our company-wide compensation programs
are designed to foster the creation of long-term stockholder value. The compensation programs effectively discourage
behaviors that could lead to excessive risk-taking and include safeguards to mitigate any material risks associated with both executive and broader employee compensation programs.

54	SYSCO CORPORATION // 2024 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
What We Paid
WHAT WE PAID
Pay For Performance
Our executive compensation programs are strategically
designed to ensure that a substantial portion of our NEO's total compensation is contingent upon both company-wide financial
performance and individual performance metrics. We firmly
believe that linking a significant percentage of our NEO's
compensation to performance fosters a strong alignment
between their interests, the long-term goals of Sysco, and the interests of our stockholders. This structure not only
incentivizes our NEOs to drive the company’s success, but
also reinforces a culture of accountability.
For the fiscal year 2024, the design of our executive
compensation programs reflect this commitment to
performance-based pay. Specifically, approximately 91% of our
CEO’s fiscal year 2024 total target compensation for the year was variable and directly tied to performance outcomes.
This means that the vast majority of his pay is influenced by
Sysco’s success in achieving strategic goals, financial targets and shareholder returns. Similarly, approximately 81% of the total compensation of our other NEOs was also variable and
contingent upon the performance of Sysco.
This approach to compensation not only serves to motivate our
NEOs to achieve outstanding financial results, but also ensures that their total compensation is directly linked to the value they create for our stockholders. Furthermore, this structure
encourages a shared sense of responsibility among our NEOs,
as their total compensation is closely tied to the overall
performance of Sysco, fostering collaboration and teamwork
across all levels of leadership.

CEO
NEOs other than CEO
Historically, the CLD Committee has not used a formula for
determining the allocation of compensation between fixed and variable, cash and non-cash, or annual and long-term
compensation. This approach has afforded us a significant

degree of flexibility in designing our executive compensation programs as we are able to adapt our compensation strategies in response to the changing dynamics of our
business environment.
Compensation Arrangements for Messrs. Bertrand, Peck and Phillips
In order to accelerate the execution of our Recipe for Growth, the Board expanded the job responsibilities of Messrs.
Bertrand, Peck and Phillips effective September 1, 2023.
Mr. Bertrand was appointed as Executive Vice President,
Global Chief Operating Officer. In his new role, Mr. Bertrand is accountable for managing Sysco’s global operations, including
U.S. Foodservice and International operations. In connection with Mr. Bertrand's appointment, his (i) annual base salary was increased to $838,000, (ii) AIP Target Opportunity was
increased to 150% of his annual base salary, and (iii) Target
LTIP Award Opportunity was increased to an aggregate fair
market value equal to 350% of his annual base salary.
Also, Mr. Peck continued to serve as Executive Vice President,
Chief Information and Digital Officer, but took on additional responsibilities to support our global business, including
Logistics and Inventory Control and the Global Data &
Analytics Center of Excellence. In connection with his
additional job responsibilities, Mr. Peck's (i) annual base salary was increased to $735,000, (ii) AIP Target opportunity
continued to be 100% of his annual base salary, and (iii) Target
LTIP Award opportunity was increased to an aggregate fair
market value equal to 350% of his annual base salary.
Lastly, the CLD Committee approved an increase to
Mr. Phillips' compensation to make it more competitive with the market of Chief Human Resources executives. Mr. Phillips' (i)
annual base salary was increased to $692,000, (ii) AIP Target opportunity continued to be 100% of his annual base salary,
and (iii) Target LTIP Award opportunity was increased to an
aggregate fair market value equal to 300% of his annual
base salary.

SYSCO CORPORATION // 2024 Proxy Statement	55
COMPENSATION DISCUSSION AND ANALYSIS
What We Paid
Base Salary
Base salary is the only fixed component of the total
compensation for our NEOs. While we generally target for
annual base salaries to align with the market median, individual
NEO’s base salaries may vary above or below this median
depending on factors such as performance, experience, tenure in the role and other relevant considerations.
Each year, the CLD Committee assesses the base salary of
each NEO through discussions with the CEO regarding the
previous year’s expectations and accomplishments for each
NEO, other than himself. Adjustments to the annual base
salaries for NEOs are typically effective in the first quarter of each fiscal year following a comprehensive performance
review that includes evaluations of their individual results against established expectations. The table below shows the
annualized salaries of each NEO for fiscal years 2022, 2023, and 2024, respectively.

Named Executive Officer	Fiscal Year 2022 Base Salary(1)	Fiscal Year 2023 Base Salary(2)	Fiscal Year 2024 Base Salary(3)
Kevin P. Hourican	$1,300,000	$1,300,000	$1,350,000
Kenny K. Cheung	—	765,000	788,000
Greg D. Bertrand	702,000	760,000	783,000	(4)
Thomas R. Peck, Jr.	666,300	682,900	710,000	(4)
Ronald L. Phillips	609,000	636,400	659,000	(4)
(1)Base salary effective August 29, 2021.
(2)Base salary effective August 28, 2022, except for Mr. Cheung, whose base salary was effective on his start date of April 17, 2023.
(3)Base salary effective August 27, 2023.
(4)Messrs. Bertrand, Peck and Phillips' base salaries were increased effective September 1, 2023. For discussion on base salary adjustments, refer to the “Compensation Arrangements for Messrs. Bertrand, Peck and Phillips” section above.
Annual Incentive Plan
We believe that the AIP component of the total compensation
of our NEOs serves as a direct connection between recent
performance and compensation. This enables the CLD
Committee to adjust an NEOs total compensation in
accordance with the achievement of financial measures and
strategic business objectives aligned with our overall business strategy for that fiscal year. In July 2023, the CLD Committee established the AIP for fiscal year 2024 (the “2024 AIP”) to incentivize and reward our NEOs for meeting annual financial targets, delivering on our Recipe for Growth strategic priorities, and executing on our responsible growth initiatives. The AIP is structured to reward our NEOs when they meet the defined
metrics within each of these categories, ensuring competitive annual incentive payments.
For the NEOs, AIP targets, expressed as a percentage of base salary, did not change for fiscal year 2024 with the exception of
Mr. Bertrand as outlined in the "Compensation Arrangements
for Messrs. Bertrand, Peck and Phillips" section above and for
Mr. Hourican. However, the dollar value of the 2024 target
award opportunity increased from fiscal year 2023 as a result of the base salary increases described above. The following
table shows the fiscal year 2024 AIP target opportunity for
each of the NEOs.

Named Executive Officer	AIP Target (% of Base Salary)		AIP Target Opportunity(1)
Kevin P. Hourican	175%	(2)	$2,349,038
Kenny K. Cheung	100%		784,462
Greg D. Bertrand	150%	(3)	1,205,947
Thomas R. Peck, Jr.	100%		726,642
Ronald L. Phillips	100%		682,631
(1)The AIP Target Opportunity was based on various pro-rated base salaries as reported in the “Base Salary” table above.
(2)Mr. Hourican's AIP Target Opportunity increased from 150% to 175% for fiscal year 2024 due to his: (a) increased tenure in role; (b)
performance in role: and (c) pay positioning compared to the market.
(3)Mr. Bertrand's AIP Target Opportunity increased from 125% to 150% effective on September 1, 2023, For discussion on Mr. Bertrand's fiscal year 2024 AIP Award refer to the “Compensation Arrangements for Messrs. Bertrand, Peck and Phillips” section above.

56	SYSCO CORPORATION // 2024 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
What We Paid
At the beginning of fiscal year 2024, the CLD Committee
established specific performance metrics for the AIP, along
with performance targets for the threshold, target and
maximum payout levels. The NEOs were eligible to receive
incentive payments based on each performance metric, which
were measured independently from the other metrics
throughout the fiscal year. For the financial measures, the
threshold levels for the 2024 AIP were set above the actual
financial results for fiscal year 2023, and were adjusted
sufficiently to deliver value to our stockholders. Target
performance levels were set to the anticipated level of
performance based upon our internal projections and
established in the context of our announced expectations for financial performance while maximum performance levels were
set at aspirational levels.
In developing the performance targets, the CLD Committee
worked closely with Semler Brossy and members of HR, taking
into account industry benchmarks, historical performance data, and market expectations. The CLD Committee concluded that
the AIP performance targets should strike a balance between
being achievable, measurable, and results-oriented to encourage desired behaviors and aid in talent retention, while also being challenging enough to meet stockholder expectations and
support the execution of our Recipe for Growth
strategic initiatives.
The CLD Committee established the 2024 AIP with the
following performance metrics, weighting and
payout opportunities:

Measures	Weight	Performance Metric	Weighting
Financial		Operating Income	40%
		Sales Revenue	30%
Recipe For Growth SBOs		Digital	10%
		Products and Solutions	10%
Responsible Growth SBOs		Carbon Reduction	6%
		Diverse Candidate Pool	4%
Each NEO's 2024 AIP incentive opportunity was targeted at a
percentage of their respective annual base salary, as detailed above. The potential payout for each NEO could vary
significantly, with the possibility of being reduced to zero if performance criteria was not met. Conversely, with exceptional performance, the potential payout could be increased with total payout not to exceed 200% of the AIP target opportunity. The individual performance modifier was designed to enhance
the AIP payout only in cases where an NEO
demonstrated extraordinary contributions that surpassed
performance benchmarks.
Financial Measures
In the formulation of the 2024 AIP, the CLD Committee made a strategic decision to place a greater emphasis on Sysco’s
financial performance, with 70% of the AIP target opportunity tied to financial measures. The CLD Committee recognized
that emphasizing financial performance is essential for
maximizing stockholder value.
Also, financial measures provide a robust framework for
benchmarking Sysco's performance against our executive
compensation peer group. This benchmarking process allows
the CLD Committee to gain valuable insight into how Sysco is positioned within the broader market. The CLD Committee
believes that this enhanced focus on financial performance
within the AIP will incentivize our NEOs to achieve and surpass financial objectives and continue to contribute to the long-term sustainability and growth of Sysco.

Performance Metric:	Reason(s) for Selection:

Operating Income
The CLD Committee selected operating income as a performance metric representing 40% of the 2024 AIP target opportunity, as it reflects the profit we generated after excluding “non-operating” income and expense items that are not part of our core business operations. The CLD Committee viewed this as an important measure of how well our executive leadership team was growing revenue while managing operating costs. The CLD Committee set the target payout level at $3.537 billion, which equated to a 10.2% increase from the prior fiscal year’s adjusted operating income of $3.210 billion.(1)

Sales Revenue
The CLD Committee selected sales revenue as a performance metric representing 30% of the 2024 AIP opportunity. The straightforward nature of this metric makes it easier to communicate performance expectations and align individual and team goals with our strategic objectives under our Recipe for Growth. The CLD Committee set the target payout level at $80.487 billion, which equated to a 5.5% increase from the prior year’s sales revenue of $76.325 billion.

(1)See reconciliation in Annex I – Non-GAAP Reconciliations.

SYSCO CORPORATION // 2024 Proxy Statement	57
COMPENSATION DISCUSSION AND ANALYSIS
What We Paid
The table set forth below shows the threshold, target and maximum levels established for each financial measure, as well as the actual result. For each financial measure, achievement of the threshold, target and maximum amounts would result in the payment of 50%, 100% and 200%, respectively, of the target payout level.

Financial Measures(1)	Weight	Threshold	Target	Maximum	Results	Percentage of Target
Operating Income(2)		$3.291	$3.537	$3.890	$3.481	88.8%
Sales Revenue		$76.325	$80.487	$84.511	$78.844	80.3%
(1)Measured in billions of dollars.
(2)Operating income (calculated on an adjusted basis) represents a non-GAAP measure; see reconciliation in Annex I -
Non-GAAP Reconciliations.
Recipe For Growth Strategic Business Objectives
The CLD Committee recognizes the importance of integrating
both financial and non-financial measures into the AIP design.
We aimed to create a balanced approach that not only
assesses immediate financial results, but also considers the broader, long-term objectives outlined in our Recipe for Growth strategic plan.
The Recipe for Growth strategic plan is designed to position
Sysco as a growth-oriented, purpose-driven, agile, innovative and customer-centric organization. The Recipe for Growth

comprises of five strategic priorities that were designed to accelerate Sysco's growth trajectory, with an ambitious goal of achieving 1.5 times faster growth than the market by the end of fiscal year 2024.
For fiscal year 2024, the CLD Committee believed that the use of Recipe for Growth SBOs further promoted our pay for
performance philosophy. As part of this initiative, the CLD
Committee identified two strategic initiatives, each representing
10% of the total AIP target incentive opportunity.

Recipe for Growth Pillar:	Reason(s) for Selection:

Digital
The CLD Committee selected the Digital strategic objective since a primary goal for Sysco is to serve customers efficiently and consistently with the products they need, when and how they need them. Also, prioritizing Digital will allow us to enrich customer experience through personalized digital tools that will reduce friction in the purchase experience and introduce innovation to our customers.

Products and Solutions
The CLD Committee selected the Products and Solutions strategic objective since it revolves around offering customer focused marketing and merchandising solutions to increase sales. Customer-focused marketing and merchandising solutions will inspire increased sales of our broad assortment of fair-priced, quality products and services.

CLD Committee Assessment of Performance under Strategic Business Objectives
For each Recipe for Growth SBO, the following is provided:
(i) the CLD Committee’s assessment of the degree to which
key initiatives associated with each SBO goal were
successfully completed; and (ii) the overall payout percentage,

reflecting the CLD Committee's assessment of the NEO’s
performance with respect to the defined initiatives. This
assessment aims to provide transparency regarding the
progress made towards achieving the SBOs and the
corresponding performance.

Recipe For Growth SBOs	CLD Committee’s Assessment of Performance under Key Initiatives	Percentage of Target

Digital	•Personalization: Exceeded incremental revenue targets from personalized digital activation. •SHOP and PriceFX: Successfully launched in Canada. •Pricing Initiative: Substantially exceeded revenue and incremental gross profit targets.	125%

Products and Solutions	•Partnership Growth Management: Successfully deployed in Europe and delivered gross profit exceeding the applicable targets. •Sysco Brand: Exceeded growth and profitability targets. •Sysco Your Way and Perks!: Exceeded revenue and growth targets.	110%

58	SYSCO CORPORATION // 2024 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
What We Paid
Responsible Growth SBOs
Embracing diversity and a commitment to environmental
responsibility are fundamental elements of Sysco’s corporate culture, reinforcing our position as the global leader in
foodservice distribution. The CLD Committee recognized that
we only have one planet and that we must protect it for
generations to thrive and a sustainable food supply chain is essential. The CLD Committee also recognized that we have
one table at Sysco where everyone is welcome. We believe
that diverse teams are better teams and we can better serve
our diverse customer population when our colleagues and
leaders reflect the communities they serve.
Carbon Reduction
Sustainability is an integral part of Sysco’s business. It’s a core value we believe in as a company that also drives business
value. The actions we are taking today are not only important for the longevity of our business, but they also provide Sysco with a competitive advantage to win new business and drive
profitable growth.
The CLD Committee believed that by including carbon
reduction goals within the 2024 AIP, it would help ensure that
Sysco grows responsibly and purposefully while leading our
industry toward a more sustainable future. The carbon
reduction goals centered around procuring renewable energy,
continuing fleet electrification globally and working with our suppliers to support them in setting science-based targets. The
CLD Committee felt that these three carbon reduction goals
would help ensure that we are contributing to a healthier
climate and a more sustainable world.
Diverse Candidate Pool
Sysco remains deeply committed to creating a workplace
where everyone feels welcomed and respected, regardless of
their race or ethnicity, sexual orientation, religious affiliation or any other dimension of diversity. In short, everyone is welcome at our table. We are driven to ensure our workforce reflects the customers and communities we serve.
The CLD Committee acknowledged that having a diverse
candidate pool would help to achieve a more diverse workforce by increasing the number of diverse candidates. Also,
expanding the candidate pool allows us to identify more
candidates with a broader range of skills and abilities than might otherwise be identified when relying on more traditional recruitment strategies.
The performance measures set forth below show the threshold, target and maximum levels established for each responsible
growth SBO, together with the actual result. For each
responsible growth measure, except for renewable energy that had a maximum payout of 100%, achievement of the threshold,
target and maximum amounts would result in the payment of
50%, 100% and 200%, respectively, of the target payout level.
For fiscal year 2024 AIP, the CLD Committee established the
following responsible growth goals and payouts:

Responsible Growth SBO Measures	Weight	Threshold	Target	Maximum	Results	Percentage of Target
Carbon Reduction
- Electric Vehicle Deliveries		80	100	120	111	155%
- Renewable Energy		0%	100%	N/A	100%	100%
- Scope 3 Supplier Emissions		30%	35%	40%	35%	100%
Diverse Candidate Pool		53%	78%	100%	80%	109%
Summary of Fiscal Year 2024 AIP Results

Performance Measures	Weight	Percentage of Target	Weighted Payout
Financial Measures
Operating Income	40%	88.8%	35.5%
Sales Revenue	30%	80.3%	24.1%
Recipe For Growth SBOs
Digital	10%	125%	12.5%
Products and Solutions	10%	110%	11.0%

SYSCO CORPORATION // 2024 Proxy Statement	59
COMPENSATION DISCUSSION AND ANALYSIS
What We Paid

Performance Measures	Weight	Percentage of Target		Weighted Payout
Responsible Growth SBOs
Carbon Reduction	6%	118.3%	(1)	7.1%
Diverse Candidate Pool	4%	109.1%		4.4%
Fiscal Year 2024 Payout				94.6%
(1)Aggregate percentage of target for all three goals under progress on Carbon Reduction.
The fiscal year 2024 AIP payments for each of the
aforementioned performance measures were calculated based
on the respective achievements in relation to established
performance targets, and determined and paid independently
of the other measures ensuring that the evaluation of one
performance area did not influence another.
Additionally, the total payments awarded to each NEO were
subject to an adjustment known as an “Individual Performance
Modifier.” This modifier was designed to reflect each NEO’s
success in meeting specifically defined personal performance objective for fiscal year 2024.
The Individual Performance Modifier for each NEO was
assessed and determined by the CLD Committee. The range
of possible adjustment was significant, it could either reduce an
NEO’s 2024 AIP payout to zero in cases where performance
was deemed to fall significantly below expectations or
conversely it could increase the total payout to no more than the maximum 2024 AIP payout of 200%. The CLD Committee
determined that each of the NEOs would receive a target
award, unadjusted by their Individual Performance Modifier.

Named Executive Officer	AIP Target Opportunity	Fiscal Year 2024 Achievement	Individual Modifier	Fiscal Year 2024 AIP Payment(1)
Kevin P. Hourican	$2,349,038	94.6%	1.00	$2,221,000
Kenny K. Cheung	784,462	94.6%	1.00	742,000
Greg D. Bertrand	1,205,947	94.6%	1.00	1,141,000
Thomas R. Peck, Jr.	726,642	94.6%	1.00	687,000
Ronald L. Phillips	682,631	94.6%	1.00	646,000
(1)Due to rounding, the AIP Target Opportunity and Fiscal Year 2024 Achievement do not add precisely to the Fiscal Year 2024 AIP Payment.
Long-term Incentive Plan
Each year, we provide equity-based, long-term incentive
compensation to our NEOs through the 2018 Omnibus
Incentive Plan. These long-term incentives are specifically
designed to offer competitive incentive opportunities that align with the compensation practices of our executive
compensation peer group, while also reflecting our overall
executive compensation philosophy.
In July 2023, the CLD Committee approved the fiscal year
2024 Long-Term Incentive Program awards (the “Fiscal Year
2024 LTIP Awards”) for participants in the management
incentive program, which included the NEOs. For discussion
on Messrs. Bertrand, Peck and Phillips' Fiscal Year 2024 LTIP
Awards, refer to the “Compensation Arrangements for Messrs.
Bertrand, Peck and Phillips" section above. For each NEO, a
target LTIP award was established as a percentage of their
respective base salaries. In determining these target amounts, the CLD Committee engaged in discussions with Semler
Brossy as well as members of management and HR. They
carefully considered various factors, including external industry benchmarks, internal pay equity and market expectations.
The Fiscal Year 2024 LTIP Awards were structured to include
a diverse mix of equity components, PSUs (50% of target),
RSUs (30% of target) and stock options (20% of target). This balanced approach is intended to align with our compensation philosophy and also incentivize our NEOs to drive long-term
value creation for our stockholders.
Fiscal Year 2024 LTIP Components

60	SYSCO CORPORATION // 2024 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
What We Paid

Named Executive Officer	Target LTIP Award	Target LTIP Award (% of base salary)		PSUs	RSUs	Stock Options
Kevin P. Hourican	$12,000,000	889%	(1)	$6,000,000	$3,600,000	$2,400,000
Kenny K. Cheung	2,561,000	325%		1,280,500	768,300	512,200
Greg D. Bertrand	2,544,750	325%		1,272,375	763,425	508,950
Thomas R. Peck, Jr.	2,130,000	300%		1,065,000	639,000	426,000
Ronald L. Phillips	1,812,250	275%		906,125	543,675	362,450
(1)Mr. Hourican’s target LTIP Award opportunity increased from 846% to 889% for fiscal year 2024 due to his: (a) increased tenure in role; (b)
performance in role; and (c) pay positioning compared to the market.
To determine the number of stock options to be awarded to the
NEOs as part of their Fiscal Year 2024 LTIP Award, the CLD
Committee employed the Black-Scholes pricing model. This
model is widely recognized for its effectiveness in valuing stock options based on various factors, including stock price
volatility, time until expiration, and the risk-free interest rate.
For the Fiscal Year 2024 LTIP Awards, the stock options

granted were valued at $19.22 per option. Additionally, the
grant price for PSUs and RSUs was set based on the ten-
trading-day average closing price of Sysco's Common Stock
immediately preceding the grant date of the Fiscal Year 2024
LTIP Awards. This average closing price was determined to be
$74.85 per share.
PSUs
The PSUs constituted 50% of the total value attributed to the
Fiscal Year 2024 LTIP Awards. The CLD Committee prefers
granting PSUs as they create a robust incentive for the NEOs to enhance stockholder value and drive Sysco’s stock price
upward. These PSUs provide the NEOs the opportunity to
receive shares of Common Stock based on performance
metrics evaluated over a three-year performance period. The
performance assessment involves three variably weighted
performance metrics, ensuring a balanced approach to
measuring NEO effectiveness.
At the outset of the three-year performance period, the CLD
Committee established specific performance goals, including
threshold, target, and maximum levels for each of the
performance metrics. Progress against these goals will be
evaluated at the conclusion of each fiscal year, with the final payout for the Fiscal Year 2024 LTIP Awards reflecting the
average performance outcomes over the entire three-year
performance period. For each financial measure, achieving the threshold, target or maximum levels will yield payouts
equivalent to 50%, 100% and 200% of the target payout
level, respectively.
PSUs are designed to vest at the end of the three-year
performance period following a cliff vesting structure. The CLD
Committee determined that a three-year performance period is appropriate as it effectively measures the impact of NEO
performance on stockholder value. During the performance
period, PSUs will accrue dividend equivalents as of each
dividend payment date and will be paid when, and only to the extent that, the related PSUs are ultimately earned.
For fiscal year 2024, the CLD Committee established that the
PSUs granted will be contingent upon the achievement of three key performance metrics with performance assessed from
fiscal years 2024 through 2026.
•Earnings Per Share: 37.5% of the PSUs will vest based on
the achievement of targeted incremental growth in Sysco's
adjusted earnings per share.
•Return on Invested Capital: 37.5% of the PSUs will vest
based on the achievement of targeted return on
invested capital.
•Revenue: 25% of the PSUs will vested based on the
achievement of targeted revenue growth.
Once the CLD Committee evaluates the extent of achievement
for the PSU metrics, the total number of shares earned by each
NEO will be subject to an adjustment based on Sysco’s TSR
during the three-year performance period as compared to
performance of the S&P 500 companies. This adjustment will
be applied to the target number of shares awarded, potentially decreasing the total number of shares received by 25% for
underperformance relative to TSR expectations, or increasing the total number of shares received by 25% of target for
superior performance based on the table below. However, the
total shares awarded cannot exceed 200% of an NEO's PSU
target opportunity. If Sysco’s TSR is negative on an absolute basis at the end of the three-year performance period, the
maximum number of PSUs that can be earned will be capped
at 100% of target, irrespective of whether the Company’s
Relative TSR percentile is ranked at or above the
55th percentile.
The CLD Committee believes the TSR modifier serves as a
valuable indicator for evaluating success in delivering value to stockholders because it measures performance against
alternative investment opportunities available to stockholders.
Furthermore, the choice of the S&P 500 as a benchmark is
intentional; the companies within this index are comparable in size to Sysco and provide a broad representation of industry peers, ensuring that the outcomes are not disproportionately influenced by any single company. This comprehensive
approach underscores the CLD Committee's commitment to
aligning executive compensation with long-term stockholder
interests and performance outcomes.

SYSCO CORPORATION // 2024 Proxy Statement	61
COMPENSATION DISCUSSION AND ANALYSIS
What We Paid

	Performance	TSR Payout Modifier(1)
Threshold	25th Percentile	-25%
Target	50th – 55th Percentile	0% (no modifier)
Maximum	75th Percentile	+25%
(1)The payout modifier for performance between the 25th and 75th percentiles will be interpolated on a straight-line basis.
RSUs
The RSUs comprised 30% of the overall value of the Fiscal
Year 2024 LTIP Awards. Each RSU grants the holder to
receive one share of Common Stock upon vesting. Similar to
stock options, the RSUs will vest ratably over a three year
period. The vesting of these RSUs is also subject to
the NEO’s ongoing employment with Sysco through the
applicable vesting dates. The number of RSUs granted was
determined based on a 10-day average closing price of
Common Stock leading up to the date of the grant.
Furthermore, dividend equivalents will be paid out in cash
whenever the underlying RSUs vest, providing an additional
incentive tied to the performance of Common Stock.
Stock Options
Stock options account for 20% of the total value of the Fiscal
Year 2024 LTIP Awards. These stock options come with a 10-
year expiration period and are designed to vest ratably over three-year period, starting from the first anniversary of the
Fiscal Year 2024 LTIP Award date. It is important to note that the vesting of these stock options is contingent upon continued
0
employment of the NEO with Sysco through the respective
vesting date. The exercise price for the stock options is set at
$73.53 which corresponds to the closing price of Common
Stock on August 9, 2023, the last trading day before the Fiscal
2024 LTIP Award date.
Payout under Fiscal Year 2022 PSU Awards
In July 2021, the CLD Committee approved PSU awards to
eligible NEOs pursuant to the 2018 Omnibus Incentive Plan.
Each of these PSUs represented an NEO’s right to receive one share of Common Stock, at target levels, but the ultimate
number of shares of Common Stock earned was determined
based on performance during the three-year performance
period (i.e., fiscal year 2022 through fiscal year 2024).
The performance measures for the fiscal year 2022 PSU
awards were:
•Earnings Per Share: The achievement of targeted
incremental growth in Sysco’s earnings per share,
representing 50% of the target PSU opportunity; and
•Market Share Growth: The achievement of targeted market
share growth in U.S. markets (measured by total U.S. sales), representing 50% of the target PSU opportunity.

Performance Measures	Weight (%)	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	Results	Payout
Earnings Per Share(1)	50%	$3.72	$4.65	$5.58	$4.31	63.5%
Market Share Growth(2)	50%	1.15x	1.35x	1.55x	1.42x	133.3%
(1)Earnings Per Share (calculated on an adjusted basis) represents a non-GAAP measure; see reconciliation in Annex I - Non-GAAP
Reconciliations.
(2)The market share growth percentages for each fiscal year in the performance period were averaged to yield an average market share growth measure for the three year performance period.
Further, the total number of shares earned by each NEO was
subject to adjustment based on Sysco’s TSR during the
performance period as compared to the S&P 500 companies.
This adjustment was applied to the target number of
shares granted to each participant and had a range from

decreasing the total number of shares received by 25% of
target (for relative TSR below expectations) to increasing the total number of shares received by 25% of target (for superior relative TSR) based on the table below.

	Threshold	Target	Maximum	Results
Relative TSR Percentile Rank Versus S&P 500	35th Percentile	50th - 55th Percentile	75th Percentile	36.7th Percentile
Payout Modifier	-25%	0% (No modifier)	+25%	(22.2%)
For the performance period, the sum of the weighted performance measure payouts with the relative TSR modifier yielded an aggregate PSU payout of 76.2% of the number of PSUs held by the NEOs.

62	SYSCO CORPORATION // 2024 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
Fiscal Year 2025 Executive Compensation
FISCAL YEAR 2025 EXECUTIVE COMPENSATION
Annual Incentive Plan
On July 31, 2024, the CLD Committee approved AIP targets for executive officers, including our NEOs, for fiscal year 2025 and established the performance metrics. Incentive payments
earned under the AIP will be based on the following
components: (i) 70% on financial measures (i.e., 50% tied to operating income and 20% tied to sales revenue); and (ii) 30%
on SBOs (i.e., 10% tied to U.S. broadline ("USBL") cost per
piece, 10% tied to local case growth and 10% measured by
employee engagement).
The AIP components offer a payout range from 0% to 200%,
based on the achieved performance compared to the
pre-established targets. Overall, the maximum fiscal year 2025 incentive opportunity under the AIP is 200% of an NEO’s target opportunity, with adjustments based on each NEOs’
individual performance.
The AIP payment for each component will be calculated based
on performance compared to the targets. If a component falls below the threshold level, no payment will be made for that
component. The overall payout will be adjusted based on each
NEO’s performance against their individual objectives for fiscal year 2025. This adjustment, determined by the CLD
Committee, can range from reducing the AIP payout to zero for performance well below target, to increasing the total payout to no more than the maximum fiscal year 2025 incentive
opportunity of 200%. The adjusted incentive payment for the
AIP will be paid at the end of fiscal year 2025.
Long-Term Incentive Plan
The CLD Committee also approved our fiscal year 2025 long-
term incentive plan awards to be issued to the NEOs pursuant to the 2018 Omnibus Incentive Plan.
The Company’s fiscal year 2025 LTIP awards will consist of
PSUs, RSUs and stock options. For fiscal year 2025, PSUs
with a three-year performance period will represent 50% of the target LTIP opportunity, with RSUs representing 30% and
stock options representing the remaining 20% of the target
LTIP opportunity.
PSUs. The PSUs provide the opportunity for participants to
receive shares of Common Stock based on performance
aggregated over the three fiscal year performance period with respect to the following performance measures established by the CLD Committee, subject to a modifier tied to Sysco's TSR:
•Earnings Per Share: The achievement of targeted
incremental growth in Sysco’s adjusted earnings per share,
representing 37.5% of the target PSU opportunity;
•Return on Invested Capital: The achievement of targeted
return on invested capital growth, representing 37.5% of the target PSU opportunity; and
•Revenue Growth: The achievement of targeted revenue
growth representing 25% of the target PSU opportunity.
The number of shares, if any, earned with respect to each of the performance measures will be calculated based on
performance (as compared to such measures) and awarded to
the NEO independently from the other measures. Further, the

total number of shares earned by each NEO will be subject to adjustment based on Sysco’s TSR during the performance
period as compared to the S&P 500 companies. This
adjustment will be applied to the target number of shares
granted to each participant and will range from decreasing the total number of shares received by 25% of target (for relative
TSR below expectations) to increasing the total number of
shares received by 25% of target (for superior relative TSR).
Each PSU granted to participants represents the right to
receive one share of Common Stock based on target
performance, but the ultimate number of shares of Common
Stock to be earned with respect to a participant’s PSUs will be determined at the end of the three-year performance period
and could range from 0% to 200% of the target number of
PSUs offered to the participant. Dividend equivalents accrue during the performance period and are paid either in shares or in cash, in the discretion of the CLD Committee, based on the number of PSUs earned following certification of the
Company’s performance.
RSUs. Each RSU represents the right to receive one share of
Common Stock, and the RSUs vest in three equal,
annual installments.
Stock Options. The stock options have a 10-year term and
vest in three equal, annual installments.

SYSCO CORPORATION // 2024 Proxy Statement	63
COMPENSATION DISCUSSION AND ANALYSIS
Stock-Related Policies
STOCK-RELATED POLICIES
Ownership Guidelines
To ensure alignment between the interests of our senior
management and those of our stockholders, the Board has
approved stock ownership guidelines. These guidelines require that each NEO and other members of senior management hold
a specified amount of shares of Sysco Common Stock, as
outlined in the table below. The NEOs and members of senior
management have a period of five years from their
appointment date to reach their designated minimum stock
ownership levels.
As of the record date on September 16, 2024, all NEOs were
either surpassing the minimum stock ownership requirements
or were on track to achieve compliance within the allotted
five-year timeframe.

Position	Minimum Ownership Requirement (Multiple of base salary)
CEO	7x
Executive Vice Presidents	4x
Senior Vice Presidents	2x
These thresholds established within the stock ownership
guidelines are thoughtfully calibrated based on the NEO's
respective salaries and level of responsibility. To further
validate the effectiveness of these stock ownership guidelines,
Semler Brossy has conducted a review and affirmed that our
stock ownership expectations position us as a leader among
our executive compensation peer group.
To monitor adherence to these guidelines, the Board receives regular updates on the stock ownership status of each NEO
during all regularly scheduled meetings. This oversight ensures that compliance with the holding requirements is maintained.
Should an NEO fail to meet the requisite ownership level, they are obligated to retain a minimum of 25% of the net shares
obtained through the exercise of stock options, as well as
100% of the net shares acquired from the vesting of RSUs and
PSUs. This policy is designed to further incentivize NEOs to build and maintain their investment in Sysco.
Trading Restrictions
Sysco has adopted the Securities Trading Policy (“Trading
Policy”) to promote compliance with insider trading laws, rules and regulations, and any listing standards. The Trading Policy prohibits trading in Sysco securities while in possession of material non‐public information (“MNPI”). The Trading Policy applies to all directors, officers and employees of the Company
(including its subsidiaries), anyone who lives in their household and family members whose transactions in Sysco securities
are directed by (or subject to the influence or control of) any such director, officer or employee. This Trading Policy also applies to any corporation, partnership, trust or other legal entity controlled by a director, officer or employee of the
Company and any contractors or consultants who may have
access to MNPI concerning Sysco.
In addition, the Trading Policy prohibits our directors, executive officers, and certain other employees from buying or selling company securities during certain periods, referred to as
“Blackout Periods,” and from entering into certain hedging
transactions. In accordance with the Trading Policy, all
executive officers, including NEOs are required to conduct
purchases and sales of Common Stock exclusively through a
Rule 10b5-1 trading plan. This plan can only be adopted during an approved quarterly trading window and when the NEO is
not in possession of material non-public information, with
certain limited exceptions, including “net exercises” of stock options that do not involve an open market sale of shares.
The quarterly trading windows are strategically structured to open two business days following Sysco’s release of our
quarterly earnings report. These windows typically remain open for two weeks, closing prior to the last day of each fiscal
quarter, thus providing a defined timeframe for executive officer trading activities.
Before any executive officer can adopt a Rule 10b5-1 trading plan or engage in other transactions involving Common Stock, pre-approval is required from a designated committee. This
committee consists of the Chair of the Board, the Chair of the
Governance Committee, and the Chief Legal Officer. The pre-
approval process includes a thorough review of the proposed
transaction’s amount and timing, as well as a confirmation that the executive officer does not possess any material non-public information concerning Sysco at the time the plan is adopted.
Additionally, any trades executed under a Rule 10b5-1 trading plan may not commence until after the “cooling off” period
mandated by SEC Rule 10b5-1 has elapsed. This cooling-off
period is designed to further mitigate any potential concerns regarding insider trading. For any proposed transaction
involving a director, prior approval from the Chief Legal Officer is also required, ensuring a comprehensive oversight
mechanism is in place for all trading activities by executive officers and directors.
The foregoing summary of the Trading Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Sysco Securities Trading Policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended June 29, 2024.

64	SYSCO CORPORATION // 2024 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
Stock-Related Policies
Hedging and Pledging Restrictions
Pursuant to the Trading Policy, we also impose strict
prohibitions on our directors, executive officers, including our
NEOs, certain designated employees and individuals residing
in their respective households from engaging in a variety of potentially risky financial transactions, including:
•Purchasing financial instruments that are intended to hedge or offset any potential decline in the market for
Sysco securities;
•Effecting short sales of Sysco securities;
•Trading in derivative securities, including publicly traded options, puts, calls, straddles or similar financial
instruments; and
•Pledging Sysco securities as collateral for loans.
These restrictions are intended to prevent any misalignment of interests between our NEOs and stockholders. The goal is to
maintain a strong commitment to ethical behavior and
corporate responsibility, ultimately enhancing the trust and confidence of our stockholders.
Clawback Policy
The CLD Committee recognizes the importance of holding
NEOs and other members of senior management accountable
for their actions, especially in situations that may result in financial restatements due to material accounting irregularities or misconduct. To address these concerns, the CLD
Committee has established the Incentive Payment Clawback
Policy, which grants it the authority, subject to applicable laws, to recoup or clawback incentive compensation that has already been paid. Additionally, the CLD Committee can reduce or
cancel incentive compensation that has been granted, but
remains outstanding if the CLD Committee, in its sole
discretion, determines that one of the following
conditions applies:
•There has been a restatement of our financial results,
excluding changes in accounting policy, within the preceding
36 months that would have lowered the amount of incentive
compensation had the compensation been calculated based
on the restated financial results; or
•If an NEO is found to have engaged in misconduct that
contributes to the necessity for a financial restatement or
causes material financial or reputational harm to Sysco.
The types of compensation subject to clawback, reduction, or forfeiture under this policy include:
•All cash-based bonuses or incentive compensation;
•All outstanding equity and equity-based awards, whether
vested, unvested, or deferred; and
•All payments or contributions made by the Company to (or
for the benefit of) an NEO under the Supplemental Executive
Retirement Plan (“SERP”), the Executive Deferred
Compensation Plan (“EDCP”), or the Management Savings
Plan (“MSP”).
Furthermore, the Incentive Payment Clawback Policy does not
limit Sysco’s rights to pursue other remedies against an NEO, including termination of employment or the initiation of
additional disciplinary actions.
The CLD Committee also adopted the Dodd-Frank Clawback
Provisions in accordance with the applicable NYSE listing
requirements, promulgated pursuant to the final rules adopted by the SEC enacting the clawback standards of Section 954 of the Dodd-Frank Act. Accordingly, erroneously awarded
incentive compensation, including LTIP awards granted under
the 2018 Omnibus Incentive Plan, received by current or
former executive officers of Sysco are subject to clawback in the event that Sysco is required to prepare an accounting
restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in
previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
Protective Covenants
Equity-based awards granted to each NEO are contingent
upon their entering into a Protective Covenants Agreement.
This agreement is designed to safeguard Sysco’s interests and protect confidential information by imposing specific restrictions on certain behaviors during the NEO’s term of employment and following termination.
The Protective Covenants Agreement encompasses several
critical provisions, including, but not limited to:
•Prohibit engaging in unfair competitive activities that could harm Sysco’s business interests after their
employment ends;
•Restrict improper solicitation of Sysco employees or
customers for a defined period of time following their
termination; and
•Maintain the confidentiality of Sysco’s sensitive information.
In the event that an NEO violates any of the covenants outlined in the Protective Covenants Agreement, the NEO would forfeit the benefits and proceeds associated with their equity awards.
Additionally, the terms of the MSP, the SERP, and the EDCP
further stipulate that certain payments may be forfeited in the event of prohibited conduct following and NEO’s termination of employment with Sysco.

SYSCO CORPORATION // 2024 Proxy Statement	65
COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Governance and Other Information
EXECUTIVE COMPENSATION GOVERNANCE
AND OTHER INFORMATION
Employment and Severance Agreements
Each of our NEOs is entitled to receive specific compensation under certain circumstances following the termination of their employment. While a significant portion of their compensation is tied to performance metrics that reflect both the achievement of company-wide goals and individual performance targets, the
CLD Committee has determined that offering severance and
change in control benefits is appropriate to: (i) attract and retain executive talent in a highly competitive market; (ii) avoid lengthy and contentious negotiations or disputes; and
(iii) ensure, in the event of an actual or threatened change in control of Sysco, that personal concerns do not interfere with strategic decisions that may be in the best interests of
our stockholders.
The severance benefits outlined below are contingent upon the
NEO: (i) executing a legally enforceable general release and waiver of claims in favor of Sysco; and (ii) complying with the
Protective Covenants Agreement, which includes stipulations
regarding confidentiality, non-disparagement, and restrictions on competition and solicitation of Sysco employees, vendors, and customers for a period of two years following the NEO's
departure from Sysco.
Mr. Hourican
Pursuant to the letter agreement dated January 10, 2020,
between Sysco and Mr. Hourican (the “CEO Offer Letter”),
Mr. Hourican is eligible to receive severance payments and
benefits in the event of his employment being terminated
without “Cause” or he resigns for “Good Reason” (as such
terms are defined in the CEO Offer Letter).
Non-Change in Control Termination. If Mr. Hourican’s
termination of employment does not occur upon, or within two years following, the effectiveness of a “Change in Control” (as defined in the 2018 Omnibus Incentive Plan), Mr. Hourican will be entitled to receive the following benefits:
•An amount equal to two times the sum of his annual base
salary and his target AIP opportunity;
•A pro-rata award under the AIP for the performance period in which the termination is effective, calculated based on the
actual attainment of Sysco's performance goals for such
performance period. This award will be payable at the time
such incentives are paid to other Sysco executives; and
•Continuation of health, dental, and vision coverage at active employee rates for 24 months following his termination date.
Change in Control Termination. If Mr. Hourican’s termination occurs as a result of, or within two years following, a Change in
Control, Mr. Hourican will be entitled to the following benefits:
•An amount equal to three times the sum of his annual base
salary and his target AIP opportunity;
•A pro-rata award under the AIP for the performance period in which the termination is effective, calculated based on the
actual attainment of Sysco's performance goals for such
performance period. This award will be payable at the time
such incentives are paid to other Sysco executives; and
•Continuation of health, dental, and vision coverage
continuation at active employee rates for 36 months following his termination date.
Messrs. Bertrand, Cheung, Peck, and Phillips
The CLD Committee adopted, effective July 2020, forms of
severance agreements for executive vice presidents (the
“Severance Agreements”) to specify the benefits to which
executive vice presidents will be entitled to receive.
Non-Change in Control Termination. If an NEO’s
employment is terminated without “Cause” or such NEO
resigns for “Good Reason” (as such terms are defined in the
Severance Agreements), and the termination does not
constitute a “Change in Control” (as defined in the 2018
Omnibus Incentive Plan), the NEOs will be entitled to receive:
•An amount equal to two times annual base salary;
•A pro-rata award under the AIP for the performance period in which the termination is effective, calculated based on the
actual attainment of Sysco's performance goals for such
performance period. This award will be payable at the time
such incentives are paid to other Sysco executives;
•Reimbursement for the amounts of any premiums paid by the
NEO under the Consolidated Omnibus Budget Reconciliation
Act (“COBRA”) in excess of the applicable active employee
rates to maintain their health benefits for a period of
18 months following their termination date; and
•Outplacement services for a period of up to 12 months.

66	SYSCO CORPORATION // 2024 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Governance and Other Information
Change in Control Termination. If the termination of
employment occurs upon, or within two years following, the
effectiveness of a Change in Control, the NEO will receive:
•An amount equal to two times the sum of annual base salary
and their target AIP opportunity;
•A pro-rata award under the AIP for the performance period in which the termination is effective, calculated based on the
NEO’s target incentive opportunity. This award will be
payable at the time such incentives are paid to other
Sysco executives;
•Reimbursement for the amounts of any premiums paid by the
NEO under COBRA in excess of the applicable active
employee rates to maintain their health benefits for a period of 18 months following the termination date; and
•Outplacement services for a period of up to 12 months.
Change in Control Provisions
Sysco’s change in control provisions are structured to
incorporate a “double trigger” accelerated vesting mechanism before benefits become payable. Specifically, the vesting of equity-based awards will only occur upon a change in control if, within the specified timeframe of 12 months prior to the change in control and extending 24 months post such change in
control, the employment of the NEO is terminated without
“cause” or if the NEO voluntary terminates their employment
for “good reason.”
The CLD Committee has carefully considered the implications
of accelerated provisions and has placed corresponding
provisions in the MSP, the SERP, and the EDCP. These
provisions stipulate a reduction in benefits if they exceed the deductible limits set forth by Section 280G of the Internal
Revenue Code (the "Code"), thereby balancing the interests of the NEOs with the tax implications for Sysco.
Relocation Expenses
In alignment with best practices in corporate governance and compensation, the CLD Committee has instituted a policy
regarding executive relocation expense reimbursements that
applies uniformly to all NEOs. This policy explicitly prohibits the reimbursement of any losses incurred from the sale of a
residence linked to the relocation process. Furthermore, it

mandates that any NEO who receives reimbursement for
relocation expenses must pay back all or a portion of those
expenses should their employment be terminated for reasons
other than death, disability, a change in control, or termination without cause or for good reason, within a designated
timeframe following the receipt of reimbursement.
Employee Benefits
We provide a comprehensive suite of employee benefits to
eligible employees, including our NEOs. This benefits package encompasses access to a 401(k) retirement savings plan, an
employee stock purchase plan, group life insurance, and other group health and welfare benefit plans. Although NEOs have
access to the same health and welfare benefits as other
employees, their contributions towards the monthly premiums
for medical coverage are adjusted based on salary levels
resulting in NEOs paying higher contributions than
other employees.
For the 401(k) retirement savings plan, Sysco contributes 3%
of an employees’ eligible earnings, regardless of whether the employee makes their own contributions, and matches $0.50
for every dollar contributed by the employee on the first 6% of eligible earnings. Additionally, Sysco maintains a pension plan, which was closed to non-union participants as of December 31,
2012. Currently, Mr. Bertrand is the only NEO who is a
participant in the pension plan.

SYSCO CORPORATION // 2024 Proxy Statement	67
COMPENSATION DISCUSSION AND ANALYSIS
Report of the Compensation and Leadership Development Committee
Perquisites
The CLD Committee believes that perquisites for NEOs should
be limited in scope and only offered if there is a valid business purpose. While our NEOs receive the same employee benefits
that are available to all our employees, they also receive
additional life insurance and accidental death and
dismemberment insurance benefits, long-term care insurance
and reimbursement for an annual comprehensive wellness
examination. The CLD Committee considers these benefits to
be integral for a competitive executive compensation package.
In addition, Mr. Hourican is entitled to receive benefits specified in his offer letter, including reimbursement for tax and financial planning services, as well as security monitoring services. The value of these additional benefits is reflected in the “All Other
Compensation” column of the Summary Compensation Table.
Section 409A of the Internal Revenue Code
Section 409A of the Code imposes specific regulations on
deferred compensation arrangements, focusing on the timing
of payments, the election of deferrals, and the restrictions on the acceleration of payments. Although Sysco does not

guarantee exemption from, or compliance with Section 409A,
we have designed our executive compensation programs with
the intention that they are exempt from, or otherwise comply with, the requirements of Section 409A.
REPORT OF THE COMPENSATION AND
LEADERSHIP DEVELOPMENT COMMITTEE
The CLD Committee has conducted a thorough analysis of the CEO’s performance and has approved his compensation, as well as the compensation of the NEOs. In accordance with Item 402(b) of Regulation S-K, the CLD Committee engaged in detailed discussions with management regarding the Compensation Discussion and Analysis. Following this review and discussion, the
CLD Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in both the
Annual Report on Form 10-K and this Proxy Statement.
COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
Alison Kenney Paul, Chair
Larry C. Glasscock
Jill M. Golder
Bradley M. Halverson
John M. Hinshaw

68	SYSCO CORPORATION // 2024 Proxy Statement
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table sets forth information with respect to compensation for each NEO for the three prior fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Kevin P. Hourican Chair of the Board and Chief Executive Officer	2024	1,341,760	—	9,430,664	2,399,982	2,221,000	—	204,844	15,598,250
	2023	1,296,438	—	7,775,318	3,299,985	1,762,976	—	206,303	14,341,020
	2022	1,296,438	—	6,990,845	3,146,812	2,070,900	—	151,511	13,656,506
Kenny K. Cheung(7) Executive Vice President and Chief Financial Officer	2024	784,139	—	2,012,590	512,194	742,000	—	254,080	4,305,003
	2023	159,288	600,000	1,686,062	745,859	144,406	—	33,760	3,369,375

Greg D. Bertrand Executive Vice President and Global Chief Operating Officer	2024	824,924	—	2,311,492	586,587	1,141,000	17,650	103,082	4,984,735
	2023	749,025	—	1,745,800	740,980	848,808	9,906	147,950	4,242,469
	2022	696,441	—	3,792,142	717,975	927,297	12,157	143,689	6,289,701
Thomas R. Peck, Jr. Executive Vice President, Chief Information and Digital Officer	2024	726,354	—	2,029,257	514,479	687,000	—	55,877	4,012,967
	2023	678,480	—	1,448,101	614,607	645,847	—	56,899	3,443,934
	2022	661,974	—	1,397,230	628,970	705,005	—	86,184	3,479,363
Ronald L. Phillips(7) Executive Vice President and Chief Human Resources Officer	2024	682,363	—	1,635,867	415,180	646,000	—	80,620	3,460,030

(1)The salary amounts reflect the actual base salary payments earned by the NEOs in the applicable fiscal year.
(2)The amounts in this column represent the sum of RSUs and PSUs awarded at a grant date fair value of $73.53 for the August 2023 awards, and $69.95 for the September 2023 awards, in all cases computed in accordance with ASC 718. Stock awards were granted on August 10,
2023 to each of our NEOs. Supplemental stock awards were granted to Mr. Bertrand, Mr. Peck, and Mr. Phillips on September 11, 2023
following Sysco's reorganization. See "Compensation Arrangements for Messrs. Bertrand, Peck and Phillips" above for further discussion on these grants. The values reflected in the table above include the grant date fair value of RSUs, and the grant date fair value of the PSUs at target performance. The grant date fair values of RSUs granted in fiscal year 2024 and of PSUs granted in fiscal year 2024 if target performance and maximum performance is achieved are as follows:

		Performance Share Units
	Restricted Stock Units ($)	Target ($)	Maximum ($)
Kevin P. Hourican	3,536,499	5,894,165	11,788,330
Kenny K. Cheung	754,712	1,257,878	2,515,756
Greg D. Bertrand	866,818	1,444,674	2,889,348
Thomas R. Peck, Jr.	760,981	1,268,276	2,536,552
Ronald L. Phillips	613,441	1,022,426	2,044,852
The fair value of these PSUs is determined based on the closing price of our Common Stock on the last business day before the grant date.
Compensation expense is recognized over the period an NEO is required to provide service based on the estimated vesting of the PSUs granted. See the Grants of Plan-Based Awards table below for more information on the stock awards granted in fiscal year 2024.
(3)The amounts in this column represent the aggregate grant date fair value of stock options granted during each year. We estimated the fair value of each stock option award using a Black-Scholes pricing model, modified for dividends and using the following assumptions:
risk-free interest rate of 3.92%; expected dividend yield of 2.53%; expected share price volatility of 27.39%; and expected term of 6.6 years.
We did not assume any option exercises or risk of forfeiture during the expected option life in determining the valuation of the option awards. Had we done so, such assumptions could have reduced the reported grant date value. The actual value, if any, an NEO may realize upon exercise of options will depend on the excess of the stock price over the exercise price on the date the option is exercised.
Consequently, the value realized, if any, may not be at or near the value estimated by the Black-Scholes model.

SYSCO CORPORATION // 2024 Proxy Statement	69
EXECUTIVE COMPENSATION
Summary Compensation Table
(4)The amounts in this column with respect to fiscal year 2024 reflect cash awards to the eligible NEOs pursuant to awards under the AIP in fiscal year 2024, which were determined by the CLD Committee at its July 31, 2024 meeting and, to the extent not deferred by the NEO, paid shortly thereafter.
(5)The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect above-market interest on amounts in the EDCP and the MSP, and the actuarial change in the present value of the NEOs’ benefits under all pension plans established and maintained by Sysco, determined using interest rate and mortality rate assumptions consistent with those used in Sysco’s financial statements. The pension plan amounts, some of which may not be currently vested, include: (i) changes in pension plan value and
(ii) changes in the value of benefits under the SERP. Active service-based accruals under the pension plan and the SERP ceased when each of those programs was frozen. Therefore, any subsequent changes in the actuarial present value of an NEO’s accumulated benefit under the pension plan and/or the SERP would likely be attributable, primarily, to variations in the discount rate or modifications to the actuarial assumptions. To the extent that any such aggregate change in the actuarial present value of an NEO’s accumulated benefit under the pension plan and/or the SERP was a decrease, this decrease is not reflected in the amounts shown in the “All Other Compensation”
column above or the “Total” column in the table below.
The following table shows for Mr. Bertrand, our only NEO participant, the change in the actuarial present value for the pension plan and for the SERP, as well as the above-market interest on amounts in the EDCP and MSP for fiscal year 2024:

Name	Change in Pension Plan Value ($)	Change in SERP Value ($)	Above-Market Interest on Deferred Compensation ($)	Total ($)
Greg D. Bertrand	9,465	(102,297)	8,185	17,650
(6)Fiscal year 2024 amounts reported in the “All Other Compensation” column include the following:

Name	Perquisites, Other Personal Benefits and Tax Reimbursement ($)(a)	401(k) Plan Employer Contribution ($)(b)	MSP Employer Contribution ($)(c)
Kevin P. Hourican	19,692	20,250	164,902
Kenny K. Cheung	200,788	25,200	28,092
Greg D. Bertrand	—	20,250	78,118
Thomas R. Peck, Jr.	—	20,694	30,432
Ronald L. Phillips	—	21,338	52,595
(a)The amount shown in this column consists of perquisite amounts over $10,000, which includes a financial advisor reimbursement for
Mr. Hourican in the amount of $15,000, relocation related expenses for Mr. Cheung in the amount of $145,174, and relocation related tax gross ups for Mr. Cheung in the amount of $51,980.
(b)The amount shown for each NEO reflects amounts contributed by us to the Sysco 401(k) plan during fiscal year 2024.
(c)The amount shown for each NEO reflects amounts contributed by us to the Sysco MSP during fiscal year 2024.
(7)Mr. Cheung became an NEO in fiscal year 2023; consequently, the Summary Compensation Table includes only two years of compensation data. Mr. Phillips became a NEO in fiscal year 2024; consequently, the Summary Compensation Table includes only one year of compensation data.

70	SYSCO CORPORATION // 2024 Proxy Statement
EXECUTIVE COMPENSATION
Grants of Plan-Based Awards
GRANTS OF PLAN-BASED AWARDS
The following table provides information on annual incentive award opportunities, PSUs, RSUs, and stock options under our 2018
Omnibus Incentive Plan granted to the NEOs during the prior fiscal year.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Kevin P. Hourican	8/10/2023	—	—	—	40,080	80,160	160,320	—	—	—	5,894,165
	8/10/2023	—	—	—	—	—	—	48,096	—	—	3,536,499
	8/10/2023	—	—	—	—	—	—	—	124,869	73.53	2,399,982
		1,174,519	2,349,038	4,698,077	—	—	—	—	—	—	—
Kenny K. Cheung	8/10/2023	—	—	—	8,553	17,107	34,214	—	—	—	1,257,878
	8/10/2023	—	—	—	—	—	—	10,264	—	—	754,712
	8/10/2023	—	—	—	—	—	—	—	26,649	73.53	512,194
		392,231	784,462	1,568,923	—	—	—	—	—	—	—
Greg D. Bertrand	8/10/2023	—	—	—	8,499	16,998	33,996	—	—	—	1,249,863
	8/10/2023	—	—	—	—	—	—	10,199	—	—	749,932
	8/10/2023	—	—	—	—	—	—	—	26,480	73.53	508,946
	9/11/2023	—	—	—	1,392	2,785	5,570	—	—	—	194,811
	9/11/2023	—	—	—	—	—	—	1,671	—	—	116,886
	9/11/2023	—	—	—	—	—	—	—	4,245	69.95	77,641
		602,974	1,205,947	2,411,894	—	—	—	—	—	—	—
Thomas R. Peck, Jr.	8/10/2023	—	—	—	7,114	14,228	28,456	—	—	—	1,046,185
	8/10/2023	—	—	—	—	—	—	8,537	—	—	627,726
	8/10/2023	—	—	—	—	—	—	—	22,164	73.53	425,992
	9/11/2023	—	—	—	1,587	3,175	6,350	—	—	—	222,091
	9/11/2023	—	—	—	—	—	—	1,905	—	—	133,255
	9/11/2023	—	—	—	—	—	—	—	4,838	69.95	88,487
		363,321	726,642	1,453,284	—	—	—	—	—	—	—
Ronald L. Phillips	8/10/2023	—	—	—	6,052	12,105	24,210	—	—	—	890,081
	8/10/2023	—	—	—	—	—	—	7,263	—	—	534,048
	8/10/2023	—	—	—	—	—	—	—	18,857	73.53	362,432
	9/11/2023	—	—	—	946	1,892	3,784	—	—	—	132,345
	9/11/2023	—	—	—	—	—	—	1,135	—	—	79,393
	9/11/2023	—	—	—	—	—	—	—	2,884	69.95	52,748
		341,315	682,631	1,365,262	—	—	—	—	—	—	—
(1)Amounts represent the threshold, target, and maximum payout opportunities under the AIP for fiscal year 2024. These amounts are based on the individual’s base salary in effect at the end of each performance period, and pro-rated as applicable.
(2)Amounts represent the threshold, target, and maximum payout opportunities pursuant to the fiscal year 2024-2026 PSUs. Amounts do not include accrued dividend equivalents.
(3)Amounts represent time-based RSU awards.
(4)Amounts represent stock options awards.
(5)Reflects the exercise price for the stock options granted, equal to the closing price of our Common Stock on the preceding trading day.
(6)We determined the following estimated grant date fair values for the options reported in the table above using a Black-Scholes pricing model: (i) options issued on August 10, 2023 of $19.22 per option, and (ii) options issued on September 11, 2023 of $18.29 per option. The assumptions underlying these option valuations are listed below:

	Volatility	Risk-Free Rate of Return	Dividend Yield at the Date of Grant	Expected Option Life
Fiscal year 2024	27.39%	3.92%	2.53%	6.6 years
We did not assume any option exercises or risk of forfeiture during the expected option life in determining the valuation of the option awards. Had we done so, such assumptions could have reduced the reported grant date value. The actual value, if any, an executive may realize upon exercise of options will depend on the excess of the stock price over the exercise price on the date the option is exercised.
Consequently, the value realized, if any, may not be at or near the value estimated by the Black-Scholes model.

SYSCO CORPORATION // 2024 Proxy Statement	71
EXECUTIVE COMPENSATION
Outstanding Equity Awards at Year-End
We determined the estimated grant date fair value of the PSUs granted on (i) August 10, 2023 to be $73.53 and (ii) September 11, 2023, to
be $69.95, per PSU, each being the closing price of our Common Stock on the last business day before the grant date, and assuming the target number of shares would be earned at the end of the three-year performance period. Grants of PSUs are reflected at target since actual shares to be received, if any, will be determined after the three-year performance period ending on June 27, 2026. The estimated grant date fair value of each of the RSUs reported in the table above is equal to the grant date fair value of the corresponding PSUs awarded on the same date and indicated in this footnote (6) above, in each case being the closing price of our Common Stock on the last business day before the grant date
OUTSTANDING EQUITY AWARDS AT YEAR-END
The following table provides information on the stock option, RSU, and PSU grants held by each NEO as of June 29, 2024.

	Option Awards						Stock Awards
Name	Date Granted	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Kevin P. Hourican	August 2023	—	—		—	—	81,861	(2)	5,844,057
	August 2023	—	—		—	—	48,096	(3)	3,433,573
	August 2023	—	124,869	(4)	73.53	8/9/2033	—		—
	August 2022	—	—		—	—	68,027	(5)	4,856,448
	August 2022	—	—		—	—	17,307	(6)	1,235,547
	August 2022	45,454	90,909	(7)	85.57	8/17/2032	—		—
	August 2021	—	—		—	—	8,653	(8)	617,738
	August 2021	120,845	60,423	(9)	76.94	8/18/2031	—		—
	August 2020	75,019	—		58.08	8/19/2030	—		—
	February 2020	303,030	—		76.27	2/11/2030	—		—
	February 2020	380,273	—		76.27	2/11/2030	—		—
Kenny K. Cheung	August 2023	—	—		—	—	17,470	(2)	1,247,183
	August 2023	—	—		—	—	10,264	(3)	732,747
	August 2023	—	26,649	(4)	73.53	8/9/2033	—		—
	May 2023	—	—		—	—	16,871	(10)	1,204,421
	May 2023	—	—		—	—	4,376	(11)	312,403
	May 2023	11,981	23,964	(12)	73.39	5/10/2033	—		—
Greg D. Bertrand	September 2023	—	—		—	—	2,844	(13)	203,033
	September 2023	—	—		—	—	1,671	(14)	119,293
	September 2023	—	4,245	(15)	69.95	9/10/2033	—		—
	August 2023	—	—		—	—	17,359	(2)	1,239,259
	August 2023	—	—		—	—	10,199	(3)	728,107
	August 2023	—	26,480	(4)	73.53	8/9/2033	—		—
	August 2022	—	—		—	—	15,274	(5)	1,090,411
	August 2022	—	—		—	—	3,886	(6)	277,422
	August 2022	10,206	20,413	(7)	85.57	8/17/2032	—		—
	August 2021	—	—		—	—	1,974	(8)	140,924
	August 2021	27,572	13,786	(9)	76.94	8/18/2031	—		—
	August 2020	49,613	—		58.08	8/19/2030	—		—
	August 2019	75,929	—		72.80	8/20/2029	—		—
	August 2018	74,649	—		75.08	8/22/2028	—		—
	August 2017	79,918	—		51.22	8/24/2027	—		—
	August 2016	43,750	—		52.42	8/24/2026	—		—

72	SYSCO CORPORATION // 2024 Proxy Statement
EXECUTIVE COMPENSATION
Outstanding Equity Awards at Year-End

	Option Awards						Stock Awards
Name	Date Granted	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Thomas R. Peck, Jr.	September 2023	—	—		—	—	3,242	(13)	231,446
	September 2023	—	—		—	—	1,905	(14)	135,998
	September 2023	—	4,838	(15)	69.95	9/10/2033	—		—
	August 2023	—	—		—	—	14,530	(2)	1,037,297
	August 2023	—	—		—	—	8,537	(3)	609,456
	August 2023	—	22,164	(4)	73.53	8/9/2033	—		—
	August 2022	—	—		—	—	12,670	(5)	904,511
	August 2022	—	—		—	—	3,223	(6)	230,090
	August 2022	8,465	16,932	(7)	85.57	8/17/2032	—		—
	August 2021	—	—		—	—	1,729	(8)	123,433
	August 2021	24,154	12,077	(9)	76.94	8/18/2031	—		—
	February 2021	30,532	—		76.14	2/10/2031	—		—
Ronald L. Phillips	September 2023	—	—		—	—	1,932	(13)	137,925
	September 2023	—	—		—	—	1,135	(14)	81,028
	September 2023	—	2,884	(15)	69.95	9/10/2033	—		—
	August 2023	—	—		—	—	12,362	(2)	882,523
	August 2023	—	—		—	—	7,263	(3)	518,506
	August 2023	—	18,857	(4)	73.53	8/9/2033	—		—
	August 2022	—	—		—	—	10,823	(5)	772,654
	August 2022	—	—		—	—	2,753	(6)	196,537
	August 2022	7,231	14,464	(7)	85.57	8/17/2032	—		—
	August 2021	—	—		—	—	1,449	(8)	103,444
	August 2021	20,238	10,120	(9)	76.94	8/18/2031	—		—
(1)The aggregate value, rounded to the nearest whole dollar, of each outstanding award of RSUs and PSUs is calculated using the closing price of our Common Stock on June 28, 2024, the last trading day of fiscal year 2024, of $71.39.
(2)Represents the target number of shares of our Common Stock, rounded down to the nearest whole share, underlying the PSUs awarded to the NEOs in August 2023 in connection with their annual LTIP award, as well as dividend equivalents that are expected to be paid in shares of Common Stock upon vesting of these PSUs. Each PSU represents the right to receive one share of Common Stock, at target levels, but the ultimate number of shares of Common Stock to be earned with respect to a participant’s PSUs will be determined at the end of the three-year performance period ending on June 27, 2026 and could range from 0% to 200% of the target number of PSUs granted to the participant, based on the Company’s performance relative to the pre-established targets. See “Compensation Discussion and Analysis—
What We Paid—Long Term Incentive Plan” above for further discussion of these PSUs.
(3)These RSUs were awarded to the NEOs in August 2023 in connection with their annual LTIP award. One-third of these RSUs vested on
August 10, 2024, with the remainder vesting in equal installments on August 10, 2025 and 2026. See “Compensation Discussion and
Analysis—What We Paid—Long Term Incentive Plan” above for further discussion of these RSUs.
(4)These options were awarded to the NEOs in August 2023 in connection with their annual LTIP award. One-third of these options vested on
August 10, 2024, with the remainder vesting in equal installments on August 10, 2025 and 2026. See “Compensation Discussion and
Analysis—What We Paid—Long Term Incentive Plan” above for further discussion of these options.
(5)These PSUs, displayed at target, were awarded to the NEOs in August 2022 in connection with their annual LTIP award, as well as dividend equivalents that are expected to be paid upon vesting of these PSUs. PSUs will be determined at the end of the three-year performance period ending on June 28, 2025 and could range from 0% to 200% of the target number of PSUs granted to the participant, based on the Company’s performance relative to the pre-established targets.
(6)These RSUs were awarded to the NEOs in August 2022 in connection with their annual LTIP award. One-third of these RSUs vested on each of September 1, 2023 and 2024, with the remainder vesting on September 1, 2025.
(7)These options were awarded to the NEOs in August 2022 in connection with their annual LTIP award. One-third of these options vested on each of August 18, 2023 and 2024, with the remainder vesting on August 18, 2025.
(8)These RSUs were awarded to the NEOs in August 2021 in connection with their annual LTIP award. One-third of these RSUs vested on each of September 1, 2022 and 2023, and 2024.
(9)These options were awarded to the NEOs in August 2021 in connection with their annual LTIP award. One-third of these options vested on each of August 19, 2022 and 2023, and 2024.

SYSCO CORPORATION // 2024 Proxy Statement	73
EXECUTIVE COMPENSATION
Option Exercises and Stock Vested
(10)These PSUs, displayed at target, were awarded to Mr. Cheung in May 2023 in connection with his appointment as Chief Financial Officer, as well as dividend equivalents that are expected to be paid upon vesting of these PSUs. PSUs will be determined at the end of the three-year performance period ending on June 28, 2025 and could range from 0% to 200% of the target number of PSUs granted to the participant, based on the Company’s performance relative to the pre-established targets.
(11)These RSUs were awarded to Mr. Cheung in May 2023 in connection with his appointment as Chief Financial Officer. One-third of these
RSUs vested on June 1, 2024, with the remainder vesting in equal installments on June 1, 2025 and 2026.
(12)These options were awarded to Mr. Cheung in May 2023 in connection with his appointment as Chief Financial Officer. One-third of these options vested on May 11, 2024, with the remainder vesting in equal installments on May 11, 2025 and 2026.
(13)Represents the target number of shares of Common Stock, rounded down to the nearest whole share, underlying the PSUs awarded to the
NEOs in September 2023 in connection with their expanded duties, as well as dividend equivalents that are expected to be paid in shares of Common Stock upon vesting of these PSUs. Each PSU represents the right to receive one share of Common Stock, at target levels, but the ultimate number of shares of Common Stock to be earned with respect to a participant’s PSUs will be determined at the end of the three-year performance period ending on June 27, 2026 and could range from 0% to 200% of the target number of PSUs granted to the participant, based on the Company’s performance relative to the pre-established targets.
(14)These RSUs were awarded to Messrs. Bertrand, Peck, and Phillips in September 2023 in connection with their expanded duties. One-third of these RSUs vested on September 11, 2024, with the remainder vesting in equal installments on September 11, 2025 and 2026.
(15)These options were awarded to Messrs. Bertrand, Peck, and Phillips in September 2023 in connection with their expanded duties.
One-third of these options vested on September 11, 2024, with the remainder vesting in equal installments on September 11, 2025 and 2026.
OPTION EXERCISES AND STOCK VESTED
The following table provides information with respect to aggregate option exercises and the vesting of stock awards during the prior fiscal year for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin P. Hourican	—	—	82,024	6,075,768
Kenny Cheung	—	—	2,188	159,330
Greg D. Bertrand	—	—	42,103	3,174,872
Thomas R. Peck Jr.	—	—	15,754	1,189,370
Ronald L. Phillips	—	—	11,773	880,766
(1)We computed the value realized upon vesting of RSUs by multiplying the number of shares of Common Stock underlying RSUs that vested by the closing price of Common Stock on the last trading day prior to the vesting date. Dividend equivalents with regard to the RSUs that vested during fiscal year 2024 were paid in cash at the time of such vesting and are not reflected in this column. We computed the value realized upon the distribution of the shares of Common Stock underlying the PSUs that vested during fiscal year 2024 by multiplying that number of shares by the NYSE closing price of Common Stock on the last trading day prior to the payable date. Dividend equivalents with regard to the PSUs that vested during fiscal year 2024 were paid in shares and credited at each dividend payment date.

74	SYSCO CORPORATION // 2024 Proxy Statement
EXECUTIVE COMPENSATION
Nonqualified Deferred Compensation
NONQUALIFIED DEFERRED COMPENSATION
The following table provides information regarding executive contributions and related company matches, earnings, and account balances under the EDCP and the MSP for each of the NEOs during fiscal year 2024. None of the NEOs made any withdrawals or received any distributions under these plans with respect to fiscal year 2024. During ﬁscal year 2024, all NEOs were participants in the MSP and only Mr. Bertrand was a participant in the EDCP.

Name	Applicable Plan	Executive Contributions for Fiscal year 2024 ($)(1)	Registrant Contributions for Fiscal year 2024 ($)(2)	Aggregate Earnings in Fiscal Year 2024 ($)(3)	Aggregate Balance on June 29, 2024 ($)
Kevin P. Hourican	MSP	179,548	164,902	38,185	896,171
	EDCP	—	—	—	—
Kenny K. Cheung	MSP	—	28,092	3,322	31,413
	EDCP	—	—	—	—
Greg D. Bertrand	MSP	169,762	78,118	469,708	3,948,693
	EDCP	—	—	36,740	621,523
Thomas R. Peck, Jr.	MSP	—	30,432	2,750	115,109
	EDCP	—	—	—	—
Ronald L. Phillips	MSP	49,109	52,595	30,950	230,999
	EDCP	—	—	—	—
(1)For the MSP, the amount shown for each NEO includes the deferral of a portion of the salary paid to the NEO for fiscal year 2024. The amount of such deferred salary is included in the Summary Compensation Table above under the “Salary” column for fiscal year 2024.
(2)As discussed below, the MSP allows participants to defer a portion of their salary and annual incentive award and provides for Company contributions to participants’ accounts, including matching, non-elective and SERP transitional contributions. The amount shown consists of the following Company contributions for each NEO:

	Match ($)	Non-elective ($)	SERP Transition ($)
Kevin P. Hourican	82,451	82,451	—
Kenny K. Cheung	—	28,092	—
Greg D. Bertrand	39,059	39,059	—
Thomas R. Peck, Jr.	—	30,432	—
Ronald L. Phillips	25,766	26,829	—
(3)The above-market interest portion of these amounts is included in the fiscal year 2024 disclosure under the “Change in Pension Value and
Nonqualiﬁed Deferred Compensation Earnings” column and footnote (5) of the Summary Compensation Table above, in the following amounts: $8,185 for the EDCP and $0 for the MSP for Mr. Bertrand.
The Management Savings Plan
Sysco offers the MSP to certain highly compensated
employees with the continued opportunity to build retirement savings on a tax-deferred basis through deferrals and
Company contributions. The MSP is a competitive plan for
nonqualified executive retirement benefits and is designed to supplement the Sysco 401(k) plan. The MSP allows
participants, including the NEOs, to defer up to 50% of their base salary compensation and up to 90% of their annual
incentive award. However, the MSP is not applicable to LTIP
awards. We make contributions to participants’ accounts,
including non-elective and matching contributions. The MSP
allows for deferrals and contributions that would not be
permitted under the 401(k) plan due to IRS limits.
The Executive Deferred Compensation Plan
Prior to December 31, 2012, Sysco offered the EDCP to
provide eligible participants the opportunity to save for
retirement and accumulate wealth in a tax-efficient manner
beyond savings opportunities under Sysco’s 401(k) retirement savings plan. Participants were able to defer up to 100% of
their base salary and up to 40% of their MIP bonus, or any
bonus paid in lieu of or as a replacement for the MIP bonus, to the EDCP. Sysco did not match any base salary deferrals into the EDCP in fiscal year 2024, as deferrals are no
longer permitted. Participants who have deferred compensation under the EDCP may choose from a variety of investment
options. An executive is always 100% vested in his or her past deferrals and Sysco matches, but any portion of an executive’s account attributable to Sysco matches, including associated

SYSCO CORPORATION // 2024 Proxy Statement	75
EXECUTIVE COMPENSATION
Pension Benefits
deemed investment return, and the net investment gain, if
any, credited on his or her deferrals, is subject to forfeiture in certain instances (generally, cause and competing
against Sysco).
Federal income taxes on all amounts credited under the EDCP
will be deferred until payout under current tax law. The EDCP is administered by the CLD Committee.
To mitigate the loss in projected non-qualified retirement
benefits, affected individuals were eligible for transitional compensation opportunities, including supplemental
contributions to the MSP, for a period of up to ten plan years commencing January 1, 2013, or until the employee ceased
employment with Sysco, whichever is earlier.
PENSION BENEFITS
Sysco maintains two defined benefit pension plans. The Sysco
Corporation Retirement Plan (“pension plan”) is intended to be a tax-qualified plan under the Code. The SERP is not a tax-
qualified plan. The pension plan ceased all non-union
participant accruals effective December 31, 2012, and the
SERP was amended to freeze benefits and stop future
accruals effective June 29, 2013. Participants covered by the
SERP as of June 29, 2013, were granted accelerated vesting.
Those who retire and are not eligible for immediate
commencement of their SERP benefit will be deemed 100%
vested, with benefits payable upon reaching age 65.
For those who are eligible for a SERP benefit at the time of retirement, an early retirement reduction factor will be used to determine the amount available. As of January 1, 2013, the
broad-based, tax-qualified 401(k) plan was enhanced to
provide a larger benefit going forward. The following table
shows the years of credited service for eligibility purposes
(e.g., early retirement rights) and the present value of the accrued benefits for each of the NEOs under each of the
pension plan and SERP as of June 29, 2024. Mr. Bertrand is
the only NEO who is a participant in either of the Sysco-
maintained defined benefit plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Greg D. Bertrand	Pension Plan	33.0	450,919	—
	SERP	33.0	2,458,786	—
As required by SEC rules, we calculated Mr. Bertrand’s
accrued benefits under the pension plan by assuming he will
remain in service with the Company until age 65, which is the earliest age at which the NEOs can retire without any reduction in benefits. Amounts shown below assume the pension plan
benefit will be paid in the form of a life-only annuity with a 5-
year guarantee. Amounts for present value purposes assume
that 50% will elect the 100% joint-life annuity and 50% will elect a single life-only annuity. Other optional forms of payment are available from the pension plan.
For the SERP, we calculated Mr. Bertrand’s accrued benefits
by assuming he will remain in service with Sysco until the
earliest age they could retire without any reduction in SERP benefits, which is age 60. Our SERP plan defines the earliest unreduced retirement age as when the individual’s full years of age plus full years of service equals or exceeds 80. The
amounts shown below and for present value purposes assume
the SERP will be paid as a joint-life annuity, reducing to
two-thirds upon the  death of either the executive or his spouse, with the unreduced payment guaranteed for 10 years.
Members also have the option to elect a life-only annuity with a
10-year guarantee.
We calculated the present value of the accumulated pension
plan and SERP benefits based on a 5.86% discount rate for
the pension plan and a 5.89% discount rate for the SERP, with a post-retirement mortality assumption based on the Society of
Actuaries’ Pri-2012 Private Retirement Plans Mortality Table
for healthy retirees without collars and the MP-2021
projection scale.
Following are the estimated accrued benefits earned through
the fiscal year ended June 29, 2024, for the pension plan or
SERP, as noted. These annual amounts would be payable at
the earliest unreduced retirement age, as described above, if the NEO remains in the service of Sysco until such an age.
Projected benefits that may be earned due to pay and service after the fiscal year ended June 29, 2024, are not included in these estimates.

Name	Plan Name	Earliest Unreduced Retirement Age	Expected Years of Payments	Estimated Annual Benefit ($)
Greg D. Bertrand	Pension Plan	65	21.1	50,829
	SERP	60	29.3	176,058
In addition to the above, we provide a temporary Social Security bridge benefit to an executive commencing SERP benefits before age 62, payable until the earlier of age 62 or death. The amount of this monthly benefit for Mr. Bertrand based on the SERP early retirement assumptions above, is $1,638.

76	SYSCO CORPORATION // 2024 Proxy Statement
EXECUTIVE COMPENSATION
Pension Benefits
Pension Plan
The pension plan, which is intended to be tax-qualified, is
funded through an irrevocable tax-exempt trust. As noted
above, as of January 1, 2013, non-union employees no longer
earn additional retirement benefits under the pension plan, so earnings and service after December 31, 2012, were not taken into account for determining non-union participants’ accrued benefits under the pension plan.
In general, a participant’s accrued benefit is equal to 1.5%
times the participant’s average monthly eligible earnings for each year or partial year of service with Sysco or a subsidiary.
The accrued benefit under the pension plan is expressed in the form of a monthly annuity for the participant’s life, beginning at age 65, the plan’s normal retirement age, and with payments
guaranteed for five years. A participant who remains with

Sysco until at least age 55 with 10 years of service is entitled to early retirement payments. In such case, we reduce the benefit by 6.67% per year for the first five years prior to normal
retirement age and an additional 3.33% per year for years prior to age 60. Employees vest in the pension plan after five years of service; the amendment to freeze benefit accruals under the pension plan after December 31, 2012, did not impact the
service determination for vesting purposes.
Benefits provided under the pension plan are based on
compensation up to a limit, which is $345,000 for calendar year
2024, under the Code. In addition, annual benefits provided
under the pension plan may not exceed a limit, which is
$275,000 for calendar year 2024, under the Code.
Supplemental Executive Retirement Plan
We maintain a SERP to provide for retirement benefits beyond the amounts available under Sysco’s various broad-based U.S.
and Canadian pension plans. Mr. Bertrand is the only NEO
who participates in the SERP. We intend for the SERP to
comply with Section 409A of the Code in both form and
operation. The SERP is an unsecured obligation of Sysco and
is not qualified for tax purposes.
The SERP was amended to freeze benefits and stop future
accruals effective June 29, 2013. Participants covered by the
SERP as of that date were granted accelerated vesting. Those who retire and are not eligible for immediate commencement of their SERP benefit will be deemed 100% vested, with benefits payable upon reaching age 65. For those who are eligible for a
SERP benefit at the time of retirement, an early retirement
reduction factor will be used to determine the amount available.
The SERP was designed to provide, in combination with other
retirement benefits, 50% of an executive’s final average
compensation, provided an executive had at least 20 years of
Sysco service, including service with an acquired company.
“Other retirement benefits” include Social Security, benefits from the pension plan, and employer contributions under
Sysco’s 401(k) plan and similar qualified plans of acquired
companies. We reduce the gross accrued benefit of 50% of
final average compensation by 5% per year for each year of

Sysco service, including service with an acquired company, of less than 20 years. For purposes of this service calculation,
Sysco service was frozen effective June 29, 2013. Additionally, final average compensation is determined using the monthly
average of a participant’s eligible earnings for the last 10 fiscal years prior to June 29, 2013, or the date the participant ceases to be covered under the SERP, if earlier. With respect to the determination of a participant’s accrued benefit as of June 28,
2008, as discussed below, final average compensation is
determined using the monthly average of a participant’s eligible earnings for the highest five of the 10 fiscal years prior to, and including, the fiscal year ended June 28, 2008.
The term “eligible earnings” refers to compensation taken into account for SERP purposes. As discussed below, beginning
with fiscal year 2009, the portion of a participant’s MIP bonus counted as eligible earnings is capped at 150% of the
participant’s rate of base salary as of the last day of the
applicable fiscal year. Eligible earnings for fiscal years prior to fiscal year 2009, including eligible earnings for purposes of determining a participant’s accrued benefit as of June 28,
2008, as discussed below, are not affected by this plan
change. The definition of eligible earnings that places a cap on the MIP bonus for fiscal years after fiscal year 2008 will be used in all benefit calculations except for certain death benefit calculations and a participant’s accrued benefit as of
June 28, 2008.

SYSCO CORPORATION // 2024 Proxy Statement	77
EXECUTIVE COMPENSATION
Pay Versus Performance
CEO PAY RATIO
As required by the Dodd-Frank Wall Street Reform and
Consumer Protection Act and related SEC rules, we are
providing the following information about the ratio of the annual total compensation, calculated in accordance with the
requirements of Item 402(c)(2)(x) of Regulation S-K (the
“Annual Total Compensation”), of our CEO, Kevin P. Hourican,
and the Annual Total Compensation of our median employee.
For fiscal year 2024:

The Annual Total Compensation of our CEO	$15,598,250
The Annual Total Compensation of our Median Employee	$71,868
The Ratio of the CEO’s to the Median Employee’s Annual Total Compensation	217:1
We identified our median employee from among our enterprise
population as of April 1, 2024, which is within three months of our fiscal year end. We included all full-time, part-time, and seasonal or temporary workers employed by the Company or
its consolidated subsidiaries, excluding our CEO. Under the
“De Minimis Exemption” we excluded approximately 2,500 non-
U.S. employees, representing less than 5% of our total
workforce. Employees from the following countries were
excluded: Bahamas, China, Dubai, Hong Kong, Mexico,
Panama, Singapore, Sri Lanka, and Thailand. Additionally, we
excluded approximately 1,300 employees who became Sysco
employees in fiscal year 2024 as a result of the Edward Don &
Company business acquisition.
To identify our median employee, we utilized total taxable
earnings in the most recently completed taxable year as our
consistently applied compensation measure, as permitted by
SEC rules. This included base salary, overtime pay, incentive awards, and any region specific taxable incentives or cash
bonuses. For full-and part-time employees who were hired by

the Company and its consolidated subsidiaries after the
beginning of the most recently completed taxable year, we
annualized their compensation. For international employees
who receive payment in local currency, we converted the value into U.S. dollars using the March month end exchange rate.
We then identified and calculated the elements of the median employee’s total compensation for fiscal year 2024 in
accordance with the requirements of Item 402(c) (2)(x) of
Regulation S-K, resulting in Annual Total Compensation of
$71,868. With respect to the Annual Total Compensation of our
CEO, we used the amount reported in the “Total” column of our
2024 Summary Compensation Table.
Because the SEC rules for identifying the median employee
and calculating the CEO pay ratio allow companies to use
different methodologies, exemptions, estimates, and
assumptions, our disclosure may not be comparable to the
CEO pay ratios reported by other companies. However, we
believe our CEO pay ratio is a reasonable estimate calculated in a manner consistent with the applicable SEC rules.
PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for
each of the last three completed fiscal years. In determining the “Compensation Actually Paid” (“CAP”) to our NEOs, we are
required to make various adjustments to amounts that have
been previously reported in the Summary Compensation Table
(“SCT”) in previous years, as the SEC’s valuation methods for this section differ from those required in the SCT. Due to the valuation component of CAP, the dollar amounts do not reflect the actual amounts of compensation earned or paid during the year. The Pay Versus Performance (“PVP”) table below
summarizes compensation values both previously reported in
our SCT, as well as the adjusted values required in this section for the fiscal years ending 2021, 2022, 2023, and 2024. Note that for our NEOs other than our CEO, compensation is
reported as an average.

					Value of Initial Fixed $100 Investment Based On:
Year	SCT Total for Mr. Hourican ($)(1)	Compensation Actually Paid to Mr. Hourican ($)(2)	Average SCT Total for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)(4)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(5)	Net Earnings MM ($)(6)	Operating Income MM ($)(7)
2024	15,598,250	14,158,576	4,190,684	3,953,550	153	190	1,955	3,481
2023	14,341,020	8,556,035	3,333,442	1,497,738	154	147	1,770	3,210
2022	13,656,506	24,735,090	4,768,765	5,276,821	175	136	1,359	2,638
2021	23,168,494	41,044,027	4,072,368	5,628,058	153	130	524	1,417

78	SYSCO CORPORATION // 2024 Proxy Statement
EXECUTIVE COMPENSATION
Pay Versus Performance
(1)Values shown are as calculated in the SCT for each given year. Kevin P. Hourican served as CEO in 2021, 2022, 2023 and 2024.
(2)Values shown represent Mr. Hourican’s CAP calculated in accordance with SEC rules. This value is derived in part from outstanding equity compensation that may be realizable in the future, and as such, the values shown do not fully represent the actual final amount of compensation earned or paid to Mr. Hourican during the applicable years. See “Mr. Hourican (CEO) Compensation” below for additional information on the adjustments made to Mr. Hourican’s total compensation to determine CAP for each year.
(3)Values shown reflect the average total compensation of our non-CEO NEOs, as calculated in the SCT for each given year. Non-CEO NEOs were as follows:
•2024: Greg D. Bertrand, Kenny K. Cheung, Thomas R. Peck, Jr., and Ronald L. Phillips;
•2023: Aaron E. Alt, Greg D. Bertrand, Kenny K. Cheung, Thomas R. Peck, Jr., Neil A. Russell, II, and Judith S. Sansone;
•2022: Aaron E. Alt, Greg D. Bertrand, Tim Ørting Jørgensen, Thomas R. Peck, Jr., and Judith S. Sansone; and
•2021: Aaron E. Alt, Greg D. Bertrand, Joel T. Grade, Tim Ørting Jørgensen, and Thomas R. Peck, Jr.
(4)Values shown represent the average non-CEO NEOs CAP calculated in accordance with SEC rules. This value is derived in part from outstanding equity compensation that may be realizable in the future, and as such, the values shown do not fully represent the actual final amount of compensation earned or paid to the NEOs during the applicable years. See “Average Non-CEO NEOs Compensation” below for additional information on the adjustments made to the Non-CEO NEOs total compensation to determine CAP for each year.
(5)TSR assumes $100 is invested as of June 27, 2020. TSR represents cumulative return over the applicable period. The Peer Group used for this calculation was the S&P 500 Food/Staple Retail Index which is also reported on Form 10-K in the Performance Graph.
(6)Net Earnings reflected represents GAAP Net Earnings as reported on Form 10-K within the Key Operating Metrics.
(7)Operating Income is the Company-selected performance measure, per the requirements of item 402(v) of Regulation S-K. See reconciliation in Annex I – Non-GAAP Reconciliations.
Mr. Hourican (CEO) Compensation
To determine the value of CAP for Mr. Hourican in the PVP table above, the following amounts were deducted from and added to, as applicable, Mr. Hourican’s total compensation as reported in the SCT, in accordance with Item 402(v) of Regulation S-K.

Year	SCT Total for Mr. Hourican ($)	SCT Reported Equity Award Value for Mr. Hourican ($)	Equity Award Adjustments for Mr. Hourican ($)(1)	Change in the Actuarial Present Value of Pension Benefits for Mr. Hourican ($)	Pension Benefit Adjustments for Mr. Hourican ($)	Compensation Actually Paid to Mr. Hourican ($)
2024	15,598,250	(11,830,646)	10,390,972	—	—	14,158,576
2023	14,341,020	(11,075,303)	5,290,318	—	—	8,556,035
2022	13,656,506	(10,137,657)	21,216,241	—	—	24,735,090
2021	23,168,494	(19,155,231)	37,030,764	—	—	41,044,027
(1)Represents the year-over-year change in the fair value of equity awards to Mr. Hourican as summarized below:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2024	11,177,089	(810,354)	—	(493,976)	—	518,213	10,390,972
2023	8,298,461	(1,803,464)	—	(1,508,143)	—	303,464	5,290,318
2022	13,067,265	4,093,998	—	3,450,805	—	604,173	21,216,241
2021	28,685,543	6,990,463	—	983,825	—	370,933	37,030,764
In the table above, the equity values are computed in accordance with the methodologies used for financial reporting purposes, reflecting updated economic assumptions as of the valuation dates.

SYSCO CORPORATION // 2024 Proxy Statement	79
EXECUTIVE COMPENSATION
Pay Versus Performance
Average Non-CEO NEO Compensation
To determine the value of CAP for the non-CEO NEOs in the PVP table above, the following amounts were deducted from and added to, as applicable, the average total compensation as reported in the SCT, in accordance with Item 402(v) of Regulation S-K.

Year	Average SCT Total for Non-CEO NEOs ($)	Average SCT Reported Equity Award Value for Non-CEO NEOs ($)	Average Equity Award Adjustments for Non-CEO NEOs ($)(1)	Change in the Actuarial Present Value of Pension Benefits for Non- CEO NEOs ($)	Pension Benefit Adjustments for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)
2024	4,190,684	(2,504,411)	2,267,277	—	—	3,953,550
2023	3,333,442	(2,145,906)	310,202	—	—	1,497,738
2022	4,768,765	(2,635,513)	3,143,569	—	—	5,276,821
2021	4,072,368	(2,275,596)	3,831,286	—	—	5,628,058
(1)Represents the year-over-year change in the fair value of equity awards to our Non-CEO NEO’s as summarized below:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2024	2,382,551	(133,187)	—	(96,373)	—	114,286	2,267,277
2023	1,385,454	(191,650)	—	(318,402)	(609,532)	44,332	310,202
2022	2,808,683	286,402	—	253,935	(287,778)	82,327	3,143,569
2021	3,015,663	474,690	—	275,233	—	65,700	3,831,286
In the table above, the equity values are computed in accordance with the methodologies used for financial reporting purposes, reflecting updated economic assumptions as of the valuation dates.
Company-Selected Measure and Other Financial Performance Measures
The following financial performance measures, listed alphabetically, were used to link NEO Compensation Actually Paid to company performance during the most recently completed fiscal year.

Performance Measures
Cost Per Piece
EPS Growth
Local Case Growth
Market Share Growth
Return on Invested Capital (ROIC)
Sales Growth

80	SYSCO CORPORATION // 2024 Proxy Statement
EXECUTIVE COMPENSATION
Pay Versus Performance
Relationship of Compensation Actually Paid and Performance Measures
The following charts describe the relationship of CAP to the performance measures listed in the PVP Table above. Generally, CAP has a low correlation with the financial measures for the years shown in the charts below. Sysco places significant emphasis on equity compensation, which is sensitive to stock price changes. Due to the sensitivity of CAP to stock price changes, the timing of the grants and the changes in stock price thereafter significantly influence the CAP each year, as determined under Item 402(v) of
Regulation S-K.
Compensation Actually Paid vs. Sysco 4-year Cumulative TSR
vs. Peer 4-year Cumulative TSR

$50
$40
$30
$20
$10
$0
$200
$150
$100
$50
$0
$153
$175
$154
$190
$130
$136
$147
$153
2021
2022
2023
2024

Compensation Actually Paid
(in Millions)
Total Shareholder Returns

■	CEO - Hourican	■	Avg. NEOs	TSR	Peer TSR
Compensation Actually Paid vs. Net Earnings

$1,955
$1,770
$1,359
$524
$50
$40
$30
$20
$10
$0
$2,000
$1,500
$1,000
$500
$0
2021
2022
2023
2024

Compensation Actually Paid
(in Millions)
Net Earnings (in Millions)

■	CEO - Hourican	■	Avg. NEOs	Net Earnings
Compensation Actually Paid vs. Operating Income(1)

$3,481
$3,210
$2,638
$1,417
$50
$40
$30
$20
$10
$0
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
2021
2022
2023
2024

Compensation Actually Paid
(in Millions)
Operating Income: CSM
(in Millions)

■	CEO - Hourican	■	Avg. NEOs	Operating Income
(1)Operating Income includes non-GAAP adjustments. See reconciliation in Annex I – Non-GAAP Reconciliations.

SYSCO CORPORATION // 2024 Proxy Statement	81
EXECUTIVE COMPENSATION
Quantification of Termination/Change in Control Payments
QUANTIFICATION OF TERMINATION/CHANGE IN
CONTROL PAYMENTS
We have entered into certain agreements and maintain certain plans that will require us to provide compensation for the NEOs in the event of specified terminations of their employment or upon a change in control of Sysco, see “Executive
Compensation Governance and Other Information” and
“Pension Benefits” above for more details. . We have listed the amount of compensation we would be required to pay to each
NEO in each situation in the tables below. Amounts included in the tables are estimates and are forward-looking statements
made pursuant to the safe harbor provisions of the Private
Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits
provided, any actual amounts we pay or distribute may differ materially from the amounts set forth below. Factors that could affect these amounts include the timing during the year of any such event, the value of future bonuses, the value of our stock on the date of the change in control, and the ages and life
expectancy of each executive and his or her spouse. The
amounts shown in the tables below assume that the event that triggered the payment occurred on June 29, 2024. All amounts shown represent total payments, except as otherwise noted.
We expect to time the payment of all amounts shown to comply with Section 409A of the Code.

KEVIN P. HOURICAN
Termination Scenario	Severance Payment ($)	Payments and Benefits Under SERP ($)(1)	PSU Payments ($)(2)		Acceleration and Other Benefits from Unvested Stock Options and Restricted Stock Units ($)(3)		Insurance Payments ($)(4)		Other ($)(5)
Retirement	—	—	N/A	(6)	N/A	(6)	N/A	(6)	N/A	(6)
Death	—	—	10,700,514		5,465,571		1,200,000		63,949
Disability	—	—	10,700,514		5,465,571		4,854,000		63,949
Voluntary Resignation	—	—	—		—		—		—
Termination for Cause	—	—	—		—		—		—
Involuntary Termination w/o Cause, or Resignation for Good Reason	7,425,000	—	—		—		26,324		63,949
Change in Control w/o Termination	—	—	—		—		—		—
Termination w/o Cause following a Change in Control	11,137,500	—	10,700,514		5,465,571		39,486		63,949

KENNY K. CHEUNG
Termination Scenario	Severance Payment ($)	Payments and Benefits Under SERP ($)(1)	PSU Payments ($)(2)		Acceleration and Other Benefits from Unvested Stock Options and Restricted Stock Units ($)(3)		Insurance Payments ($)(4)		Other ($)(5)
Retirement	—	—	N/A	(6)	N/A	(6)	N/A	(6)	N/A	(6)
Death	—	—	2,451,604		1,069,298		1,200,000		42,323
Disability	—	—	2,451,604		1,069,298		7,951,000		42,323
Voluntary Resignation	—	—	—		—		—		—
Termination for Cause	—	—	—		—		—		—
Involuntary Termination w/o Cause, or Resignation for Good Reason	1,576,000	—	—		—		20,304		67,323
Change in Control w/o Termination	—	—	—		—		—		—
Termination w/o Cause following a Change in Control(7)	3,152,000	—	2,451,604		1,069,298		20,304		67,323

82	SYSCO CORPORATION // 2024 Proxy Statement
EXECUTIVE COMPENSATION
Quantification of Termination/Change in Control Payments

GREG D. BERTRAND
Termination Scenario	Severance Payment ($)	Payments and Benefits Under SERP ($)(1)	PSU Payments ($)(2)	Acceleration and Other Benefits from Unvested Stock Options and Restricted Stock Units ($)(3)	Insurance Payments ($)(4)	Other ($)(5)
Retirement	—	2,451,762	1,206,500	871,317	—	52,297
Death	—	2,382,942	2,532,706	1,313,771	1,200,000	52,297
Disability	—	2,451,762	2,532,706	1,313,771	1,570,000	52,297
Voluntary Resignation	—	2,451,762	—	871,317	—	—
Termination for Cause	—	—	—	—	—	—
Involuntary Termination w/o Cause, or Resignation for Good Reason	1,676,000	2,451,762	—	871,317	19,711	77,297
Change in Control w/o Termination	—	—	—	—	—	—
Termination w/o Cause following a Change in Control	4,190,000	2,451,762	2,532,706	1,313,771	19,711	77,297

THOMAS R. PECK, JR.
Termination Scenario	Severance Payment ($)	Payments and Benefits Under SERP ($)(1)	PSU Payments ($)(2)		Acceleration and Other Benefits from Unvested Stock Options and Restricted Stock Units ($)(3)		Insurance Payments ($)(4)		Other ($)(5)
Retirement	—	—	N/A	(6)	N/A	(6)	N/A	(6)	N/A	(6)
Death	—	—	2,173,251		1,142,124		1,200,000		40,283
Disability	—	—	2,173,251		1,142,124		2,558,000		40,283
Voluntary Resignation	—	—	—		—		—		—
Termination for Cause	—	—	—		—		—		—
Involuntary Termination w/o Cause, or Resignation for Good Reason	1,470,000	—	—		—		12,299		65,283
Change in Control w/o Termination	—	—	—		—		—		—
Termination w/o Cause following a Change in Control	2,940,000	—	2,173,251		1,142,124		12,299		65,283

RONALD L. PHILLIPS
Termination Scenario	Severance Payment ($)	Payments and Benefits Under SERP ($)(1)	PSU Payments ($)(2)		Acceleration and Other Benefits from Unvested Stock Options and Restricted Stock Units ($)(3)		Insurance Payments ($)(4)		Other ($)(5)
Retirement	—	—	N/A	(6)	N/A	(6)	N/A	(6)	N/A	(6)
Death	—	—	1,793,095		903,691		1,200,000		38,629
Disability	—	—	1,793,095		903,691		1,875,000		38,629
Voluntary Resignation	—	—	—		—		—		—
Termination for Cause	—	—	—		—		—		—
Involuntary Termination w/o Cause, or Resignation for Good Reason	1,384,000	—	—		—		18,352		63,629
Change in Control w/o Termination	—	—	—		—		—		—
Termination w/o Cause following a Change in Control(7)	2,768,000	—	1,793,095		903,691		18,352		63,629

SYSCO CORPORATION // 2024 Proxy Statement	83
EXECUTIVE COMPENSATION
Quantification of Termination/Change in Control Payments
(1)All amounts shown are present values of eligible benefits as of June 29, 2024, calculated using an annual discount rate of 5.89%, which represents the rate used in determining the values disclosed in the “Pension Benefits” table above. See “Pension Benefits” above for a discussion of the terms of the SERP and the assumptions used in calculating the present values contained in the table. The amount and expected number of benefit payments to each executive are based on each respective termination event, the form of payment, the age of the executive and his or her spouse, and mortality assumptions. During the SERP payout period, a participant’s remaining benefit under the
SERP may be subject to forfeiture under certain circumstances if the committee administering the SERP finds that the participant has engaged in competition with the Company, solicited business of the Company, made disparaging remarks about the Company or misappropriated trade secrets or confidential information of the Company. Following are specific notes regarding benefits payable to
Mr. Bertrand, the only NEO who participates in the SERP:
•Death — If an active participant dies, the participant’s spouse will receive a monthly benefit payable for life with 120 monthly payments guaranteed. The amounts shown reflect payments as follows:

	Estimated # of Payments	Amount of Payment	Payment Frequency
Greg D. Bertrand	363	$14,445	Monthly
•Disability; Involuntary Termination without Cause, or Resignation for Good Reason; Termination without Cause following a
Change in Control — The amounts shown reflect the following monthly payments:

	Disability, Involuntary Termination without Cause, or Resignation for Good Reason		Termination without Cause following a Change in Control
Name	Estimated # of Payments	Amount of Payment	Estimated # of Payments	Amount of Payment
Greg D. Bertrand	372	$14,329	372	$14,329
•Change in Control without Termination — Benefit payments are not triggered.
(2)The amounts shown include payment with respect to the PSU awards made in August 2022, May 2023, August 2023, and September 2023
(with a fiscal years 2023-2025, 2023-2025, 2024-2026, and 2024-2026 performance period, respectively). For purposes of this disclosure, and in accordance with the documents governing the PSUs, our calculations reflect the following assumptions:
Retirement: Amounts reflect the pro-rated estimated value of the PSU awards based on forecasted company performance with regard to the applicable performance criteria. The PSU awards are pro-rated for the number of whole fiscal months during the performance period during which the executive was actively employed. The pro rata factor used was 66.7% for the PSUs issued in August 2022, and 33.3% for the PSUs issued in August 2023.
Death: Amounts reflect the estimated value of the PSU awards based on Company performance assumed at “target.”
Disability: Amounts reflect the estimated value of the PSU awards based on forecasted Company performance with regard to the applicable performance criteria.
Change in Control without Termination: PSUs are not subject to accelerated vesting under this scenario.
Termination Without Cause Following Change in Control: Amounts reflect the estimated value of the PSU awards based on Company performance assumed at “target.”
(3)The amounts shown include the value of unvested accelerated RSUs, valued at the closing price of Common Stock on June 29, 2024, the last business day of our 2024 fiscal year, plus the difference between the exercise prices of unvested accelerated options and the closing price of Common Stock on June 29, 2024 multiplied by the number of such options outstanding. See “Outstanding Equity Awards at Fiscal
Year-End” for disclosure of the events causing an acceleration of outstanding unvested options and RSUs.
(4)The amounts shown include payments we will make in connection with additional life insurance coverage, long-term disability coverage and long-term care insurance. In the event of death, a lump sum Basic Life Insurance benefit is payable in an amount equal to $150,000. An additional benefit is paid in an amount equal to two times the executive’s base salary at the beginning of the year in which the death occurred, subject to a maximum of $1,050,000. The value of the benefits payable is doubled in the event of an accidental death. In the event of disability, a maximum monthly Long-Term Disability benefit of $30,000 would be payable to age 65, following a 180-day elimination period. The amounts for Mr. Hourican associated with either (i) “Involuntary Termination w/o Cause, or Resignation for Good Reason” and
(ii) “Termination w/o Cause following a Change in Control” represent the value of the continuation of Mr. Hourican’s health benefits under the Company’s group health plans for a period of two years and three years, respectively, following his separation of employment with Sysco.
(5)Includes retiree medical benefits, the payment of accrued but unused vacation and outplacement services for all NEOs. Messrs. Cheung,
Bertrand, Peck, and Phillips are eligible to receive outplacement services for involuntary termination w/o cause or resignation for good reason or termination w/o cause following a change in control.
(6)Indicates that the NEO did not qualify for retirement with respect to the applicable compensation component as of June 29, 2024.
(7)Per the agreement, the amounts shown for Messrs. Cheung and Phillips would be eligible for a 280G best-net cutback in the case of termination without cause following change in control of $893,360 and $393,457, respectively.

84	SYSCO CORPORATION // 2024 Proxy Statement
VOTE TO APPROVE THE
ADOPTION OF THE SYSCO
CORPORATION 2025 EMPLOYEE
STOCK PURCHASE PLAN (ITEM 3)
The Board of Directors is requesting that our stockholders
approve the 2025 Sysco Corporation Employee Stock
Purchase Plan (the “ESPP”), which was adopted by the Board
of Directors on August 15, 2024, subject to stockholder
approval. The ESPP, if approved, will become effective on
January 1, 2025. The 2015 Sysco Corporation Employees’
Stock Purchase Plan (the “Prior Plan”) will terminate following the purchase of shares attributable to the offering period under the Prior Plan ending on December 31, 2024.
The Board of Directors recommends approval of the ESPP to
encourage our employees to acquire shares of Common Stock,
thereby fostering broad alignment of employees’ interests with the interests of our stockholders.
The following is a summary of the material features of the
ESPP. This summary does not purport to be a complete
description of all of the provisions of the ESPP, and is qualified in its entirety by reference to the full text of the ESPP. A copy of the ESPP is attached to this Proxy Statement as Annex II.
Capitalized terms used in this summary that are not otherwise defined have the respective meanings given such terms in
the ESPP.
Key Features of the ESPP
As described below, the ESPP:
•Reserves up to 12,000,000 shares of Common Stock
for issuance;
•Permits employees to purchase Common Stock at a 15%
discount from Fair Market Value;
•Limits the value of Common Stock that an employee may
purchase in a calendar year to $25,000; and
•Sales of shares of Common Stock will generally be made
pursuant to offerings that are intended to satisfy the
requirements of Section 423 of the Code, but the CLD
Committee may authorize one or more offerings under the
Plan that do not comply with such requirements, but instead
comply with the requirements of the foreign jurisdictions in which those offerings are made.
Administration
The CLD Committee will administer the ESPP and will have
authority to prescribe, amend and rescind and interpret such rules and regulations as it deems necessary to administer the
ESPP, and its decisions will be final and binding upon all
participants. The CLD Committee may delegate its
administrative authority to a committee comprised of officers or senior level employees of the Company (the “Administrative
Committee”). However, the Administrative Committee shall not have the authority to: (i) increase the maximum number of
shares available for issuance under the ESPP or the maximum
number of shares that may be purchased per participant for
any Offering Period; (ii) modify the eligibility requirements under the ESPP; (iii) designate a Subsidiary as a Participating
Subsidiary; (iv) change the duration of the Offering Periods; or
(v) change the Purchase Price for any Offering Period.
Shares Available for Issuance
Subject to adjustment in connection with certain corporate
transactions, the maximum number of shares of Common
Stock that may be purchased under the ESPP will be 12 million shares. The shares of Common Stock reserved for issuance
may either be authorized and unissued shares, or issued
shares re-acquired by the Company.
Eligibility and Participation
The ESPP allows employees of Sysco and its Participating
Subsidiaries to participate, excepting employees whose
customary employment is for not more than twenty hours of
service per week for more than five months a year, and
employees who would own outstanding options or other rights
to purchase stock possessing 5% or more of the total
combined voting power or value of all classes of stock of the
Company. ESPP participants may authorize payroll deductions
from 1% to 10% of cash performance-based pay (including
salary, commissions, overtime or performance bonuses, and
other incentive compensation) to be applied toward the
purchase of Common Stock.

SYSCO CORPORATION // 2024 Proxy Statement	85
VOTE TO APPROVE THE ADOPTION OF THE SYSCO CORPORATION 2025 EMPLOYEE STOCK PURCHASE PLAN (ITEM 3)
Once an eligible employee becomes a participant in the ESPP, the participant will automatically participate in each successive
Offering Period until such time as the participant ceases his or her payroll deductions or is no longer eligible to participate in the ESPP.
A participant may also withdraw from an Offering Period by
submitting a notice of withdrawal, which notice must be received by Sysco prior to the end of the Offering Period in accordance with the withdrawal deadline and other procedures established by the Plan Administrator. Upon withdrawal from an Offering
Period by a participant, Sysco will distribute to the participant his or her remaining accumulated payroll deductions under the
Offering Period, without interest. A participant’s withdrawal from an Offering Period will have no effect on his or her eligibility to participate in subsequent Offering Periods, but the participant will be required to submit a new enrollment form in order to participate in subsequent Offering Periods.
Offering Periods
The ESPP provides for separate three-month offerings,
commencing on January 1, April 1, July 1, and October 1 of
each year. The terms and conditions of each Offering Period
may vary, and two or more Offering Periods may run
concurrently under the ESPP, each with its own terms and
conditions. The Plan Administrator may authorize one or more offerings under the plan that are not designed to comply with the requirements of Code Section 423, but with the requirements of the foreign jurisdictions in which those offerings are made. Such offerings shall be separate from any offerings designed to
comply with the Code Section 423 requirements, but may be
conducted concurrently with those offerings.
Payroll Deductions, Purchase Price, and Shares Purchased
An employee must authorize a payroll deduction on or before
the start of an Offering Period in order to participate in that offering. Subject to certain exceptions, a participant may cease his or her payroll deductions during an Offering Period, by
properly completing and timely submitting a new enrollment form to us or our designee, at any time prior to the last day of such
Offering Period. A participant may also increase or decrease his or her payroll deductions to take effect on the first trading day of the next Offering Period, by properly completing and timely
submitting a new enrollment form.
On the last day of the Offering Period, the employee will be deemed to have exercised the option to purchase the maximum
number of shares that the employee’s payroll deduction will
allow at the option price, but no more than 1,250 shares in any single offering. The purchase price shall be equal to 85% of the
Fair Market Value per share of Common Stock on the exercise
date for the Offering Period unless the Plan Administrator
determines otherwise. Payment for shares of Common Stock
purchased under the ESPP shall be made solely through
payroll deductions.
No employee will be permitted to purchase any shares under the
ESPP: (i) if such employee, immediately after such purchase, owns shares possessing 5% or more of the total combined
voting power or value of all classes of stock of the Company; or
(ii) to the extent that his or her rights to purchase stock under all of the Company’s employee stock purchase plans accrues at a
rate which exceeds $25,000 worth of stock (determined at the
Fair Market Value of the shares at the time such purchase right is granted) for each calendar year in which the purchase right is outstanding.
Suspension; Termination of Employment
An employee may suspend participation by delivering notice in accordance with the procedures established by Sysco. An
employee who has suspended participation in an offering will not receive a refund of previously accumulated Stock Purchase
Contributions. A participant’s Stock Purchase Contributions
previously accumulated for the Offering Period in which such a suspension occurs shall be applied to the purchase of shares of
Common Stock on the next scheduled Exercise Date.
Upon termination of employment for any reason, the employee’s participation in the ESPP will immediately terminate and the payroll deductions credited to the employee’s account will be refunded as soon as administratively practicable and such
employee’s rights to purchase Common Stock under the ESPP
will terminate.
Transferability
A participant may not sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her account or an option or any rights granted under the
ESPP other than by will or the laws of descent and distribution.
During the participant’s lifetime, only the participant can make decisions regarding the participation in or withdrawal from an offering under the ESPP.
Adjustments Upon Changes in Capitalization
In the event of any change in the structure of Common Stock, such as a reorganization, recapitalization, spinoff, stock split, stock dividend, combination of shares, merger, consolidation offerings of rights, or other similar event, then adjustments in the number, kind, and price of shares available for purchase shall automatically be proportionately adjusted with no action required on the part of the CLD Committee.
Amendment and Termination of the ESPP
The CLD Committee may at any time amend, suspend or
terminate the ESPP or an Offering Period under the ESPP;
provided, however, that no amendment will, without the
consent of the participant, materially impair any vested rights of a participant. In addition, no amendment may be made to the
ESPP without prior approval of the stockholders of Sysco if
such amendment would increase the number of shares
reserved thereunder or materially modify the eligibility
requirements. The ESPP will terminate in the event all shares reserved have been purchased.

86	SYSCO CORPORATION // 2024 Proxy Statement
VOTE TO APPROVE THE ADOPTION OF THE SYSCO CORPORATION 2025 EMPLOYEE STOCK PURCHASE PLAN (ITEM 3)
Board Recommendation
Certain U.S. Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences generally applicable to participation in the
ESPP. The summary does not contain a complete analysis of all the potential tax consequences relating to participation in the
ESPP, including state, local or foreign tax consequences. This summary is intended for the information of our stockholders
considering how to vote at the Annual Meeting and not as tax guidance to participants in the ESPP. This summary is not
intended or written to be used, and cannot be used, for the
purposes of avoiding taxpayer penalties. Tax consequences are subject to change, and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants are advised to consult their own tax advisors with respect to the tax consequences of
participating in the ESPP.
The ESPP is intended to qualify as an “employee stock
purchase plan” under Section 423 of the Code, and options to make purchases under the ESPP are intended to qualify under
the provisions of Section 423 of the Code. Amounts withheld
from a participant’s earnings under the ESPP will be taxable income to the participant in the year in which the amounts
otherwise would have been received, but the participant will not be required to recognize additional income for U.S. federal
income tax purposes either at the time the participant is deemed to have been granted an option to purchase shares of Common
Stock on the grant date or when the option to purchase shares is exercised on the purchase date. No additional taxable income will be recognized for U.S. federal income tax purposes by a participant until the sale or other disposition of the shares of
Common Stock acquired under the ESPP. Upon such sale or
disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are
held by the participant prior to selling or disposing of them.
If a participant holds the shares of Common Stock purchased
under the ESPP for: (a) more than two years after the date of the beginning of the Offering Period; and (b) more than one year after the stock is purchased in accordance with the ESPP (or if the employee dies while holding the shares), when the
participant sells or disposes of the shares (a “qualifying
disposition”), the participant will recognize as ordinary income an amount equal to the lesser of: (i) the excess of the Fair Market
Value of the shares on the date of such sale or disposition over the purchase price; or (ii) the Fair Market Value of the shares on the grant date multiplied by the discount percentage for share purchases under the ESPP. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income, and the
participant has a long-term capital loss for the difference
between the sale price and the purchase price.
If a participant sells or disposes of the shares of Common Stock purchased under the ESPP within two years after the grant date or before one year has elapsed since the purchase date (a
“disqualifying disposition”), the participant will recognize as ordinary income an amount equal to the excess of the Fair
Market Value of the shares on the date the shares are
purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held
following the date they were purchased by the participant prior to selling or disposing of them.
In connection with a qualifying disposition, Sysco will not receive any deduction for U.S. federal income tax purposes with respect to those shares or the option under which it was purchased. In connection with a disqualifying disposition, Sysco will be entitled to a deduction in an amount equal to the amount that is
considered ordinary income, subject to the limitations of Section
162(m) of the Code and our compliance with applicable
reporting requirements.
New Plan Benefits
Because the number of shares of Common Stock that may be
purchased under the ESPP will depend on each participant’s
voluntary election to participate and on the Fair Market Value of the shares at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance. No shares of Common Stock have been issued
under the ESPP as of the date of this Proxy Statement, and no shares will be issued under the ESPP prior to approval of the
ESPP by our stockholders.
REQUIRED VOTE
The votes cast for this proposal must exceed the votes cast against it in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.
BOARD RECOMMENDATION

The Board of Directors recommends a vote “FOR” the Sysco Corporation 2025 Employee Stock Purchase Plan.

SYSCO CORPORATION // 2024 Proxy Statement	87
REPORT OF THE
AUDIT COMMITTEE
Sysco’s Audit Committee reports to, and acts on behalf of, the
Board of Directors, and is composed of five directors who each satisfy the independence, financial literacy and other
requirements of the NYSE listing standards and the U.S.
federal securities laws. The role of the Audit Committee is to assist the Board in its oversight of:
•Compliance with legal and regulatory requirements;
•Corporate accounting;
•Reporting practices;
•The integrity of the Company’s financial statements;
•The qualifications, independence and performance of Ernst &
Young LLP, Sysco’s independent registered public
accounting firm (“Ernst & Young”);
•The performance of Sysco’s internal audit function; and
•Risk assessment and risk management.
During fiscal year 2024, the Audit Committee held ten meetings and fulfilled all of its responsibilities as set forth in the committee’s charter, including:
•Reviewing with Ernst & Young and the internal auditors the
overall scope and plans for their respective audits for the
fiscal year;
•Approving all audit engagement fees and terms, as well as
permissible non-audit engagements with Ernst & Young
(please refer to “Fees Paid to Independent Registered Public
Accounting Firm” below for a detailed discussion of such fees and related approvals);
•Reviewing the experience and qualifications of the senior
members of Ernst & Young’s audit team;
•Assuring the regular rotation of Ernst & Young’s lead audit partner as required by law, and considering whether there
should be rotation of the independent registered public
accounting firm itself;
•Reviewing and discussing with management the earnings
press releases prior to release to the public;
•Meeting with Ernst & Young and the internal auditors, with
and without management present, to discuss the adequacy
and effectiveness of Sysco’s internal control over financial reporting and the overall quality of the Company’s financial reporting; and
•Meeting independently with each of Sysco’s CEO, Chief
Financial Officer and Chief Accounting Officer.
As required by its charter, the Audit Committee has also met and held discussions with management and Ernst & Young
regarding Sysco’s audited consolidated financial statements for the fiscal year ended June 29, 2024. Management represented
to the Audit Committee that Sysco’s consolidated financial
statements were prepared in accordance with generally
accepted accounting principles, and the Audit Committee has
reviewed and discussed the audited consolidated financial
statements with management and Ernst & Young. The Audit
Committee also discussed with Ernst & Young the matters
required to be discussed by Statement on Auditing Standards
No. 61 (Codification of Statements on Auditing Standards, AU
Sec. 380), as modified or supplemented. Ernst & Young
provided to the Audit Committee the written disclosures and
the letter required by Public Company Accounting Oversight
Board Rule 3526, “Communication with Audit Committees
Concerning Independence”, as modified or supplemented, and
the Audit Committee discussed with Ernst & Young that
firm’s independence.
Based on the Audit Committee’s discussion with management
and Ernst & Young and the Audit Committee’s review of the
representations of management and Ernst & Young’s report,
the Audit Committee recommended to the Board of Directors
that the audited consolidated financial statements be included in Sysco’s Annual Report on Form 10-K for the fiscal year
ended June 29, 2024 for filing with the SEC.
AUDIT COMMITTEE
Bradley M. Halverson, Chairman
Francesca DeBiase
Ali Dibadj
Jill M. Golder
Roberto Marques

88	SYSCO CORPORATION // 2024 Proxy Statement
FEES PAID TO INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM
The following table presents fees billed for professional audit services rendered by Ernst & Young for the audit of Sysco’s annual financial statements for fiscal year 2024 and 2023, as well as other services rendered by Ernst & Young during those periods (all of which services were approved by the Audit Committee in accordance with the Pre-approval Policy described below):

	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)
Audit Fees(1)	10,187,000	8,725,000
Audit-Related Fees(2)	573,000	403,000
Tax Fees(3)	2,608,187	2,469,313
All Other Fees(4)	11,162	10,861
(1)Audit fees consisted of fees for the audit and quarterly reviews of the consolidated financial statements (including an audit of the effectiveness of the Company’s internal control over financial reporting), assistance with and review of documents filed with the SEC, and statutory audits.
(2)Audit-related fees consisted of fees for the audit of the Company’s benefit plan, environmental, social and governance limited assurance services, and other audit-related services.
(3)For fiscal year 2024, tax fees consisted of $2.3 million related to tax compliance services and $0.3 million related to other tax-related services. For fiscal year 2023, tax fees consisted of $2.4 million related to tax compliance services and $0.1 million related to other tax-
related services.
(4)All other fees consisted of fees paid for access to online interpretive accounting guidance.
PRE-APPROVAL POLICY
It is the Audit Committee’s policy to comply with Section 10A(i) of the Exchange Act, which requires the Audit Committee to pre-
approve all services, including audit services and permissible audit-related, tax and non-audit services, to be provided by Ernst &
Young to the Company, subject to an exception for certain permitted, de minimis non-audit services that are approved by the Audit
Committee prior to completion of the audit. The Audit Committee has established procedures authorizing the Audit Committee chair to approve the engagement of Ernst & Young to provide permitted non-audit services, provided that such pre-approval is reported to the Audit Committee at the next regular meeting and subject to the Audit Committee’s authority to withdraw such pre-approval.
During fiscal year 2024, Ernst & Young did not provide any services prohibited under the Sarbanes-Oxley Act of 2002.

SYSCO CORPORATION // 2024 Proxy Statement	89
RATIFICATION OF THE
APPOINTMENT OF ERNST &
YOUNG LLP AS SYSCO’S
INDEPENDENT REGISTERED
PUBLIC ACCOUNTING
FIRM (ITEM 4)
The Audit Committee of the Board has appointed Ernst &
Young LLP ("Ernst & Young") as Sysco’s independent
registered public accounting firm for fiscal year 2025. Ernst &
Young has served as the Company’s independent registered
public accounting firm, providing auditing, financial and tax services, since fiscal year 2002. In determining to appoint Ernst
& Young, the Audit Committee carefully considered Ernst &
Young’s past performance for the Company, its independence
with respect to the services to be performed and its general reputation for adherence to professional auditing standards.
Although the Company is not required to seek ratification, the
Audit Committee and the Board believe it is sound corporate
governance to do so. If stockholders do not ratify the

appointment of Ernst & Young, the current appointment will
stand, but the Audit Committee will consider the stockholders’
action in determining whether to appoint Ernst & Young as the
Company’s independent registered public accounting firm for
fiscal year 2026.
Representatives of Ernst & Young will attend the Annual
Meeting and will have the opportunity to make a statement if they wish. They will also be available to respond to
appropriate questions.
REQUIRED VOTE
The votes cast for this proposal must exceed the votes cast against it in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm for fiscal year 2025.

90	SYSCO CORPORATION // 2024 Proxy Statement
STOCKHOLDER PROPOSAL
(ITEM 5)
The Accountability Board, Inc., 401 Edgewater Pl, #600,
Wakefield, MA 01880, owner of at least $25,000 of Common
Stock, has notified us that it intends to present the following proposal at the Annual Meeting. In accordance with applicable proxy regulations, the proposal and supporting statement, for which Sysco accepts no responsibility, are set forth below
exactly as they were submitted by the proponent.
SUPPORTING STATEMENT:
Dear fellow shareholders,
Gestation crates are solitary confinement cages that restrict pigs so tightly they can’t even turn around. In 2012, Sysco
pledged to eliminate them from its pork supply, then reiterated versions of that pledge for nine years, before abandoning it.
Last year, a shareholder proposal about the issue garnered
nearly a third of the vote and support from Institutional
Shareholder Services (ISS).
We now revisit it—but with a more limited request based on
Sysco’s feedback last year.
For context, the 2023 proposal sought measurable targets for moving away from crates (to open group housing). Sysco
opposed it, claiming a lack of control over external brands and pointing to its existing animal welfare policy for Sysco brands.
To be clear, though, that policy for Sysco brands (i.e., private label products) doesn’t prohibit gestation crates. The statement does suggest, however, that Sysco has greater control over
those private label products when it comes to animal welfare.
As such, we’ve narrowed last year’s request and now ask
Sysco to publish measurable targets for moving Sysco brand
products (rather than all pork products) to group-housed pork.
In addition to its ethical significance, animal welfare impacts other material issues for foodservice companies.
Take food safety and quality, for example. As the Center for
Food Safety reports, “Animal welfare and food safety are
intrinsically linked.”
Similarly, according to SASB Standards, “increasing the
amount of food supply sourced in conformance with...animal
welfare standards and best practices” can help companies
“maintain food quality, manage food safety issues, enhance
their reputation and expand their market share.”
Plus, eleven states ban or restrict gestation crates (see
CageFreeLaws.com), which “heighten[s] the business risks
associated” with their use, according to according to ISS.
Yet Sysco’s animal welfare governance is significantly lacking.
Sysco’s 2018 – 2021 10-Ks recognized animal welfare risks,
warning that “[c]hanges in consumer eating habits could
materially and adversely affect our business” and noting the consumer shift toward “proteins derived from animals that were humanely treated.” But more recently, its 10-Ks haven’t even mentioned animal welfare, raising concerns about the current
Board’s cognizance and management of the issue.
And it’s lagging other food companies, too. For example:

COMPANY	GROUP-HOUSED PORK PROGRESS
Aramark	Reached 91% in 2023.
Sodexo	Reached 68.7% in 2023; target is 100% this year.
Compass Group	Reached 73% (as of March 2024)
McDonald’s	Reached 91% in 2022.[1] Target is 100% this year.
Wendy’s	Has achieved 100%.
Kroger	“On track” with target for 100% fresh pork by 2025.
Costco	Has achieved 100% for fresh pork and private brand cooler items.
(1)Thanks in part to McDonald’s former Global Chief Supply
Officer—and current Sysco board member—
Francesca DeBiase.
But Sysco reports no percentage and has no
measurable targets.
RESOLVED: Shareholders ask Sysco to establish a measurable, timebound targets for ensuring group sow housing for its private brand pork products.

SYSCO CORPORATION // 2024 Proxy Statement	91
STOCKHOLDER PROPOSAL (ITEM 5)
Required Vote
BOARD OF DIRECTORS’ STATEMENT IN
OPPOSITION OF THE PROPOSAL

The Board unanimously recommends a vote “AGAINST” the stockholder proposal.
The Board has carefully considered the stockholder proposal
and, for the reasons described below, believes that the
implementation of the proposal is unnecessary and not in the best interests of the Company or its stockholders.
Sysco is committed to acting as an ethical steward of the
animal products it supplies to its customers. Through its Global
Supplier Code of Conduct, Sysco ensures that the suppliers it does business with comply with all animal welfare legislation.
Sysco requires humane treatment of animals within its supply chain and has set high expectations for its suppliers regarding the treatment of animals, including species-specific,
science-based animal welfare standards as contained in the
Company’s Animal Welfare Policy.
As a wholesale foodservice distributor, Sysco does not own or manage farms, nor does it control the funding necessary to
implement the capital investments required within the industry to support a large-scale transition to group sow housing in all of our suppliers’ operations. Any transition of housing systems requires expensive infrastructure updates not within Sysco's control. Similarly, current market conditions, including customer preferences, do not support the necessary investments that
underly the proponent's proposal. Sysco serves a wide range
of customer types, many of whom are price sensitive and have not demonstrated a willingness to pay more for pork products cultivated using group sow housing.
Sysco continues to work with its suppliers and customers to
understand the opportunities to increase the use of group sow housing in the industry. Accessibility of industry data on the farming techniques used throughout the pork supply chain is
improving, but complete data throughout Sysco’s pork supply
network is not currently available. Sysco will continue to
engage with its customers to meet their demands for group
sow housed pork products as it evolves over time.
As a global company, Sysco’s Sustainability strategy focuses on three pillars: People, Products and Planet. The Board
provides oversight over this strategy through its Sustainability
Committee which includes animal welfare through its charter.
As the Company’s strategy evolves over time, it must prioritize its efforts in the areas that matter most to the Company’s
business and its stakeholders, including where the Company
can make the greatest impact. The Board and management
will continue to monitor and evaluate opportunities within the pork supply chain to enhance animal welfare and are
committed to making progress on the group sow housing issue, along with the industry as a whole. Sysco lacks the necessary control over the supply chain, however, to create a reasonable, time-bound goal to committing fully to group sow housing for its pork products.
The Board believes that Company management (not the
proponent) is best positioned to prioritize attention and
resources among various sustainability objectives and other
stakeholder interests. Accordingly, the Board believes that
implementation of this proposal is unnecessary and not in the best interests of the Company or its stockholders.
REQUIRED VOTE
The votes cast for this proposal must exceed the votes cast against it in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

For the reasons described above, the Board unanimously recommends that you vote “AGAINST” this proposal.

92	SYSCO CORPORATION // 2024 Proxy Statement
STOCKHOLDER PROPOSALS
PRESENTING BUSINESS OR NOMINATING
DIRECTORS FOR ELECTION
Submitting Proposals under Rule 14a-8
If you would like to present a proposal under Rule 14a-8 of the Exchange Act, at our 2025 Annual Meeting of Stockholders, we
must receive it no later than June 5, 2025. If the date of our 2025 Annual Meeting is subsequently changed by more than 30 days from the date of this year’s Annual Meeting, we will inform you of the change and the date by which we must receive such proposals.
Submitting Proxy Access Director Nominees
If you wish to submit up to two director nominees for inclusion in the Proxy Statement for our 2025 Annual Meeting pursuant to
Article I, Section 9 of the Company’s Amended & Restated Bylaws, the Corporate Secretary must receive your proxy access notice between July 8, 2025 and August 17, 2025. You must satisfy the applicable eligibility requirements described in, and your proxy access notice must include the information required by, the Company’s Amended & Restated Bylaws.
Other Proposals or Director Nominees
If you want to present any other business at our 2025 Annual
Meeting, including nominating one or more individuals to serve as director outside of our proxy access process, the Corporate
Secretary must receive notice of your proposed business
pursuant to Article I, Section 8, or notice of your proposed director nominee pursuant to Article I, Section 7, of the
Company’s Amended & Restated Bylaws, between July 8, 2025,
and August 17, 2025.
You must be a stockholder of record on the date you provide
notice of your proposal to the Company and on the record date for determining stockholders entitled to notice of the meeting and to vote. In each instance, you must comply with, and provide the information required by, the applicable provisions of the
Company’s bylaws within the deadline specified above.
MEETING DATE CHANGES
If the date of next year’s Annual Meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after the date of, this year’s Annual Meeting, we will inform you of the change, and we must receive your director nominee
notices or your stockholder proposals outside of Rule 14a-8 of the Exchange Act, by the latest of 90 days before the 2025
Annual Meeting, 10 days after we mail the notice of the
changed date of the 2025 Annual Meeting or 10 days after we
publicly disclose the changed date of the 2025 Annual Meeting.

SYSCO CORPORATION // 2024 Proxy Statement	93
QUESTIONS AND ANSWERS
ABOUT THE MEETING
AND VOTING
1.Why did I receive these materials?
We are providing you with a Notice of Internet Availability of
Proxy Materials and access to these proxy materials, which
include this 2024 Proxy Statement, a proxy card, and our
Annual Report on Form 10-K for ﬁscal year 2024, because our
Board is soliciting your proxy to vote your shares at the Annual

Meeting. A proxy is your legal designation of another person
(your proxy) to vote the shares of Common Stock you own. We
have designated three of our oﬃcers—Kevin P. Hourican,
Kenny K. Cheung, and Eve M. McFadden—as proxies for the
2024 Annual Meeting of Stockholders.
2.Why did I receive a one-page notice (the “E-Proxy Notice”) in the mail regarding the Internet availability of proxy materials, instead of a full printed set of proxy materials?
As permitted by SEC rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we generally furnish proxy materials via the Internet. Unless you have
previously signed up to receive your materials in paper, you will receive a document entitled Notice of Internet Availability of
Proxy Materials (the “E-Proxy Notice”) and will not receive a printed copy of the proxy materials or the annual report to
stockholders, unless you specifically request them. The
E-Proxy Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials, including our annual report to stockholders, online.
Instructions for requesting printed proxy materials are included in the E-Proxy Notice. E-Proxy Notices are distributed by mail, unless you previously signed up to receive your proxy

materials electronically, in which case it will be sent to the last email address you provided to us. If you previously notified us of your election to receive all proxy materials in printed format, then we will send you a full set of printed proxy materials, including our annual report to stockholders, rather than an
E-Proxy Notice. E-Proxy Notices or full sets of printed proxy materials will be distributed on or about October 3, 2024.
If you previously elected to receive your proxy materials in printed format, but would like to receive an E-Proxy Notice and use the Internet to access proxy materials in the future, please visit http://enroll.icsdelivery.com/syy for additional information.
This would significantly reduce our printing and postage costs and eliminate bulky paper documents from your personal files.
3.What is the difference between holding shares of Common Stock as a stockholder of record and as a beneficial stockholder?
If your shares are registered directly in your name with the Company’s registrar and transfer agent, Broadridge Corporate Issuer
Solutions, Inc., you are considered a “stockholder of record” with respect to those shares.
If your shares are held through a brokerage account, bank, trust or other nominee as custodian on your behalf, you are considered the “beneficial owner” or “street name holder” of those shares.
4.How do I vote?
You may vote your shares as follows, whether you are a
stockholder of record or a beneficial owner:
•At the Annual Meeting. You must enter the 16-digit control
number found on your proxy card, voter instruction form, or
E-Proxy Notice, as applicable, at the time you log into the
meeting at virtualshareholdermeeting.com/SYY2024. For
information about attending the Annual Meeting, please see
question 5 below.
•By Telephone or Internet. Stockholders of record may vote
by touchtone telephone from the U.S., Puerto Rico, and
Canada, using the toll-free telephone number on the proxy

94	SYSCO CORPORATION // 2024 Proxy Statement
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
card, or over the Internet, using the procedures described on the proxy card. Beneficial owners may vote by telephone or
Internet if their bank or broker makes those methods
available, in which case the bank or broker will include the instructions with the proxy materials. Stockholders of record may also vote over the Internet via our stockholders forum
located at www.proxyvote.com. The telephone and Internet
voting procedures are designed to authenticate stockholders’
identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.
•By Written Proxy. All stockholders of record may vote by
written proxy card. If you received a printed copy of these
proxy materials by mail, you may vote by signing, dating, and mailing the enclosed proxy card. If you received an E-Proxy
Notice, it contains instructions for obtaining a printed copy of these proxy materials, including a proxy card. If you are a
beneficial owner, you may request a written proxy card or a
voting instruction form from your bank, broker or
other intermediary.
5.How do I attend the Annual Meeting?
We are holding the Annual Meeting in a virtual-only meeting
format, and you will not be able to attend the Annual Meeting at a physical location.
If you are a registered stockholder or beneficial owner of
Common Stock holding shares at the close of business on the
record date (September 16, 2024), you may attend the Annual
Meeting by visiting virtualshareholdermeeting.com/SYY2024
and logging in by entering the 16-digit control number found on your proxy card, voter instruction form or E-Proxy Notice, as applicable. If you lose your 16-digit control number or are not a stockholder, you will be able to attend the meeting by visiting
virtualshareholdermeeting.com/SYY2024 and registering as a

guest. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the meeting.
You may log in to the virtual meeting beginning at 9:45 a.m.
(Central Time) on November 15, 2024. The Annual Meeting will begin promptly at 10:00 a.m. (Central Time). If you experience any technical difficulties during the meeting, a toll-free number will be available on our virtual shareholder meeting site
for assistance.
If you have any additional questions about the Annual Meeting, please contact Sysco’s Investor Relations Department by email at Investor_Relations@corp.sysco.com or by telephone
at 281-584-2615.
6.How do I raise questions during the Annual Meeting?
Stockholders will be able to submit questions during the virtual
Annual Meeting by typing in the “Ask a Question” field and
clicking “Submit.” We will answer questions that comply with the meeting rules of conduct during the Annual Meeting,
subject to time constraints. If we receive substantially similar questions, we may group them together. Responses to

questions relevant to meeting matters that we do not have time to answer during the Annual Meeting will be posted to our
website following the meeting. We will disregard questions
regarding personal matters or matters not relevant to the
Annual Meeting.

SYSCO CORPORATION // 2024 Proxy Statement	95
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
7.What are my voting choices for each of the proposals to be voted on at the Annual Meeting?

Proposal	Voting Choices and Board Recommendation

Item 1: Election of 11 Director Nominees
•vote in favor of all nominees;
•vote against all nominees;
•vote for or against speciﬁc nominees;
•abstain from voting with respect to all nominees; or
•abstain from voting with respect to speciﬁc nominees.
The Board recommends a vote FOR each of the nominees.

Item 2: Advisory Proposal to Approve Executive Compensation
•vote in favor of the advisory proposal;
•vote against the advisory proposal; or
•abstain from voting on the advisory proposal.
The Board recommends a vote FOR the advisory proposal to
approve executive compensation.

Item 3: Approve the adoption of the Sysco Corporation 2025 Employee Stock Purchase Plan	•vote in favor of the plan; •vote against the plan; or •abstain from voting on the plan. The Board recommends a vote FOR the adoption of the Sysco Corporation 2025 Employee Stock Purchase Plan.

Item 4: Ratification of the Appointment of Ernst & Young LLP as Sysco’s Independent Registered Public Accounting Firm	•vote in favor of ratification; •vote against ratification; or •abstain from voting on the ratification. The Board recommends a vote FOR the ratification.

Item 5: Stockholder proposal, if properly presented at the meeting, related to establishing a measurable, time bound targets for ensuring group sow housing for its private brand pork products	•vote in favor of the stockholder proposal; •vote against the stockholder proposal; or •abstain from voting on the stockholder proposal. The Board recommends a vote AGAINST the stockholder proposal.

8.What if I am a stockholder of record and do not specify a choice for a matter when I return my proxy?
Stockholders should specify their choices for each matter on the proxy card. The individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. If no specific instructions are given, proxies that are signed and returned will be voted:
•FOR the election of the 11 nominees for director;
•FOR the approval of the compensation paid to Sysco’s
named executive officers;
•FOR the approval of the adoption of the Sysco Corporation
2025 Employee Stock Purchase Plan.
•FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2025; and
•AGAINST the stockholder proposal related to establishing a
measurable, time bound targets for ensuring group sow
housing for its private brand pork products.
Proxies will be voted in the discretion of the proxy holders on any other matter that may properly come before the
Annual Meeting.
9.What if I am a beneficial owner and do not give voting instructions to my broker?
As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions by the deadline provided in the materials you receive from your bank, broker, or other nominee. If you do not provide voting instructions, your bank, broker, or other nominee will only have authority to vote on the ratification of the appointment of Ernst
& Young LLP as Sysco’s independent registered public

accounting firm, and there will be so-called “broker non-votes”
with respect to the other proposals. If you want your shares to be counted in the election of directors, the advisory proposal to approve executive compensation, approval of adoption of the
Sysco Corporation 2025 Employee Stock Purchase Plan, and
the stockholder proposal, you must provide specific voting
instructions to your bank, broker, or other nominee.

96	SYSCO CORPORATION // 2024 Proxy Statement
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
10.How can I revoke my proxy or change my vote?
You may revoke or change your proxy at any time before the completion of voting at the Annual Meeting by:
•delivering written notice of revocation to Sysco’s Corporate
Secretary, such that it is received before the Annual Meeting;
•voting again by telephone, Internet or mail (provided that
such new vote is received in a timely manner pursuant to the instructions above); or
•voting during the Annual Meeting by entering the 16-digit
control number found on your proxy card, voter instruction
form, or Notice, as applicable.
The last vote that we receive from you will be the vote that is counted.
11.Is there a quorum requirement?
A quorum is necessary to hold a valid meeting. A quorum will exist if the holders of at least 35% of all the shares entitled to vote at the Annual Meeting are present in person or by proxy. All shares voted by proxy are counted as present for purposes of establishing a quorum, including those that abstain or as to which the proxies contain broker non-votes as to one or more items.
12.What votes are necessary for action to be taken?
Sysco’s Amended & Restated Bylaws and Guidelines include a
majority vote standard for uncontested director elections. Since the number of nominees timely nominated for the Annual
Meeting does not exceed the number of directors to be elected, each director to be elected shall be elected if the number of votes cast “for” election of the director exceeds those cast
“against.” Any incumbent director who is not re-elected will be required to tender his or her resignation promptly following certification of the stockholders’ vote. The Governance
Committee will consider the tendered resignation and
recommend to the Board whether to accept or reject the
resignation offer, or whether other action should be taken. The
Board will act on the recommendation within 120 days
following certification of the stockholders’ vote and will promptly make a public disclosure of its decision regarding whether to accept the director’s resignation offer.
Pursuant to Sysco’s Amended & Restated Bylaws, the
affirmative vote of a majority of the votes cast, either for or against, is required for the approval of:
•the non-binding, advisory proposal to approve the
compensation paid to Sysco’s NEO's, as disclosed in this
Proxy Statement pursuant to Item 402 of Regulation S-K;
•the ratification of the appointment of the independent
registered public accounting firm; and
•the stockholder proposal related to establishing measurable, time bound targets for ensuring group sow housing for its
private brand pork products.
As an advisory vote, the proposal to approve executive
compensation (Item 2) is not binding upon the Company.
However, the CLD Committee, which is responsible for
designing and administering the Company’s executive
compensation program, values the opinions expressed by
stockholders and will consider the outcome of the vote when
making future compensation decisions.
Broker non-votes and abstentions will be disregarded with
respect to the election of directors and each of the
other proposals.
13.Who will count votes?
We will appoint one or more Inspectors of Election who will
determine the number of shares outstanding, the number of
shares represented at the Annual Meeting, the existence of a quorum and the validity of the proxies and ballots.
The Inspector(s) of Election will determine, and retain for a reasonable period, a record of the disposition of any
challenges and questions arising in connection with the right to vote, and will count all votes and ballots, including any
abstentions or broker non-votes with respect to all proposals and will determine the results of each vote.
14.How are abstentions and broker non-votes counted?
Abstentions and broker non-votes are included in determining whether a quorum is present. Otherwise, they will be disregarded and will not affect the outcome of any proposal.

SYSCO CORPORATION // 2024 Proxy Statement	97
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
15.How are proxies solicited and what are the costs of proxy solicitation?
We will pay all of the cost of solicitation of proxies including preparing, printing and mailing this Proxy Statement and the
E-Proxy Notice. Solicitation may be made personally or by
mail, telephone or email by officers, directors and employees of the Company who will not receive any additional compensation for such efforts.
We will also authorize banks, brokerage houses and other
custodians, nominees and fiduciaries to forward copies of
proxy materials and will reimburse them for their costs in doing
so. We have retained Okapi Partners LLC to help us solicit

proxies from these entities and certain other stockholders, in writing or by telephone, at an estimated fee of $18,000 plus reimbursement for their out-of-pocket expenses. The address
of Okapi Partners is 1212 Avenue of the Americas, 17th Floor,
New York, New York 10036. If you need assistance in
completing your proxy card, voting by telephone or on the
Internet, or have questions regarding the 2024 Annual Meeting of Stockholders, please contact Okapi Partners at (212)
297-0720 or by email at info@okapipartners.com.
16.Will any other matters be presented at the Annual Meeting?
We do not know of any matter that will be presented at the Annual Meeting other than the election of directors and the other proposals discussed in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, your proxies will vote on such matter in their best judgment.
17.Where can I access the Annual Report?
We will furnish additional copies of our annual report to
stockholders, which includes our Annual Report on Form 10-K, without exhibits, for the fiscal year ended June 29, 2024, as filed with the SEC, for no charge, upon your written request if you are a Sysco stockholder.
Please address your request to the Investor Relations
Department, Sysco Corporation, 1390 Enclave Parkway,
Houston, Texas 77077-2099. The annual report to
stockholders is also available on our website under “Investors
—SEC Filings—Annual Reports” at www.sysco.com.
18.What is Householding and where can I get additional copies of proxy materials?
If you share the same last name and address with another
Sysco stockholder, you and the other stockholder(s) at your
address may receive only one copy of the E-Proxy Notice and
any other proxy materials we choose to mail, unless contrary instructions are provided from any stockholder at that address.
This is referred to as “householding,” and it enables us to
reduce printing and mailing costs and the environmental impact of our Annual Meeting. If you prefer to receive multiple copies of the E-Proxy Notice and any other proxy materials that we

mail at the same address, we will promptly provide additional copies upon written or oral request pursuant to the instruction below. Similarly, if you are receiving multiple copies of the
E-Proxy Notice and other proxy materials, you may request
that you receive only one copy. Please address any such
householding requests to Broadridge, Householding
Department, 51 Mercedes Way, Edgewood, New York, 11717
or call Broadridge at (866) 540-7095.
19.Will the Company announce the voting results?
We will announce the preliminary voting results during the Annual Meeting. We will report the final results on our website and in a
Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

98	SYSCO CORPORATION // 2024 Proxy Statement
ANNEX I - NON-GAAP
RECONCILIATIONS
The discussion of our results includes certain non-GAAP
financial measures, including EBITDA and adjusted EBITDA,
that we believe provide important perspective with respect to underlying business trends. Other than EBITDA, any non-
GAAP financial measures will be denoted as adjusted
measures to remove (1) restructuring charges; (2) expenses
associated with our various transformation initiatives; (3)
severance charges; (4) acquisition-related costs consisting of:
(a) intangible amortization expense and (b) acquisition costs and due diligence costs related to our acquisitions; and (5) the reduction of bad debt expense previously recognized in fiscal year 2020 due to the impact of the COVID-19 pandemic on the
collectability of our pre-pandemic trade receivable balances.
Our results for fiscal year 2023 were also impacted by
adjustments to a product return allowance pertaining to
COVID-related personal protection equipment inventory. Our
results for fiscal year 2022 were also impacted by a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
Management believes that adjusting its operating expenses,
operating income, net earnings and diluted earnings per share to remove these Certain Items provides an important
perspective with respect to our underlying business trends and results. Additionally, it provides meaningful supplemental
information to both management and investors that (1) is
indicative of the performance of the Company’s underlying
operations, (2) facilitates comparisons on a year-over-year
basis, and (3) removes those items that are difficult to predict and are often unanticipated and that, as a result, are difficult to include in analysts’ financial models and our investors’
expectations with any degree of specificity.
Sysco uses these non-GAAP measures when evaluating its
financial results as well as for internal planning and forecasting purposes. These financial measures should not be used as a
substitute for GAAP measures in assessing our results of
operations for periods presented. An analysis of any non-
GAAP financial measure should be used in conjunction with
results presented in accordance with GAAP. Any metric within this section referred to as “adjusted” will reflect the applicable impact of Certain Items.
Sysco has a history of growth through acquisitions and
excludes from its non-GAAP financial measures the impact of
acquisition-related intangible amortization, acquisition costs and due-diligence costs for those acquisitions. We believe this approach significantly enhances the comparability of Sysco’s results for fiscal year 2024, 2023, 2022 and 2021.
Set forth below is a reconciliation of sales, operating expenses, operating income, net earnings and diluted earnings per share to adjusted results for these measures for the periods
presented. Individual components of diluted earnings per share may not be equal to the total presented when added due to
rounding. Adjusted diluted earnings per share is calculated
using adjusted net earnings divided by diluted
shares outstanding.

SYSCO CORPORATION // 2024 Proxy Statement	99
ANNEX I - NON-GAAP RECONCILIATIONS
Adjusted Operating Income Non-GAAP Reconciliations (Letter from CEO & Chair of the Board and Lead Independent Director and Pay Versus Performance)
ADJUSTED OPERATING INCOME NON-GAAP
RECONCILIATIONS (LETTER FROM CEO & CHAIR
OF THE BOARD AND LEAD INDEPENDENT
DIRECTOR AND PAY VERSUS PERFORMANCE)

(In Millions)	2024 ($)	2023 ($)	2022 ($)	2021 ($)
Sales (GAAP)	78,844	76,325	68,636	51,298
Less 1 week fourth quarter sales	—	—	—	(1,153)
Sales using a 52 week basis (Non-GAAP)	78,844	76,325	68,636	50,145
Cost of sales (GAAP)	64,236	62,370	56,316	41,941
Impact of inventory valuation adjustment(3)	—	3	(73)	—
Cost of sales adjusted for Certain Items (Non-GAAP)	64,236	62,373	56,243	41,941
Less 1 week fourth quarter cost of sales	—	—	—	(944)
Cost of sales adjusted for Certain Items using a 52 week basis (Non-GAAP)	64,236	62,373	56,243	40,997
Gross profit (GAAP)	14,608	13,955	12,320	9,357
Impact of inventory valuation adjustment(3)	—	(3)	73	—
Gross profit adjusted for Certain Items (Non-GAAP)	14,608	13,952	12,393	9,357
Less 1 week fourth quarter gross profit	—	—	—	(209)
Gross profit adjusted for Certain Items using a 52 week basis (Non-GAAP)	14,608	13,952	12,393	9,148
Operating expenses (GAAP)	11,406	10,916	9,974	7,910
Impact of restructuring and transformational project costs(1)	(120)	(63)	(108)	(119)
Impact of acquisition-related costs(2)	(159)	(116)	(139)	(80)
Impact of bad debt reserve adjustments(4)	—	5	28	185
Operating expenses adjusted for Certain Items (Non-GAAP)	11,127	10,742	9,755	7,896
Less 1 week fourth quarter operating expense	—	—	—	(165)
Operating expenses adjusted for Certain Items using a 52 week basis (Non-GAAP)	11,127	10,742	9,755	7,731
Operating income (GAAP)	3,202	3,039	2,346	1,447
Impact of inventory valuation adjustment(3)	—	(3)	73	—
Impact of restructuring and transformational project costs(1)	120	63	108	119
Impact of acquisition-related costs(2)	159	116	139	80
Impact of bad debt reserve adjustments(4)	—	(5)	(28)	(185)
Operating income adjusted for Certain Items (Non-GAAP)	3,481	3,210	2,638	1,461
Less 1 week fourth quarter operating income	—	—	—	(44)
Operating income adjusted for Certain Items using a 52 week basis (Non-GAAP)	3,481	3,210	2,638	1,417
(1)Restructuring and severance charges were $56 million for fiscal year 2024, $20 million for fiscal year 2023, $59 million for fiscal year 2022 and $72 million for fiscal year 2021. Transformation initiative costs, primarily consisting of changes to our business technology strategy were
$64 million for fiscal year 2024, $43 million for fiscal year 2023, $49 million for fiscal year 2022 and $56 million for fiscal year 2021.
(2)Fiscal year 2024 includes $128 million of intangible amortization expense and $31 million in acquisition and due diligence costs. Fiscal year
2023 includes $105 million of intangible amortization expense and $10 million in acquisition and due diligence costs. Fiscal year 2022 includes $106 million of intangible amortization expense and $33 million in acquisition and due diligence costs. Fiscal year 2021 represents
$74 million of intangible amortization expense and $6 million of due diligence costs.
(3)Fiscal year 2023 represents an adjustment to a product return allowance related to COVID-related personal protection equipment inventory.
Fiscal year 2022 represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(4)Fiscal year 2023, 2022, and 2021 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal year 2020.

100	SYSCO CORPORATION // 2024 Proxy Statement
ANNEX I - NON-GAAP RECONCILIATIONS
EBITDA and Adjusted EBITDA Non-GAAP Reconciliation (Business Highlights and Compensation Discussion and Analysis)
NET DEBT TO ADJUSTED EBITDA
(LETTER FROM CHAIR OF THE BOARD & CEO
AND LEAD INDEPENDENT DIRECTOR)
Net Debt to Adjusted EBITDA is a non-GAAP financial measure frequently used by investors and credit rating agencies. Our Net
Debt to Adjusted EBITDA ratio is calculated using a numerator of our debt minus cash and cash equivalents, divided by the sum of the most recent four quarters of Adjusted EBITDA. In the table that follows, we have provided the calculation of our debt and net debt as a ratio of Adjusted EBITDA.

(In Millions)	June 29, 2024 ($)
Current Maturities of long-term debt	469
Long-term debt	11,513
Total Debt	11,982
Cash & Cash Equivalents	(696)
Net Debt	11,286
Adj. EBITDA for the previous 12 months	4,192
Debt/Adjusted EBITDA Ratio	2.9
Net Debt/Adjusted EBITDA Ratio	2.7
EBITDA AND ADJUSTED EBITDA NON-GAAP
RECONCILIATION (BUSINESS HIGHLIGHTS AND
COMPENSATION DISCUSSION AND ANALYSIS)
EBITDA represents net earnings (loss) plus (i) interest expense, (ii) income tax expense and benefit, (iii) depreciation and
(iv) amortization. The net earnings (loss) component of our EBITDA calculation is impacted by Certain Items that we do not consider representative of our underlying performance. As a result, in the non-GAAP reconciliations below for each period presented, adjusted EBITDA is computed as EBITDA plus the impact of Certain Items, excluding Certain Items related to interest expense, income taxes, depreciation and amortization. Sysco's management considers growth in this metric to be a measure of overall financial performance that provides useful information to management and investors about the profitability of the business, as it facilitates comparison of performance on a consistent basis from period to period by providing a measurement of recurring factors and trends affecting our business. Additionally, it is a commonly used component metric used to inform on capital structure decisions. Adjusted EBITDA should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s financial performance for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the tables that follow, adjusted EBITDA for each period presented is reconciled to net earnings.

(in Millions)	2024 ($)	2023 ($)	Period Change ($)	Period Change (%)
Net earnings (GAAP)	1,955	1,770	185	10.5
Interest (GAAP)	607	527	80	15.2
Income taxes (GAAP)	610	515	95	18.4
Depreciation and amortization (GAAP)	873	776	97	12.5
EBITDA (Non-GAAP)	4,045	3,588	457	12.7
Certain Item Adjustments:
Impact of inventory valuation adjustment(1)	—	(3)	3	NM
Impact of restructuring and transformational project costs(2)	116	61	55	90.2
Impact of acquisition-related costs(3)	31	10	21	NM
Impact of bad debt reserve adjustments(4)	—	(4)	4	NM
Impact of other non-routine gains and losses(5)	—	194	(194)	NM
EBITDA adjusted for Certain Items (Non-GAAP)(6)	4,192	3,846	346	9.0

SYSCO CORPORATION // 2024 Proxy Statement	101
ANNEX I - NON-GAAP RECONCILIATIONS
Adjusted Operating Income and Adjusted Earnings Per Share Non-GAAP Reconciliations (Letter from Chair of the Board & CEO and Lead Independent Director and
Compensation Discussion and Analysis)
(1)Fiscal year 2023 represents an adjustment to a product return allowance related to COVID-related personal protection equipment inventory.
(2)Fiscal year 2024 and fiscal year 2023 include charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation.
(3)Fiscal year 2024 and fiscal year 2023 include acquisition and due diligence costs.
(4)Fiscal year 2023 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal year 2020.
(5)Fiscal year 2023 primarily includes a pension settlement charge of $315 million that resulted from the purchase of a nonparticipating single premium group annuity contract that transferred defined benefit plan obligations to an insurer and $122 million in income from a litigation financing agreement.
(6)In arriving at adjusted EBITDA, Sysco does not exclude interest income of $38 million and $24 million or non-cash stock compensation expense of $104 million and $95 million in fiscal year 2024 and fiscal year 2023, respectively.
NMrepresents that the percent change is not meaningful.
ADJUSTED OPERATING INCOME AND
ADJUSTED EARNINGS PER SHARE NON-GAAP
RECONCILIATIONS (LETTER FROM CHAIR OF
THE BOARD & CEO AND LEAD INDEPENDENT
DIRECTOR AND COMPENSATION DISCUSSION
AND ANALYSIS)

(Dollars in Millions, Except for Share and Per Share Data)	2024 ($)	2023 ($)	Period Change ($)	Period Change (%)
Sales (GAAP)	78,844	76,325	2,519	3.3
Cost of sales (GAAP)	64,236	62,370	1,866	3.0
Impact of inventory valuation adjustment(1)	—	3	(3)	—
Cost of sales adjusted for Certain Items (Non-GAAP)	64,236	62,373	1,863	3.0
Operating expenses (GAAP)	11,406	10,916	490	4.5
Impact of restructuring and transformational project costs(2)	(120)	(63)	(57)	(90.5)
Impact of acquisition-related costs(3)	(159)	(116)	(43)	(37.1)
Impact of bad debt reserve adjustments(4)	—	5	(5)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	11,127	10,742	385	3.6
Operating income (GAAP)	3,202	3,039	163	5.4
Impact of inventory valuation adjustment(1)	—	(3)	3	NM
Impact of restructuring and transformational project costs(2)	120	63	57	90.5
Impact of acquisition-related costs(3)	159	116	43	37.1
Impact of bad debt reserve adjustments(4)	—	(5)	5	NM
Operating income adjusted for Certain Items (Non-GAAP)	3,481	3,210	271	8.4
Other expense (GAAP)	30	227	(197)	(86.8)
Impact of other non-routine gains and losses(5)	—	(194)	194	NM
Other expense adjusted for Certain Items (Non-GAAP)	30	33	(3)	(9.1)

102	SYSCO CORPORATION // 2024 Proxy Statement
ANNEX I - NON-GAAP RECONCILIATIONS
Adjusted Operating Income and Adjusted Earnings Per Share Non-GAAP Reconciliations (Letter from Chair of the Board & CEO and Lead Independent Director and
Compensation Discussion and Analysis)

(Dollars in Millions, Except for Share and Per Share Data)	2024 ($)	2023 ($)	Period Change ($)	Period Change (%)
Net earnings (GAAP)	1,955	1,770	185	10.5
Impact of inventory valuation adjustment(1)	—	(3)	3	NM
Impact of restructuring and transformational project costs(2)	120	63	57	90.5
Impact of acquisition-related costs(3)	159	116	43	37.1
Impact of bad debt reserve adjustments(4)	—	(5)	5	NM
Impact of other non-routine gains and losses(5)	—	194	(194)	NM
Tax impact of inventory valuation adjustment(6)	—	1	(1)	NM
Tax impact of restructuring and transformational project costs(6)	(29)	(15)	(14)	(93.3)
Tax impact of acquisition-related costs(6)	(38)	(29)	(9)	(31.0)
Tax Impact of bad debt reserve adjustments(6)	—	1	(1)	NM
Tax impact of other non-routine gains and losses(6)	—	(49)	49	NM
Net earnings adjusted for Certain Items (Non-GAAP)	2,167	2,044	123	6.0
Diluted earnings per share (GAAP)	3.89	3.47	0.42	12.1
Impact of inventory valuation adjustment(1)	—	(0.01)	0.01	NM
Impact of restructuring and transformational project costs(2)	0.24	0.12	0.12	100.0
Impact of acquisition-related costs(3)	0.32	0.23	0.09	39.1
Impact of bad debt reserve adjustments(4)	—	(0.01)	0.01	NM
Impact of other non-routine gains and losses(5)	—	0.38	(0.38)	NM
Tax impact of restructuring and transformational project costs(6)	(0.06)	(0.03)	(0.03)	(100.0)
Tax impact of acquisition-related costs(6)	(0.08)	(0.06)	(0.02)	(33.3)
Tax impact of other non-routine gains and losses(6)	—	(0.10)	0.10	NM
Diluted earnings per share adjusted for Certain Items (Non-GAAP)(7)	4.31	4.01	0.30	7.5
Diluted shares outstanding	503,096,086	509,719,756
(1)Fiscal year 2023 represents an adjustment to a product return allowance, related to COVID-related personal protection equipment inventory.
(2)Fiscal year 2024 includes $56 million related to restructuring and severance charges and $64 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal year 2023 includes $20 million related to restructuring and severance charges and $43 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(3)Fiscal year 2024 includes $128 million of intangible amortization expense and $31 million in acquisition and due diligence costs. Fiscal year
2023 includes $105 million of intangible amortization expense and $10 million in acquisition and due diligence costs.
(4)Fiscal year 2023 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal year 2020.
(5)Fiscal year 2023 primarily includes a pension settlement charge of $315 million that resulted from the purchase of a nonparticipating single premium group annuity contract that transferred defined benefit plan obligations to an insurer and $122 million in income from a litigation financing agreement.
(6)The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.
(7)Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.
NMrepresents that the percentage change is not meaningful.

SYSCO CORPORATION // 2024 Proxy Statement	103
ANNEX II - 2025 EMPLOYEE
STOCK PURCHASE PLAN
SECTION 1
PURPOSE
The purpose of this Sysco Corporation 2025 Employee Stock
Purchase Plan (the “Plan”) is to encourage and enable the
employees of Sysco Corporation, a Delaware corporation, or
any successor corporation (the “Company”) and its
Participating Subsidiaries (as such term is defined in Section 2)
to acquire a proprietary interest in the Company through the ownership of shares of its common stock, $1.00 par value (the
“Common Stock”). The Company’s intention is to have the
Plan qualify as an “employee stock purchase plan” under
Section 423 of the Internal Revenue Code, as amended from
time to time, and the rulings and regulations issued thereunder
(the “Code”) and the rights granted hereunder shall be
interpreted consistently with such intent. However, the Plan
Administrator may authorize one or more offerings under the
Plan that are not designed to comply with the requirements of
Code Section 423, but instead designed with the requirements of the foreign jurisdictions in which those offerings are
conducted. Such offerings shall be separate from any offerings designed to comply with the Code Section 423 requirements,
but may be conducted concurrently with those offerings.
The Plan shall become effective on January 1, 2025, (the
“Effective Date”), subject to approval of the stockholders at the
2024 Annual Meeting of Stockholders. The Plan shall serve as the successor to the 2015 Employees’ Stock Purchase Plan
(the “Prior Plan”). The Prior Plan shall terminate following the purchase of shares attributable to the offering period under the
Prior Plan ending on December 31, 2024.
SECTION 2
DEFINITIONS
As used in the Plan, the following definitions shall have the meanings set forth below, unless the context clearly
indicates otherwise.
(a)“Eligible Compensation” means, unless
otherwise determined by the Plan Administrator,
(i) regular base salary paid to the Employee by the
Company or a Participating Subsidiary during
such Employee’s period of participation in the Plan
and (ii) any overtime payments, bonuses,
commissions, profit-sharing distributions and other
incentive-type payments received during such
period. Eligible Compensation shall be calculated
before deduction of (A) any income or
employment tax or other withholdings; or (B) any
contributions made by the employee to any Code
Section 401(k) salary deferral plan or Code
Section 125 cafeteria benefit program now or
hereafter established by the Company or any
Subsidiary. Eligible Compensation shall not
include any contributions made on the Employee’s
behalf by the Company or any Subsidiary to any
employee benefit or welfare plan now or hereafter
established (other than Code Section 401(k) or
Code Section 125 contributions deducted from
such Eligible Compensation). The Plan
Administrator may make modifications to the
definition of Eligible Compensation for one or
more offerings as deemed appropriate.
(b)“Employee” means an employee of the Company
or a Participating Subsidiary.
(c)“Exercise Date” means the last day of each
Offering Period.
(d)“Fair Market Value” means the closing sale price
per share during regular trading hours of Common
Stock on such date on the principal securities
market in which the Common Stock is then traded;
or, if there were no trades on that date, the closing
sale price during regular trading hours of the
Common Stock on the first trading day prior to
that date.
(e)“Grant Date” means the first day of each
Offering Period.
(f)“Offering Period” means the periods established
by the Plan Administrator (not to exceed twenty-
four (24) months) during which the Plan
Administrator may from time to time grant or
provide for the grant of rights to purchase
Common Stock of the Company under the Plan.
(g)“Participant” means an Employee who is enrolled
in the Plan and meets each of the eligibility
requirements in Section 4.1.

104	SYSCO CORPORATION // 2024 Proxy Statement
ANNEX II - 2025 EMPLOYEE STOCK PURCHASE PLAN
(h)“Participating Subsidiary” means each U.S.
corporation and Canadian corporation that
becomes a Subsidiary after the Effective Date
shall automatically become a Participating
Subsidiary effective as of the start date of the first
Offering Period coincident with or next following
the date on which it becomes such a Subsidiary,
unless the Plan Administrator determines
otherwise prior to the start date of that Offering
Period. Any other corporation whose participation
in the Plan is delayed by Plan Administrator
determination under the preceding sentence and
any other corporation that becomes a Subsidiary
after the Effective Date shall become a
Participating Subsidiary when authorized by the
Plan Administrator to extend the benefits of the
Plan to its Employees.
(i)“Plan Administrator” means the Compensation
Leadership and Development Committee (or any
successor committee) (the “Compensation
Committee”) of the Board of Directors of the
Company or such other committee as designated
to administer the Plan under Section 9.
(j)“Purchase Price” means the price per share at
which Common Stock will be purchased on the
Participant’s behalf on each Exercise Date. The
Purchase Price per share at which Common Stock
will be purchased on the Participant’s behalf on
each Exercise Date will be established by the Plan
Administrator prior to the start of that Offering
Period, but in no event shall such Purchase Price
be less than eighty-five percent (85%) of the lower
of: (i) the Fair Market Value per share of Common
Stock on the Grant Date; or (ii) the Fair Market
Value per share of Common Stock on that
Exercise Date. Until such time as the Plan
Administrator determines otherwise, the Purchase
Price per share shall be equal to eighty-five
percent (85%) of the Fair Market Value per share
of Common Stock on the Exercise Date for the
Offering Period.
(k)“Stock Purchase Contributions” means payroll
deductions of Eligible Compensation that occur
during an Offering Period for the purpose of
purchasing shares under the Plan.
(l)“Subsidiary” means any subsidiary corporation of
the Company (as determined in accordance with
Code Section 424(f)), whether now or hereafter
existing that the Plan Administrator has from time
to time in its sole discretion has been designated
to participate in the Plan.
SECTION 3
SHARES OF COMMON STOCK SUBJECT TO THE PLAN
The total number of shares of Common Stock which may be
sold pursuant to the Plan, subject to adjustment as provided in
Section 10, shall be up to twelve million (12,000,000) shares.
The shares sold under the Plan may be either authorized and
unissued shares, or issued shares reacquired by the Company.
If rights granted under the Plan terminate or expire for any reason without having been exercised in full, the shares not purchased hereunder pursuant to such rights shall be available again for purposes of the Plan.
SECTION 4
ELIGIBILITY AND PARTICIPATION
4.1Eligibility. Only Employees of the Company, and its
Participating Subsidiaries may participate in the Plan.
Rights to purchase shares of Common Stock for each
Offering Period shall be granted to those Employees of
the Company and its Participating Subsidiaries:
(a)who are on the first day of the Offering Period in
which the grant is to be made in the employ of the
Company or any Participating Subsidiary on a
basis under which they are regularly expected to
render more than twenty (20) hours of service per
week for more than five (5) months per calendar
year; and
(b)who would not, immediately after the grant, own
(within the meaning of Code Section 424(d)) or
hold outstanding options or other rights to
purchase, stock possessing five percent (5%) or
more of the total combined voting power or value
of all classes of stock of the Company or
any Subsidiary.
However, the Plan Administrator may, prior to the start of an applicable Offering Period, waive the service requirements set forth in Section 4.1(a) above.
4.2Election to Enroll in the Plan. Subject to the terms and
conditions of the Plan, a Participant must, in order to
purchase shares for an Offering Period, complete and
submit a payroll deduction authorization through
enrollment procedures established by the Company prior
to the start date of such Offering Period. The payroll
deduction authorization will permit weekly, bi-weekly,
semi-monthly or monthly Stock Purchase Contributions
on terms and conditions more fully described in Section
6 hereof. Once the enrollment process has been
properly completed, such enrollment shall be deemed to
automatically apply to all subsequent Offering Periods,
until such enrollment and payroll deduction authorization
is modified, cancelled or revoked in accordance with the
Plan and/or procedures prescribed by the
Plan Administrator.

SYSCO CORPORATION // 2024 Proxy Statement	105
ANNEX II - 2025 EMPLOYEE STOCK PURCHASE PLAN
4.3$25,000 Limitation. No Participant shall be entitled to
accrue rights to acquire shares of Common Stock
pursuant to any purchase right outstanding under the
Plan if and to the extent such accrual, when aggregated
with: (i) rights to purchase shares of Common Stock
accrued under any other purchase right granted under
the Plan; and (ii) similar rights accrued under other
employee stock purchase plans (within the meaning of
Code Section 423) of the Company or any Subsidiary,
would otherwise permit such Employee to purchase
more than Twenty-Five Thousand Dollars ($25,000.00)
worth of Company Stock (determined on the basis of the
Fair Market Value per share on the date or dates such
rights are granted) for each calendar year such rights
are at any time outstanding. If by reason of such accrual
limitations, any purchase right of a Participant does not
accrue for a particular Offering Period, then the Stock
Purchase Contributions which the Participant made
during that Offering Period with respect to such
purchase right shall be refunded, either by the Plan or by
an agent of the Plan, as soon as administratively
feasible after the Exercise Date.
4.4Leave of Absence. Should a Participant cease to
remain in active service by reason of an approved
unpaid leave of absence, then the Participant shall have
such Stock Purchase Contributions authorized by

the Participant and collected to date on his or her behalf
for that Offering Period held for the purchase of shares
on his or her behalf on the next scheduled Exercise
Date. In no event, however, shall any amounts be
collected on the Participant’s behalf during such unpaid
leave, unless otherwise determined by the Plan
Administrator. Upon the Participant’s return to active
service his or her authorized Stock Purchase
Contributions shall automatically resume at the rate in
effect at the time the leave began, unless the individual
withdraws from the Plan or modifies the then existing
election prior to his or her return to active service.
4.5Termination of Employment. If a Participant ceases to
be employed by the Company or by a Participating
Subsidiary for any reason, all rights to purchase stock
granted to the Participant with respect to the then current
Offering Period hereunder shall immediately cease
(unless otherwise directed by the Plan Administrator in
its sole discretion). The amount of Stock Purchase
Contributions attributable to such a former Participant
shall be refunded, either by the Plan or by an agent of
the Plan, to the former Participant as soon as
administratively practicable (or in the case of death, to
the person or persons to whom the former Participant’s
rights hereunder shall pass) in the currency in
which collected.
SECTION 5
OFFERING PERIODS
5.1Duration. Until such time as the Plan Administrator
specifies otherwise, Offering Periods shall be of a
duration of three (3) months and shall run from
January 1 to March 31, April 1 to June 30, July 1 to
September 30 and October 1 to December 31 of each
calendar year.
5.2Terms and Conditions. The terms and conditions of
each Offering Period may vary, and two or more Offering
Periods may run concurrently under the Plan, each with
its own terms and conditions. In addition, special
Offering Periods may be established with respect to
entities that are acquired by the Company (or any
Subsidiary of the Company) or under such other
circumstances as the Plan Administrator deems
appropriate. In no event, however, shall the terms and

conditions of any Offering Period contravene the express
limitations and restrictions of the Plan, and the
Participants in each separate Offering Period conducted
for one or more Participating Subsidiaries in the United
States shall have equal rights and privileges under that
offering in accordance with the requirements of
Section 423(b)(5) of the Code and the applicable
Treasury Regulations thereunder.
5.3Limitations. Shares of Common Stock shall be offered
for purchase under the Plan through a series of
successive Offering Periods until such time as: (i) the
maximum number of shares of Common Stock available
for issuance under the Plan shall have been purchased;
or (ii) the Plan shall have been sooner terminated.
SECTION 6
CONTRIBUTIONS
6.1Payroll Deductions. Unless otherwise specified by the
Plan Administrator, payment for shares of Common
Stock purchased under the Plan shall be on the basis of
Stock Purchase Contributions made solely through
payroll deductions with no right of prepayment. As soon
as practicable after the start date of an Offering Period,
the Company or the Participating Subsidiary with whom
a Participant is employed, will commence Stock
Purchase Contributions from the Participant’s Eligible
Compensation. Each Stock Purchase Contribution shall
be in an amount designated by the Participant in the
currency in which the Participant is paid. Such elections
shall be subject to a minimum amount as may be
specified by the Plan Administrator. Furthermore, such
elections shall be subject of a maximum amount equal to

106	SYSCO CORPORATION // 2024 Proxy Statement
ANNEX II - 2025 EMPLOYEE STOCK PURCHASE PLAN
the lessor of (i) of ten percent (10%) of Eligible
Compensation or (ii) the limits specified in Section 4.3.
6.2Election Remain in Effect. The rate of Stock Purchase
Contributions shall continue in effect throughout the
Participant’s participation in the Plan, except for changes
effected in accordance with the following guidelines:
(a)Changing Rate of Stock Purchase
Contributions. A Participant may change the
amount of Stock Purchase Contributions by
delivering notice in accordance with the
procedures established by the Company; any
such change shall become effective as soon as
practicable following the start of the next
Offering Period.
(b)Suspending Stock Purchase Contributions. A
Participant may at any time suspend his or her
Stock Purchase Contributions under the Plan by
delivering notice in accordance with the
procedures established by the Company. Such
suspension shall become effective as soon as
administratively practicable during the current
Offering Period. Such a suspension will not result
in a refund of previously accumulated Stock
Purchase Contributions. A Participant’s Stock
Purchase Contributions previously accumulated
for the Offering Period in which such a suspension
occurs shall be applied to the purchase of shares
of Common Stock on the next scheduled
Exercise Date.
6.3Exchange Rate. Stock Purchase Contributions collected
in a currency other than U.S. Dollars shall be converted
into U.S. Dollars on the last day of the Offering Period in
which collected, with such conversion to be based on the
exchange rate in effect on such day. The Plan
Administrator shall have absolute discretion to determine
the applicable exchange rate to be in effect for such day.
6.4Use of Funds; No Interest Paid. Unless the Plan
Administrator determines otherwise or required by law,
all Stock Purchase Contributions collected from the
Participant under the Plan shall be included in the
general funds of the Company (or a Participating
Subsidiary) free of any trust or other restriction, and may
be used for any corporate purpose. No interest shall be
paid or credited to any Participant.
SECTION 7
PURCHASE RIGHTS
7.1Purchase Rights. Each Employee who is otherwise
eligible to participate hereunder shall be granted rights to purchase shares of Common Stock as follows:
(a)a Participant in an Offering Period shall receive on
the start date of such Offering Period, a right to
purchase shares pursuant to the Plan. The actual
number of shares purchased for each Participant
on the Exercise Date of an Offering Period shall
be that number of shares (including fractional
shares calculated to at least three (3) decimal
places) determined by dividing the Purchase Price
for that Offering Period into the amount of
contributions accumulated on such date in Stock
Purchase Contributions attributable to the
Participant, as provided for under Section 6.
Subject to Section 10, the maximum number of
shares of Common Stock that may be purchased
by a Participant for any such Offering Period shall
be 1,250. However, the Plan Administrator shall
have the discretionary authority, exercisable prior
to the start of any Offering Period, to increase or
decrease the limitations to be in effect for the
number of shares that may be purchased per
Participant in each Offering Period; and
(b)if the total of all shares to be purchased by all
Participants on an Exercise Date as computed
pursuant to (a) above exceeds the number of
shares then available under the Plan, then all such
purchases shall be adjusted proportionately to
eliminate such excess and the authorized Stock
Purchase Contribution of each Participant, to the
extent in excess of the aggregate Purchase Price
payable for shares of Common Stock pro-rated to
such individual, shall be refunded by the Plan or
by an agent of the Plan.
7.2Exercise of Purchase Rights.
(a)On each Exercise Date, each Participant’s
accumulated Stock Purchase Contributions will be
applied to the purchase of shares of Common
Stock, up to the maximum number of shares of
Common Stock permitted by the Plan, at the
Purchase Price specified. No fractional shares will
be issued unless specifically provided.
(b)Unless otherwise provided, if any amount of
accumulated Stock Purchase Contributions
remains in a Participant’s account after the
purchase of shares of Common Stock and such
remaining amount is less than the amount
required to purchase one (1) whole share of
Common Stock on the Exercise Date, then such
remaining amount will be held in such Participant’s
account for the purchase of shares of Common
Stock during the next Offering period under the
Plan, unless such Participant withdraws from or is
not eligible to participate in the Plan, in which case
such amount will be distributed to such Participant
after the Exercise Date without interest.

SYSCO CORPORATION // 2024 Proxy Statement	107
ANNEX II - 2025 EMPLOYEE STOCK PURCHASE PLAN
SECTION 8
DELIVERY OF STOCK
As soon as practicable after the end of each Offering Period, shares of Common Stock purchased for each Participant
pursuant to the Plan with the balance of Stock Purchase
Contributions attributable to such Participant as of the Exercise
Date shall be delivered directly to an individual account
established for each such Participant with a brokerage firm
selected by the Company (the “Individual Brokerage
Account”). Except as otherwise provided below, the deposited shares of Common Stock may not be transferred from the
Individual Brokerage Account until the end of the two (2)-year period measured from the applicable Grant Date. Such
limitations shall apply both to transfers to different accounts with the same brokerage firm and to transfers to other
brokerage firms. Any shares held for the required holding
period may thereafter be transferred to other accounts or to other brokerage firms.
The foregoing procedures shall not in any way limit when
the employee may sell his or her shares. Those procedures
are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the Individual Brokerage Account. In addition, the Participant may request a distribution of shares from his or her Individual
Broker Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account. Shares may not be transferred from the
Individual Brokerage Account for use as collateral for a loan, unless those shares have been held for the required
holding period.
No Participant shall, by reason of the Plan or any rights
granted pursuant thereto, or by the fact that there are Stock
Purchase Contributions attributable to a Participant sufficient to purchase shares which the Participant has elected to
purchase, have any rights of a stockholder of the Company
until shares of Common Stock have been delivered to such
Participant in the manner provided in this Section 8.
SECTION 9
PLAN ADMINISTRATION
9.1Plan Administrator. The Plan shall be administered by
the Compensation Committee. The Compensation
Committee may delegate any or all of its administrative
authority under the Plan to a committee comprised of
officers or senior level employees of the Company (the
“Administrative Committee”). However, the
Administrative Committee shall not have the authority to:
(i) increase the maximum number of shares available for
issuance under the Plan or the maximum number of
shares that may be purchased per Participant for any
Offering Period (other than for adjustments under
Section 10); (ii) modify the eligibility requirements under
the Plan; (iii) designate a Subsidiary as a Participating
Subsidiary; (iv) change the duration of the Offering
Periods; or (v) change the Purchase Price for any
Offering Period.
9.2Authority. Subject to the provisions of the Plan, the Plan
Administrator shall have the authority to construe the
Plan, to prescribe, amend and rescind rules and
regulations relating to the Plan, and to make all other
determinations necessary or advisable for administering
the Plan. The Plan Administrator may correct any defect,
supply any omission or reconcile any inconsistency in
the Plan in the manner and to the extent that it shall
deem expedient to carry it into effect, and it shall be the
sole and final judge of such expediency.
9.3Foreign Offerings. The Plan Administrator may
authorize one or more offerings under the Plan that are
not designed to comply with the requirements of Code
Section 423, but with the requirements of the foreign
jurisdictions in which those offerings are conducted.
Such offerings shall be separate from any offerings
designed to comply with the Code Section 423
requirements, but may be conducted concurrently with
those offerings.
9.4Role of Company. The Company’s sole contribution
toward the Plan will consist of making its Common Stock
available for purchase by Participants at the Purchase
Price and bearing costs of administration in carrying out
the Plan.
9.5Decisions Binding. The Plan Administrator’s
interpretation of the Plan, any rights granted pursuant to
the Plan, any participation agreement and all decisions
and determinations by the Plan Administrator with
respect to the Plan are final, binding, and conclusive on
all parties.

108	SYSCO CORPORATION // 2024 Proxy Statement
ANNEX II - 2025 EMPLOYEE STOCK PURCHASE PLAN
SECTION 10
ADJUSTMENTS FOR CHANGES IN CAPITALIZATION
If the outstanding shares of Common Stock are changed into
or exchanged for a different number or kind of shares or other securities of the Company by reason of any (i) stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, subdivision or similar transaction, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) other extraordinary or unusual event
affecting the outstanding Common Stock as a class without the
Company’s receipt of consideration, or if the value of
outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an
extraordinary dividend or distribution to its stockholders (each, a “Corporate Transaction”) then, subject to any required
action by the stockholders of the Company, the number and
kind of shares of Common Stock available under the Plan or
subject to any limit or maximum hereunder shall automatically be proportionately adjusted, with no action required on the part of the Compensation Committee or otherwise to the extent
necessary to prevent dilution or enlargement of the rights of
Participants under the Plan. Any adjustments to outstanding
Awards shall be consistent with Code Section 424, to the
extent applicable.
SECTION 11
MISCELLANEOUS
11.1Transferability. Rights to purchase shares of Common
Stock granted under the Plan may not be assigned,
transferred, pledged or otherwise disposed of in any way
(other than by will or the laws of descent and
distribution) by the Participant. In the event of violation of this provision, the Plan Administrator shall terminate the
Employee’s right to purchase Common Stock and
refund, either by the Plan or by an agent of the Plan, the
Stock Purchase Contributions attributable to such
Employee during the relevant Offering Period.
11.2Amendment and Termination of the Plan. The Plan
may be abandoned or terminated at any time by the
Compensation Committee or the Board of Directors. The
Compensation Committee, at any time prior to the
termination of the Plan, may make such changes and
additions to the Plan as the Compensation Committee
shall deem advisable; provided, however, that except as
provided in Section 10 hereof, the Compensation
Committee may not, without approval of the Company’s
stockholders, increase the maximum number of shares
issuable under the Plan or modify the eligibility
requirements for participation in the Plan. No termination
or amendment of the Plan may, without consent of the
holder of a right to purchase then outstanding, terminate
or materially and adversely affect the Employee’s rights
under the Plan.
11.3Stockholder Rights. With respect to shares of Stock
subject to a right granted under the Plan, a Participant
shall not be deemed to be a stockholder of the
Company, and the Participant shall not have any of the
rights or privileges of a stockholder, until such shares
have been issued to the Participant or his or her
nominee following exercise of the Participant’s rights
under the Plan. No adjustments shall be made for
dividends (ordinary or extraordinary, whether in cash
securities, or other property) or distribution or other

rights for which the record date occurs prior to the date
of such issuance, except as otherwise expressly
provided herein.
11.4No Employment Rights. The Plan does not and shall
not be deemed to constitute a contract of employment
with any Employee. Terms of employment and the right
of the Company or any of its Subsidiaries to terminate
the employment of any Employee, with or without cause,
shall depend entirely upon the terms of employment
otherwise existing between any Employee and the
Company or any of its Subsidiaries without regard to
the Plan.
11.5Indemnification of Plan Administrator. In addition to
such other rights of indemnification as they may have,
the members of the Compensation Committee and
Administrative Committee shall be indemnified by the
Company against all costs and expenses reasonably
incurred by them in connection with any action, suit or
proceeding to which they or any of them may be a party
by reason of any action taken or failure to act under or in
connection with the Plan or any rights granted
thereunder and against all amounts paid by them in
settlement thereof or paid them in satisfaction of a
judgment in any such action, suit or proceeding, except
a judgment based upon a finding of bad faith. Upon the
institution of any such action, suit or proceeding, the
Compensation Committee and Administrative Committee
member or members shall notify the Company in writing,
giving the Company an opportunity at its own cost to
defend the same before such Compensation Committee
and Administrative Committee member or members
undertake to defend the same on their own behalf.
11.6Section 16 Requirements. Any other provisions of the
Plan notwithstanding, to the extent that any Employee
participating in the Plan is subject to the provisions of
Section 16 of the Securities Exchange Act of 1934, as
amended (the “Exchange Act”), and the rules and

SYSCO CORPORATION // 2024 Proxy Statement	109
ANNEX II - 2025 EMPLOYEE STOCK PURCHASE PLAN
regulations promulgated thereunder, such Employee’s
participation in the Plan shall be subject to, and such
Employee shall be required to comply with, any and all
additional restrictions and/or requirements imposed by
the Plan Administrator, in its sole discretion, in order to
insure that the exemption made available pursuant to
Rule 16b-3 promulgated pursuant to the Exchange Act is
available with respect to all transactions pursuant to the
Plan affected by or on behalf of any such Employee.
11.7Notices. All notices or other communications by a
Participant to the Company under or in connection with
the Plan will be deemed to have been duly given when
received in form and manner specified by the Company
at the location, or by the person, designated by the
Company for the receipt thereof.
11.8Governing Law. The Plan shall be governed by, and all
questions arising hereunder shall be determined in
accordance with, the laws of the State of Delaware.
11.9Severability. If any provision of this Plan is or is deemed to be invalid, illegal, or unenforceable for any reason in
any jurisdiction or as to any Participant, such invalidity,
illegality, or unenforceability shall not affect the
remaining parts of the Plan, and the Plan shall be
construed and enforced as to such jurisdiction or
participant as if the invalid, illegal or unenforceable
provision had not been included.
11.10Interpretation. Headings are given to the Sections and
subsections of the Plan solely as a convenience to
facilitate reference and shall not be deemed in any way
material or relevant to the construction or interpretation
of the Plan or any provision thereof. Words in the
masculine gender shall include the feminine gender, and
where appropriate, the plural shall include the singular
and the singular shall include the plural. The use herein
of the word “including” following any general statement,
term or matter shall not be construed to limit such
statement, term or matter to the specific items or matters
set forth immediately following such word or to similar
items or matters, whether or not non-limiting language
(such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but
rather shall be deemed to refer to all other items or
matters that could reasonably fall within the broadest
possible scope of such general statement, term or
matter. References herein to any agreement, instrument
or other document means such agreement, instrument
or other document as amended, supplemented and
modified from time to time to the extent permitted by the
provisions thereof and not prohibited by the Plan.

Sysco®
At the heart of food and service

1390 Enclave Parkway
Houston, Texas 77077-2099
281.584.1390
www.sysco.com

Sysco®
At the heart of food and service

SYSCO CORPORATION
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 14, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SYY2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 14, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V57710-P17928 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYSCO CORPORATION

The Board of Directors recommends you vote FOR each listed nominee.

1. Election of Directors: The election to Sysco's Board of Directors of the 11 nominees named in Sysco's 2024 proxy statement
Nominees:

	For	Against	Abstain
1a. Daniel J. Brutto	☐	☐	☐
1b. Francesca DeBiase	☐	☐	☐
1c. Ali Dibadj	☐	☐	☐
1d. Larry C. Glasscock	☐	☐	☐
1e. Jill M. Golder	☐	☐	☐
1f. Bradley M. Halverson	☐	☐	☐
1g. John M. Hinshaw	☐	☐	☐
1h. Kevin P. Hourican	☐	☐	☐
1i. Roberto Marques	☐	☐	☐
1j. Alison Kenney Paul	☐	☐	☐
1k. Sheila G. Talton	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2. To approve, by advisory vote, the compensation paid to Sysco's named executive officers, as disclosed in Sysco's 2024 proxy statement.	☐	☐	☐
3. To approve the adoption of the Sysco Corporation 2025 Employee Stock Purchase Program.	☐	☐	☐
4. To ratify the appointment of Ernst & Young LLP as Sysco's independent registered public accounting firm for fiscal 2025.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 5.	For	Against	Abstain
5. To consider a stockholder proposal related to establishing measurable, time bound targets for ensuring group sow housing for its private brand pork products.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V57711-P17928

SYSCO CORPORATION
Annual Meeting of Stockholders
November 15, 2024 10:00 AM (CT)
This proxy is solicited on behalf of the Board of Directors of Sysco Corporation

The undersigned hereby constitutes and appoints Kevin P. Hourican, Kenny K. Cheung and Eve M. McFadden, and each of them severally, proxies, with full power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of SYSCO CORPORATION to be held on Friday, November 15, 2024, at 10:00 AM (CT), in a virtual-only format by visiting www.virtualshareholdermeeting.com/SYY2024 or any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated October 3, 2024, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead. **The undersigned instructs said proxies, or any of them, to vote as set forth on the reverse side, and in the discretion of the proxy holders, on such other matters as may properly come before the meeting or any adjournment or postponement thereof. Those proxies signed and returned with no choice indicated will be voted "FOR" each of the nominees for director named in Proposal 1, "FOR" Proposals 2, 3 and 4 and "AGAINST" Proposal 5, and will be voted in the discretion of the proxy holders on any other matter that may properly come before the meeting and any adjournment or postponement of the Annual Meeting.** Should a nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors.

Continued and to be signed on reverse side